    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2001
                                               REGISTRATION NO. 333-51224
                                               REGISTRATION NO. 333-51224-01
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER


                           THE SECURITIES ACT OF 1933

                            ------------------------

                      NISSAN AUTO RECEIVABLES CORPORATION
                                      and
                     NISSAN AUTO RECEIVABLES CORPORATION II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             6189                            33-0479655
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL                95-4831541
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

NISSAN AUTO RECEIVABLES CORPORATION       NISSAN AUTO RECEIVABLES CORPORATION II
       990 W. 190TH STREET                      990 W. 190th Street
    TORRANCE, CALIFORNIA 90502                Torrance, California 90502
          (310) 719-8013                          (310) 719-8583

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             ANN M. NISHIMURA, ESQ.
                      NISSAN AUTO RECEIVABLES CORPORATION
                     NISSAN AUTO RECEIVABLES CORPORATION II
                              990 W. 190TH STREET
                           TORRANCE, CALIFORNIA 90502
                                 (310) 719-8289
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
              OF AGENT FOR SERVICE WITH RESPECT TO THE REGISTRANT)

                            ------------------------

                                   COPIES TO:
                              WARREN R. LOUI, ESQ.
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 430-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


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                                        PROPOSED MAXIMUM                                   AMOUNT OF
PROPOSED TITLE OF                         AMOUNT TO BE         PROPOSED OFFERING       MAXIMUM AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED                REGISTERED          PRICE PER UNIT(1)       OFFERING PRICE(1)           FEE
-----------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities............      $8,500,000,000               100%               $8,500,000,000        $2,125,014(2)
-------------------------------------------------------------------------------------- --------------------------------------
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


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Of which $264.00 previously has been paid.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.




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

                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of one or more series of Asset Backed Notes and/or Asset Backed Certificates by various trusts created from time to time by Nissan Auto Receivables Corporation and/or Nissan Auto Receivables Corporation II and (ii) three forms of Prospectus Supplements relating to the offering by each separate trust of a particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates as described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Nissan Auto Receivables Corporation and/or Nissan Auto Receivables Corporation II to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

PROSPECTUS
                         NISSAN AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                     NISSAN AUTO RECEIVABLES CORPORATION OR
                    NISSAN AUTO RECEIVABLES CORPORATION II,
                                     SELLER

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    SERVICER

THE TRUSTS:

1. A new trust will be formed to issue each series of securities.

2. Each trust will consist of:

     - a pool of retail installment sales contracts secured by new, near-new and used automobiles and light-duty trucks; and

     - other assets specified in the applicable prospectus supplement.

THE SECURITIES:

1. will be asset-backed securities sold periodically in one or more series;

2. will be paid only from the assets of the related trust;

3. will be issued as part of a designated series that may include one or more classes; and

4. will consist of:

     - notes (which will be treated as indebtedness of the related trust);
       and/or

     - certificates (which will represent an undivided ownership interest in the related trust).

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.


                The date of this prospectus is January 11, 2001.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered securities.

     We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     - Summary of Terms -- gives a brief introduction to the securities to be offered; and

     - Risk Factors -- describes briefly some of the risks to investors of a purchase of the securities.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 81 in this prospectus.

     Whenever we use words like "intends," anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

     The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the securities.

                                SUMMARY OF TERMS

     The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

ISSUER The trust to be formed for each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer and the trustee of the trust.

SELLER Nissan Auto Receivables Corporation or Nissan Auto Receivables Corporation II.

SERVICER                       Nissan Motor Acceptance Corporation.

SECURITIES OFFERED             Notes -- A series of securities may include one
                               or more classes of notes. Notes of a series will be issued pursuant to an indenture.

                               Certificates -- Each series of securities will include one or more classes of certificates, whether or not a class of notes is issued as part of the series. The applicable prospectus supplement will describe the following:

                               1. if any notes are issued, the priority of
                                  payments (a) between the notes and
                                  certificates and (b) among different classes of notes; and

                               2. the priority of payments among different
                                  classes of certificates.

                               Terms -- The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

                               1. the stated principal amount of each class of
                                  notes and the stated certificate balance of each class of certificates; and

                               2. the interest rate (which may be fixed,
                                  variable, adjustable or some combination of these rates) or method of determining the interest rate.

                               A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

                               1. timing and priority of payments;

                               2. seniority;

                               3. allocations of losses;

                               4. interest rate or formula;

                               5. amount of interest or principal payments;

                               6. whether interest or principal will be payable
                                  to holders of the class if specified events occur; and

                               7. the right to receive collections from
                                  designated portions of the receivables owned by the trust.

THE RECEIVABLES                Purchasers of Nissan and Infiniti cars and
                               light-duty trucks often finance their purchases by entering into retail installment sales contracts with Nissan and Infiniti dealers who then resell the contracts to Nissan Motor
                               Acceptance Corporation, including its Infiniti
                               Financial Services division. These contracts are referred to as "receivables," and the underlying vehicles are referred to as the "financed vehicles." The purchasers of the financed vehicles are referred to as the "obligors." The terms of the contracts must meet requirements specified by Nissan Motor Acceptance Corporation.

                               On or before the date the securities of a series are issued, Nissan Motor Acceptance Corporation will sell a specified amount of receivables to the seller. The seller will then sell those receivables to the trust. The sale by the seller to the trust will be documented under:

                               1. a pooling and servicing agreement among the
                                  seller, the servicer and the trustee (if the trust is nominally referred to as a "grantor trust"); or

                               2. a sale and servicing agreement among the
                                  seller, the servicer and the trust (if the trust is nominally referred to as an "owner trust").

                               The receivables to be sold by Nissan Motor
                               Acceptance Corporation to the seller and resold to the trust will be selected based on criteria specified in the pooling and servicing agreement or the sale and servicing agreement, whichever is applicable. These criteria will be described in the applicable prospectus supplement.

THE TRUST PROPERTY             The property of each trust:

                               1. will be described in the prospectus
                                  supplement;

                               2. will primarily be a pool of receivables
                                  secured by new, near-new and used financed vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

                               3. will include related assets such as:

                                  - security interests in the financed vehicles;

                                  - proceeds from claims on related insurance
                                    policies;

                                  - the rights of the seller in rebates of
                                    premiums and other amounts relating to
                                    insurance policies and other items financed under the receivables;

                                  - the rights of the seller in the agreements
                                    identified in the prospectus supplement; and

                                  - amounts deposited in specified bank
                                    accounts.

CREDIT AND CASH FLOW
ENHANCEMENT                    The trusts may include features designed to
                               provide protection to one or more classes of securities. These features are referred to as "credit enhancement." Credit enhancement may include any one or more of the following:

                               1. subordination of one or more other classes of
                                  securities;

                               2. one or more reserve accounts;

                               3. over-collateralization;

                               4. letters of credit or other credit facilities;

                               5. surety bonds;

                               6. guaranteed investment contracts;

                               7. repurchase obligations;

                               8. cash deposits; or

                               9. other agreements or arrangements providing for
                                  other third party payments or other support.

                               In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

                               1. yield supplement agreements;

                               2. swap transactions;

                               3. liquidity facilities;

                               4. cash deposits; or

                               5. other agreements or arrangements providing for
                                  other third party payments or other support.

                               The specific terms of any enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

SERVICING FEE                  Nissan Motor Acceptance Corporation will service
                               the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month (unless otherwise described in the applicable prospectus supplement).


ADVANCES The servicer will be obligated to advance to the trust interest on the receivables that is due but unpaid by the obligor. The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a prepaid receivable) if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer for those advances from subsequent collections on the related receivables. In addition, if a receivable is a "defaulted receivable" or the servicer determines that any recovery from payments made on or with respect to such receivable is unlikely, the servicer will be reimbursed for all outstanding advances from general collections on the receivables.


                               You should refer to "Description of the Transfer and Servicing Agreements -- Advances" in this prospectus for more detailed information on advances and reimbursement of advances.

TRUSTEE The trustee for each series of securities will be named in the prospectus supplement for that series.

INDENTURE TRUSTEE              If the trust issues notes, the trustee for the
                               indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

OPTIONAL PURCHASE              The servicer may redeem any outstanding
                               securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cut-off date.

                               You should refer to "Description of The Transfer and Servicing Agreements -- Termination" in this prospectus for more detailed information on the optional purchase of securities.

TAX STATUS                     Grantor Trusts -- If a trust is nominally
                               referred to as a "grantor trust" in the
                               applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that:

                               1. the trust will be treated as a grantor trust
                                  for federal income and California franchise and income tax purposes; and

                               2. the trust will not be subject to federal
                                  income tax.

                               Owner Trusts -- If the trust is nominally referred to as an "owner trust" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes and California income and franchise tax purposes:

                               1. as to the characterization as debt of the
                                  notes issued by the trust; and

                               2. that the trust will not be characterized as an
                                  association (or a publicly traded partnership) taxable as a corporation.

                               If a trust is nominally referred to as an "owner trust" in the applicable prospectus supplement:

                               1. by purchasing a note, you will be agreeing to
                                  treat the note as indebtedness for tax
                                  purposes; and

                               2. by purchasing a certificate, you will be
                                  agreeing to treat the trust (i) as a
                                  partnership in which you are a partner or (ii) if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income tax purposes and California income and franchise tax purposes.

                               Applicable taxing authorities could impose alternative tax characterizations of the trust and the certificates. However, these characterizations generally will not result in material adverse tax consequences to securityholders.

                               You should refer to "Material Income Tax
                               Consequences" in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal and California tax laws.

ERISA CONSIDERATIONS           Notes -- Notes will generally be eligible for
                               purchase by employee benefit plans.

                               Unsubordinated Grantor Trust
                               Certificates -- Certificates of a class issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

                               Other Certificates -- Subordinated classes of certificates issued by a grantor trust and certificates issued by owner trusts generally will not be eligible for purchase by an employee benefit plan or individual retirement account.

                               You should refer to "ERISA Considerations" in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

                                  RISK FACTORS

     You should consider the following risk factors and the risks described in the section captioned "Risk Factors" in the applicable prospectus supplement in deciding whether to purchase securities of any class.

YOU MUST RELY FOR REPAYMENT    The securities represent interests solely in the
ONLY UPON PAYMENTS FROM THE    trust or indebtedness of the trust and will not
TRUST'S ASSETS WHICH MAY NOT   be insured or guaranteed by Nissan Motor
BE SUFFICIENT TO MAKE FULL     Acceptance Corporation (the servicer), the
PAYMENTS ON YOUR SECURITIES.   seller, or any of their respective affiliates, or
                               the related trustee or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit enhancement for the trust, including amounts on deposit in the reserve account or subordination spread account established for that trust. However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your securities, funds to be deposited in this account are limited. If the funds in this account are exhausted, your securities will be paid solely from current distributions on the receivables.
                               See "Subordination; Reserve Account" or
                               "Subordination; Subordination Spread Account" in the applicable prospectus supplement. In limited circumstances, the trust will also have access to the funds in the yield supplement account. See
                               "Description of the Transfer and Servicing
                               Agreements -- Yield Supplement Account; Yield
                               Supplement Agreement" in this prospectus.

                               The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In that circumstance, the principal amount of the notes and the balance of the certificates will not be paid in full.

YOU MAY EXPERIENCE REDUCED     You may receive payment of principal on your
RETURNS ON YOUR INVESTMENT     securities earlier than you expected for the
RESULTING FROM PREPAYMENTS,    reasons set forth below. You may not be able to
REPURCHASES OR EARLY           reinvest the principal paid to you earlier than
TERMINATION OF THE TRUST.      you expected at a rate of return that is equal to
                               or greater than the rate of return on your securities.

                               Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted.

                               The seller will be required to repurchase receivables from the trust if there is a breach of the representations and warranties relating to those receivables that materially adversely affects those receivables. Nissan Motor Acceptance Corporation, as servicer, will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables on the related cut-off date.

                               Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                               The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

INTERESTS OF OTHER PERSONS IN  Another person could acquire an interest in a
THE RECEIVABLES AND FINANCED   receivable that is superior to the trust's
VEHICLES COULD BE SUPERIOR TO  interest in that receivable because the
THE TRUST'S INTEREST, WHICH    receivables will not be segregated or marked as
MAY RESULT IN REDUCED          belonging to the trust. The seller will cause
PAYMENTS ON YOUR SECURITIES.   financing statements to be filed with the
                               appropriate governmental authorities to perfect the trust's interest in the receivables. However, the servicer will continue to hold the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust's interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the trust.

                               Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While Nissan Motor Acceptance Corporation, as originator, will assign its security interest in the financed vehicles to the seller, and the seller will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

                               The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust's ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. See "Material Legal Aspects of the Receivables -- Security Interests" in this prospectus.

RECEIVABLES THAT FAIL TO       Many federal and state consumer protection laws
COMPLY WITH CONSUMER           regulate consumer contracts such as the
PROTECTION OR OTHER LAWS MAY   receivables. If any of the receivables do not
BE UNENFORCEABLE, WHICH MAY    comply with one or more of these laws, the
RESULT IN LOSSES ON YOUR       servicer may be prevented from or delayed in
INVESTMENT.                    collecting amounts due on the receivables.
                               Further, from time to time, as a result of the nature of the industry in which Nissan Motor
                               Acceptance Corporation operates, it is named as a party to litigation, including class action lawsuits involving alleged violations of federal and state laws and regulations. Each of the seller and Nissan Motor Acceptance Corporation will make representations and warranties relating to the receivables' compliance with law and the enforceability of the contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the noteholders in the related receivable, the trust's sole remedy will be to require the seller and Nissan Motor Acceptance
                               Corporation to repurchase the affected
                               receivable.

                               Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus is not determinable; however, in the opinion of management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation's consolidated financial position or results of operations. See "Material Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

BANKRUPTCY OF NISSAN MOTOR     If Nissan Motor Acceptance Corporation or the
ACCEPTANCE CORPORATION OR THE seller becomes subject to bankruptcy proceedings, SELLER COULD RESULT IN LOSSES you could experience losses or delays in the
OR DELAYS IN PAYMENTS ON YOUR  payments on your securities. Nissan Motor
SECURITIES.                    Acceptance Corporation will sell the receivables
                               to the seller, and the seller will in turn transfer the receivables to the trust. However, if Nissan Motor Acceptance Corporation or the seller becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Nissan Motor
                               Acceptance Corporation or the seller still owns the receivables by concluding that the sale to the seller or the trust was not a "true sale" or, in the case of a bankruptcy of Nissan Motor
                               Acceptance Corporation, that the
                               seller should be consolidated with Nissan Motor
                               Acceptance Corporation for bankruptcy purposes.
                               If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

                               1. the "automatic stay," which prevents secured
                                  creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

                               2. tax or government liens on Nissan Motor
                                  Acceptance Corporation's or the seller's property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

                               3. the trust not having a perfected security
                                  interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance Corporation becomes the subject of a bankruptcy proceeding.

                               The seller will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the seller with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller or the trust was not a "true sale." See "Material Legal Aspects of the Receivables -- Material Bankruptcy Considerations" in this prospectus.

PROCEEDS OF THE SALE OF        If so directed by the holders of the requisite
RECEIVABLES MAY NOT BE         percentage of outstanding notes of a series,
SUFFICIENT TO PAY YOUR         following an acceleration of the notes upon an
SECURITIES IN FULL; FAILURE    event of default, the indenture trustee will sell
TO PAY PRINCIPAL ON YOUR       the receivables owned by the trust only in
NOTES WILL NOT CONSTITUTE      limited circumstances. However, there is no
AN EVENT OF DEFAULT UNTIL      assurance that the market value of those
MATURITY.                      receivables will at any time be equal to or
                               greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for your notes. See "The
                               Notes -- The Indenture -- Events of Default;
                               Rights Upon Event of Default" in this prospectus.

IF THE TRUST ENTERS INTO A     If the trust enters into a currency swap,
CURRENCY OR AN INTEREST RATE   interest rate swap or a combined currency and
SWAP, PAYMENTS ON THE          interest rate swap, its ability to protect itself
SECURITIES WILL BE DEPENDANT   from shortfalls in cash flow caused by currency
ON PAYMENTS MADE UNDER THE     or interest rate changes will depend to a large
SWAP AGREEMENT.                extent on the terms of the swap agreement and
                               whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

                               If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating rate based on the London Interbank Offered Rate ("LIBOR"), it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the "notional" amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

                               If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the securities.

                               The terms of any swap will be described in more detail in the applicable prospectus supplement.

TERMINATION OF A SWAP          A swap agreement may be terminated if certain
AGREEMENT MAY CAUSE            events occur. Most of these events are generally
TERMINATION OF THE TRUST.      beyond the control of the trust or the swap
                               counterparty. If the swap agreement is
                               terminated, unless a replacement swap can be arranged, the trustee generally will sell the assets of the trust and the trust will terminate.
                               In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust or what amount of proceeds would be received. Some of the possible adverse consequences of such a sale are:

                               - The proceeds from the sale of assets under such
                                 circumstances may not be sufficient to pay all amounts owed to you.

                               - Amounts available to pay you will be further
                                 reduced if the trust is required to make a termination payment to the swap counterparty.

                               - The termination of the swap agreement may
                                 expose the trust to currency or interest rate risk, further reducing amounts available to pay you.

                               - The sale may result in payments to you
                                 significantly earlier than expected, reducing the weighted average life of the securities and the yield to maturity.

                               - Conversely, a significant delay in arranging a
                                 sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the yield to maturity.

                               See "The Swap Agreement -- Early Termination of Swap Agreement" for more information concerning the termination of a swap agreement and the sale of trust assets. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement and the trust and how the proceeds of a sale would be distributed, will be included in the related prospectus supplement.

THE RATING OF A SWAP           If a trust enters into a swap, the rating
COUNTERPARTY MAY AFFECT THE    agencies that rate the trust's securities will
RATINGS OF THE SECURITIES.     consider the provisions of the swap agreement and
                               the rating of the swap counterparty in rating the securities. If a rating agency downgrades the debt rating of the swap counterparty, it is also likely to downgrade the rating of the securities.
                               Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

                               To provide some protection against the adverse consequences of a downgrade, the swap counterparty may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

                               - assign the swap agreement to another party;

                               - obtain a replacement swap agreement on
                                 substantially the same terms as the swap agreement; or

                               - establish any other arrangement satisfactory to
                                 the rating agencies.

                               Any swap involves a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

                            FORMATION OF THE TRUSTS

     Nissan Auto Receivables Corporation or Nissan Auto Receivables Corporation II, as the case may be (the "Seller"), will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") or a Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable.

     The terms of each series of notes (the "Notes") or certificates (the "Certificates" and, together with the Notes, the "Securities") issued by each Trust (the "Issuer"), and additional information concerning the assets of each issuer and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

                             PROPERTY OF THE TRUSTS

     The property of each Trust will consist of a pool (each, a "Receivables Pool") of retail installment sale contracts originated on or after the date specified in the applicable Prospectus Supplement, between Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors"). These contracts are referred to as the "Receivables" and evidence the indirect financing made available by Nissan Motor Acceptance Corporation ("NMAC") to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all principal and interest payments made on or after the applicable cut-off date (each, a "Cut-off Date") and other property, all as specified in the applicable Prospectus Supplement. "Near-new" automobiles and light-duty trucks are pre-owned Nissan and Infiniti vehicles that are not greater than three model-years old as of the contract origination year. "New" vehicles may include "demonstration" vehicles, which are not titled in some states and may be classified as new vehicles in those states.

     The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the "Dealer Agreements"). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

     On or before the date of the initial issuance of any series of Securities (each, a "Closing Date"), NMAC will sell the Receivables comprising the related Receivables Pool to the Seller, and the Seller will sell those Receivables to the Trust pursuant to, if the trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement. NMAC will continue to service the Receivables.

     In addition to the Receivables, the property of each Trust will also include the following:

     1. amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

     2. security interests in the Financed Vehicles and any related property;

     3. the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

     4. NMAC's right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers ("Dealer Recourse");

     5. the Seller's right under, as applicable, the Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Purchase Agreement and the Yield Supplement Agreement, if any;

     6. the Seller's right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

     7. the Seller's right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cut-off Date; and

     8. all proceeds of the foregoing.

     Various forms of credit enhancement may be used to benefit holders of the related Securities, including a Reserve Account. In limited circumstances, a Trust will also have access to the funds in the Yield Supplement Account. The property of each Trust will not include amounts on deposit from time to time in any Reserve Account. The applicable Prospectus Supplement will specify whether the property of the Trust will include amounts on deposit from time to time in any Yield Supplement Account.

                                THE RECEIVABLES

     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. The Receivables to be held by each Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. The Seller will not use selection procedures adverse to Securityholders when selecting the Receivables from qualifying retail installment sale contracts. These criteria provide that each Receivable:

     1. was originated in the United States;

     2. provides for level monthly payments which provide interest at the annual percentage rate ("APR") and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the applicable Prospectus Supplement;

     3. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

     4. satisfies the other criteria, if any, set forth in the applicable Prospectus Supplement.

     All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest, second, to pay principal until the principal balance is brought current, and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.

     Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

UNDERWRITING OF MOTOR VEHICLE LOANS

     NMAC purchases automobile and light-duty truck retail installment sales contracts from approximately 1,240 Dealers located throughout the United States, including the District of Columbia, and in Guam. These contracts are underwritten using NMAC's standard underwriting procedures. The Receivables are originated by Dealers in accordance with NMAC's requirements under existing Dealer Agreements and will be purchased in accordance with NMAC's underwriting procedures which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

     The Seller requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant's name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, NMAC obtains a credit report from an independent credit bureau reporting agency.

     NMAC's credit decision is influenced by, among other things, the applicant's credit score as obtained from a statistically derived empirical credit scoring process. The credit scoring process considers credit bureau, application and contract information. The credit scoring process also takes into account debt ratios, such as car payment to income and total debt payments to total income, residential status, monthly mortgage or rent payment, bank accounts and other personal information. NMAC makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

     NMAC uses risk-based pricing which includes a tiered system of interest rates and loan-to-value ratios representing the varying degrees of risk assigned to different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible loan-to-value ratio.

     NMAC's retail contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires Obligors to provide evidence of insurance at the time of purchase, but performs no subsequent verification of continued coverage. NMAC will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.

SERVICING OF THE RECEIVABLES

     NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when a payment is 15 days past due. If a payment is delinquent, NMAC will soon thereafter mail notices and initiate telephone contacts requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See "Material Legal Aspects of the Receivables -- Deficiency Judgments and Excess Proceeds." NMAC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

                                USE OF PROCEEDS

     Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller. The Seller will use the net proceeds it receives from any Trust to purchase Receivables from NMAC.

                                  THE TRUSTEE

     The trustee for each Trust (the "Trustee") or the trustee under any Indenture pursuant to which Notes are issued (the "Indenture Trustee") will be specified in the applicable Prospectus Supplement. The Trustee's or the Indenture Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. The Servicer for a Trust that is a grantor trust may remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Pooling and Servicing Agreement. In those circumstances, the Servicer or, in the case of a series that includes Notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

                                   THE SELLER

     Nissan Auto Receivables Corporation ("NARC") is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on August 5, 1991. Nissan Auto Receivables Corporation II ("NARC II") is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. Each Seller was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties. Each Seller's certificate of incorporation limits the activities of the relevant Seller to the foregoing purposes. Each Seller has no substantial assets other than those related to those activities. The principal executive offices of NARC and NARC II are located at 990 W. 190th Street, Torrance, California 90502. The telephone number of NARC is (310) 719-8013 and the telephone number of NARC II is (310) 719-8583.

                                  THE SERVICER

     Nissan Motor Acceptance Corporation ("NMAC" or the "Servicer") was incorporated in California in November of 1981 and began operations in February of 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. ("NNA"), the primary distributor of Nissan vehicles in the continental United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation ("Nissan"), which is a worldwide manufacturer and distributor of motor vehicles, industrial equipment and aerospace products.

     NMAC provides indirect automotive consumer loan and lease financing and direct dealer financing, through (and to) approximately 1,090 Nissan and 150 Infiniti Dealers in the United States. NMAC's underwriting, servicing and collection activities are conducted principally at a processing center in Dallas, Texas.

     The principal executive offices of the Servicer are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8000.

           WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

     The Trust -- The Trustee will provide to securityholders ("Securityholders") (which shall be Cede & Co. ("Cede") as the nominee of DTC unless definitive Securities are issued under the limited circumstances described in this Prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" and "-- Evidence as to Compliance" in this Prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable Prospectus Supplement.

     The Seller -- Nissan Auto Receivables Corporation or Nissan Auto Receivables Corporation II, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") of which this Prospectus forms a part. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the SEC's reference room by calling the SEC at (800) SEC-0330. You may obtain copies of those materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

     Copies of the operative agreements relating to the Securities will also be filed with the SEC.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Information concerning NMAC's experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Securities may also be affected by (1) repurchase by the Servicer or the Seller for Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred and (2) exercise by the Servicer or the Seller of its right to purchase all of the assets of the Trust at its option under the circumstances described in this Prospectus, thereby triggering a redemption of the Securities. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding. All of the Receivables will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Distribution Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. See "Risk
Factors -- You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in this Prospectus.

     The applicable Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes. The "Certificate Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of Certificates indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original Certificate Balance of that class of Certificates. The "Certificate Balance" for any class of Certificates as of any Distribution Date will equal the Original Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Distribution Date on that class of Certificates and allocable to principal. The "Original Certificate Balance" for each class of Certificates will be stated in the applicable Prospectus Supplement.

     Each Note Factor and each Certificate Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder's Note and (2) the applicable Note Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (1) the original denomination of that Certificateholder's Certificate and (2) the applicable Certificate Factor.

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal figure which the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal figure which the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date.

     The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Factor or Note Factor, as applicable, each Certificate Pool Factor or Note Factor, as applicable, and various other items of information.

                                   THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes (each, a "class") of Notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a "Noteholder") of each class. No Noteholder will be entitled to receive a physical certificate representing a Note until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references in this Prospectus and in the applicable Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures. See "Material Information Regarding the Securities -- Book-Entry Registration" and
"-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The applicable Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the "Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. See also "Material Information Regarding the Securities -- Fixed Rate Securities" and
"-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Seller exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

     One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on that schedule with respect to those Notes.

     One or more classes of Notes of a given trust may have targeted scheduled distribution dates, in the manner and to the extent set forth in the applicable Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled distribution dates to the extent the trust is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the related Prospectus Supplement and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

     Payments of interest to Noteholders of all classes within a series will have the same priority. Under some circumstances, on any Distribution Date the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions on the Securities" and "-- Credit and Cash Flow Enhancement."

     If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the applicable Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

THE INDENTURE

     MODIFICATION OF INDENTURE. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

     1. change the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note, the Interest Rate for that Note or the redemption price for that Note or change any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

     2. impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

     3. reduce the percentage of the aggregate amount of the outstanding Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

     4. modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on those Notes, the Seller or an affiliate of any of them;

     5. reduce the percentage of the aggregate outstanding amount of those Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

     6. reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

     7. permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that that action will not materially and adversely affect the interest of any of those Noteholders.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of:

     1. a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

     2. a default in the payment of the principal of or any installment of the principal of any of those Notes when the same becomes due and payable;

     3. a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of those Notes then outstanding acting together as a single class;

     4. any representation or warranty made by that Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; or

     5. events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.

     However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of Notes. In addition, as described below, following the occurrence of an Event of Default (other than the events of default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes) may declare the principal of the Notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes).

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the events of default described in (1) and (2) above), unless:

     1. the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

     2. the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

     3. the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant class or classes of Notes).

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of those Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the principal amount of the outstanding Notes of a given series (or relevant class or classes of Notes of such series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes) may, in some cases, waive any default with respect thereto, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

     1. that holder of a Note or Notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

     2. the holders of not less than 25% in principal amount of the outstanding Notes of that series (or relevant class or classes of Notes) have requested in writing the Indenture Trustee to institute the proceeding in its own name as Indenture Trustee;

     3. that holder or holders of Notes have offered the Indenture Trustee reasonable indemnity;

     4. the Indenture Trustee has for 60 days failed to institute the proceeding; and

     5. no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of those outstanding Notes (or relevant class or classes of Notes).

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of that Trust contained in the applicable Indenture.

     MATERIAL COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

     1. the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     2. that entity expressly assumes that Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Trust under the Indenture;

     3. no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

     4. that Trust has been advised that the rating of the Securities of that series then in effect would not be reduced or withdrawn by the rating agencies then rating the Notes as a result of the merger or consolidation; and

     5. that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things,

     1. except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of that Trust;

     2. claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Trust;

     3. except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part;

     4. permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture; or

     5. permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Trust or any part thereof, or any interest in the assets of that Trust or the proceeds of those assets.

     No Trust may engage in any activity other than as specified in this Prospectus or in the applicable Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by that Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by that Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with that Indenture Trustee of funds sufficient for the payment in full of all the Notes.

                                THE CERTIFICATES

GENERAL

     With respect to each Trust that issues Certificates, one or more classes (each, a "class") of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Certificates (a "Certificateholder") of any series that are not purchased by the Seller. No Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate until Definitive Certificates are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the DTC Participants and all references in this Prospectus and in the applicable Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Material Information Regarding the
Securities -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that those Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing
Agreements -- Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

     The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the applicable Prospectus Supplement. Payments of interest on and principal of those Certificates will be made on the dates specified in the applicable Prospectus Supplement (each, a "Distribution Date"). To the extent provided in the applicable Prospectus Supplement, a series may include one or more classes of Certificates (the "Strip Certificates") entitled to (1) payments in respect of principal with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining the Pass Through Rate. See also "Material Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Payments in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of that series as more fully described in the applicable Prospectus Supplement. The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of that series as more fully described in the applicable Prospectus Supplement. Payments in respect of principal of and interest on any class of Certificates will be made on a pro rata basis among all the Certificateholders of that class.

     In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the applicable Prospectus Supplement.

     If and as provided in the applicable Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, NMAC or one or more third party credit or liquidity enhancement providers.

                 MATERIAL INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. See "The Notes -- Principal and Interest on the Notes" and "The Certificates -- Payments of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Prospectus Supplement.

     The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities. The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

     1. LIBOR (a "LIBOR Security");

     2. the Commercial Paper Rate (a "Commercial Paper Rate Security");

     3. the Treasury Rate (a "Treasury Rate Security");

     4. the Federal Funds Rate (a "Federal Funds Rate Security");

     5. the CD Rate (a "CD Rate Security"); or

     6. any other Base Rate that is set forth in the applicable Prospectus Supplement.

     Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an "Interest Reset Period") and the dates on which that Interest Rate will be reset (each, an "Interest Reset Date"). The Interest Reset Date will be, in the case of Floating Rate Securities which reset:

     1. daily, each Business Day;

     2. weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week);

     3. monthly, the third Wednesday of each month;

     4. quarterly, the third Wednesday of March, June, September and December of each year;

     5. semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and

     6. annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

     If any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Wilmington, Delaware, or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed. With respect to Notes as to which LIBOR is an applicable Base Rate, a Business Day must also be a day that is a London Business Day. "London Business Day" means any day (a) if the Index Currency is other than the Euro, on which dealings in deposits in that Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET system") is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

     If any Distribution Date for any Floating Rate Security (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.

     Each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

     1. the face amount of that Floating Rate Security;

     2. the applicable interest rate; and

     3. the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

     For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date, including the related final Distribution Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Distribution Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the applicable Prospectus Supplement.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate Interest Rates on each class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "CD Rate Determination Date") for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the "CD Rate" on the applicable CD Rate Determination Date will be the rate for negotiable U.S. dollar certificates of deposit of the Index Maturity specified in the applicable Prospectus Supplement as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)." If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Update, then the "CD Rate" on the applicable CD Rate Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" on the applicable CD Rate Determination Date will be the rate in effect on the applicable CD Rate Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that CD Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable Distribution Date.

     The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for that Commercial Paper Rate Security as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement published in H.15(519) under the heading "Commercial
Paper -- Nonfinancial." If that rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the "Commercial Paper Rate" will be the Money Market Yield on the applicable Commercial Paper Rate Determination Date having the Index Maturity specified in the applicable Prospectus Supplement published in H.15 Daily Update or other recognized electronic source for the purposes of displaying the applicable rate under the caption "Commercial Paper Nonfinancial." If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates, at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Rate Determination Date of three leading dealers of U.S. dollar commercial paper in the City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Prospectus Supplement placed for industrial issuers whose bond rating is "Aa" or the equivalent from a nationally recognized securities rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" determined on the applicable Commercial Paper Rate Determination Date will be the rate in effect on the applicable Commercial Paper Rate Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                              D x 360
                     Money Market Yield =  -------------  x 100
                                           360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Commercial Paper Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the related Distribution Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "Federal Funds Rate Determination Date") for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service (Telerate Page
120). If that rate does not appear on Telerate Page 120 or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the "Federal Funds Rate" for the applicable Federal Funds Rate Determination Date will be the rate on the applicable Federal Funds Rate Determination Date for the U.S. dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds (Effective)." If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Daily Update, the "Federal Funds Rate" for the applicable Federal Funds Rate Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in the City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time, on the applicable Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting rates as mentioned in this sentence, the Federal Funds Rate for the applicable Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on the applicable Federal Funds Rate Determination Date.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (b) the second Business Day preceding the related Distribution Date.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for that LIBOR Security as follows:

     1. If "LIBOR Telerate" is specified in the applicable Prospectus Supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date.

        If "LIBOR Reuters" is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time on the applicable Interest Determination Date, if at least two offered rates appear

        (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

        If "LIBOR Bloomberg" is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appear on the Designated LIBOR page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on that Interest Determination Date, if at least two offered rates appear (unless, as described above, only a single rate is required) on that Designated LIBOR Page.

     2. With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Prospectus Supplement, in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either:

     1. If "LIBOR Telerate" is designated in the applicable Prospectus Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable Prospectus Supplement or any page as may replace the designated page on that service or for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency;

     2. If "LIBOR Reuters" is designated in the applicable Prospectus Supplement, the display on the Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable Prospectus Supplement or any other page as may replace the designated page on that service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency; or

     3. If "LIBOR Bloomberg" is designated in the applicable Prospectus Supplement, the display on Bloomberg on the page designated in the applicable Prospectus Supplement (or another page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency.

     "Principal Financial Center" means, unless otherwise specified in the applicable Prospectus Supplement, the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Portuguese eseudos, South African rand, Swiss francs and Dutch guilders, the Principal Financial Center shall be the City of New York, Frankfurt, Toronto, London, Johannesburg, Zurich and Amsterdam, respectively.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in that Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as that rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, if that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on that Calculation Date, or if that auction is not held in a particular week, then the "Treasury Rate" for that Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities -- Treasury Bills -- Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 p.m. New York City time, on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for that Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for that Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Treasury Rate Determination Date or, if that a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final

Distribution Date for that class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or another price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. The applicable Prospectus Supplement will also contain information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this Prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that Indexed Security.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

     The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     Each class of Securities offered by this Prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of the Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in Securities through the DTC (in the United States) or Clearstream Banking societe anonyme ("Clearstream Banking") or the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     No Securityholder will be entitled to receive a certificate representing that person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references in this Prospectus to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

     Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of Securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

     Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

     To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form, Securityholders will not have access to the list of Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.

     DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Seller or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

     Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after

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

any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its participating organizations ("Clearstream Banking Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 28 currencies, including United States dollars. Clearstream Banking provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this Prospectus. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this Prospectus. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Therefore, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

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

     Payments with respect to Securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Income Tax Consequences." Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this Prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Seller, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Seller or the Administrator that has made that determination, the Seller or that Administrator so notifies the applicable Trustee in writing);

     2. the Seller or the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

     3. after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes or Certificates is no longer in the best interests of the holders of those Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

     Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable Prospectus Supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide that notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.

     Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service those Receivables, each Trust Agreement (or in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the applicable Prospectus Supplement (the "Closing Date"), NMAC will sell and assign to the Seller, without recourse, pursuant to a Purchase Agreement (the "Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (a "Schedule of Receivables"), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and/or Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the applicable Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Seller will initially retain the most subordinated class of Security of the related series.

     NMAC, pursuant to a Purchase Agreement, and the Seller, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, will represent and warrant, among other things, that:

     1. the information provided in the related Schedule of Receivables is true and correct in all material respects;

     2. the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with NMAC's normal requirements;

     3. as of the Closing Date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

     4. as of the Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

     5. each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

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

     6. any other representations and warranties that may be set forth in the applicable Prospectus Supplement.

     As of the last day of the second (or, if the Seller so elects, the first) Collection Period following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Securityholders in any Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Seller, unless the breach is cured, will repurchase that Receivable (a "Warranty Receivable") from that Trust and, pursuant to the related Purchase Agreement, NMAC will purchase that Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for that Receivable. The "Warranty Purchase Payment" will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor's payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Seller of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Seller pursuant to the related Purchase Agreement.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller and each Trust will designate the Servicer as custodian to maintain possession as that Trust's agent of the related installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and light-duty truck installment sales contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as NMAC is servicing the Receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the Receivables by NMAC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of NMAC and the Seller will reflect that sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. In addition, in some cases, the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated. See "Material Legal Aspects of the Receivables -- Security Interests" in this Prospectus.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Trustee or the Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the related Trustee or the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Account in the name of the related Trustee on behalf of the related Certificateholders.

     Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Account, will be described in the applicable Prospectus Supplement.

     For any series of Securities, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the applicable Prospectus Supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating those Securities as being consistent with the rating of those Securities (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Distribution Date for that series. However, to the extent permitted by the rating agencies, funds in any Account (other than the Collection Account) may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Yield Supplement Account at any time may be less than the balance of the Reserve Account or the Yield Supplement Account, as the case may be. If the amount required to be withdrawn from any Reserve Account or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Seller on each Distribution Date and shall be the property of the Servicer or the Seller, as the case may be.

     For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as:


     1. the Indenture Trustee's or the Trustee's short-term unsecured debt obligations have a rating of "P-1" by Moody's Investors Service, Inc. and a rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and for any account in which deposits in excess of 30 days are to be made, the Indenture Trustee's or the Trustee's long-term unsecured debt obligations have a rating of at least "AA-" by Standard & Poor's Ratings Services (the "Required Deposit Rating"); or


     2. each of those accounts is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Trustee, as the case may be.

     If the short-term unsecured debt obligations of the related Indenture Trustee or the Trustee, as the case may be, do not have the Required Deposit Rating, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to (1) a bank whose short-term unsecured debt obligations have the Required Deposit Rating or
(2) the trust department of the related Indenture Trustee or the Trustee.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself.

     The Servicer shall not:

     1. change the amount of a Receivable;

     2. reschedule the due date of any scheduled payment of a Receivable;

     3. change the APR of a Receivable;

     4. extend the due date for any payment on a Receivable; or

     5. change the material terms of a Receivable.

     However, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent, the Servicer may do the following:

     1. extend the due date for any payment on that Receivable for credit related reasons that would be acceptable to the Servicer for comparable retail installment sale contracts that it services for itself, but only if (a) the final scheduled distribution date of that Receivable, as extended, would not be later than the Collection Period preceding the final scheduled distribution date set forth in the applicable Prospectus Supplement, and (b) the rescheduling or extension would not modify the terms of that Receivable in a manner which would constitute a cancellation of that Receivable and the creation of a new receivable for federal income tax purposes; or

     2. reduce an Obligor's monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in payment terms for that Receivable to the extent required by law.

     In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

     1. it will not release any Financed Vehicle from the security interest granted in the related Receivable;

     2. it will do nothing to impair the rights of the Securityholders in the Receivables;

     3. it will not alter the APR of any Receivable;

     4. it will not modify the number of payments under a Receivable;

     5. it will not increase the amount financed under a Receivable; and

     6. it will not extend the due date for any payment on or forgive payments on a Receivable.

     The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an "Administrative Receivable") from the Trust at a price equal to the Administrative Purchase Payment for that Receivable. The "Administrative Purchase Payment" for a Receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor's payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any uncured breach by the Servicer.

     If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. See "Material Legal Aspects of the Receivables."

INSURANCE ON FINANCED VEHICLES

     Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable Prospectus Supplement (each, a "Collection Period") into the Collection Account not later than the

Business Day after receipt. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement (including, the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Distribution Date.

     If the Servicer were unable to remit the funds as described above, Securityholders might incur a loss. To the extent set forth in the applicable Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

     For purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable.

ADVANCES


     If payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable during the related Collection Period (each, an "Advance"). If that calculation results in a negative number, an amount equal to that negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Defaulted Receivable is liquidated (a "Liquidated Receivable"), the amount of accrued and unpaid interest on that Liquidated Receivable (but not including interest for the current Collection Period) will, up to the amount of all outstanding Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. A "Defaulted Receivable" will be a Receivable (other than a Receivable as to which as Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 or more days or, with respect to a Receivable that is delinquent less than 120 days, the Servicer has (a) determined, in accordance with its customary servicing procedures, that eventual payment is unlikely, or (b) repossessed the Financed Vehicle. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries.


     The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a basic servicing fee for each Collection Period in an amount equal to a specified percent per annum (as set forth in the applicable Prospectus Supplement, the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period (the "Base Servicing Fee"). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable Prospectus Supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.

     The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account as additional servicing compensation (the "Supplemental Servicing Fee" and, together with the Base Servicing Fee, the "Total Servicing Fee"). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes or Certificates. However, if each rating agency for a series of Notes or Certificates confirms that it will not reduce the rating of any class of Notes or Certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

     The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.


     The "Pool Balance" as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any person actually known to a trust officer of the Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Seller or the Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by NMAC, the Seller or any of their affiliates. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of that Receivable minus the sum of:


     1. that portion of all payments actually received on or prior to that date allocable to principal;

     2. any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above); and

     3. any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (2) above).

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     YIELD SUPPLEMENT ACCOUNT. A "Yield Supplement Account" may be established with respect to any class or series of Securities. The terms relating to any Yield Supplement Account will be set forth in the applicable Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds or other receivables or assets (including vehicle lease contracts), not already a part of the relevant Trust. Such funds or amounts collected under the receivables or assets (including vehicle lease contracts) will be applied by the related Trustee or, if that Trust issues Notes, the related Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the applicable Prospectus Supplement plus the Servicing Rate specified in the applicable Prospectus Supplement (the "Required Rate"). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial cash deposit and/or a pledge of other

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

receivables or assets (including vehicle lease contracts) and by the Seller or other person specified in the applicable Prospectus Supplement.

     On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the applicable Prospectus Supplement (the "Yield Supplement Deposit") in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the "Required Yield Supplement Amount" specified in the applicable Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be released to the Seller. Unless otherwise in the applicable Prospectus Supplement, the Seller or other person specified in the applicable Prospectus Supplement will not have any obligation after the related Closing Date to deposit any cash amounts and/or receivables or assets (including vehicle lease contracts) into the Yield Supplement Account after the related Closing Date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust also will be released to the Seller.

     YIELD SUPPLEMENT AGREEMENT. If a Yield Supplement Account is to be established with respect to a series of Securities, on or prior to the related Closing Date, the Seller will enter into a "Yield Supplement Agreement" with the Servicer, the Trust, and the entity with which the account is maintained.

DISTRIBUTIONS ON THE SECURITIES

     With respect to each series of Securities, beginning on the Distribution Date specified in the applicable Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable Prospectus Supplement.

     With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable Prospectus Supplement. As more fully described in the applicable Prospectus Supplement,

     1. payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

     2. payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes, if any, of that series or other classes of Certificates of that series; and

     3. payments in respect of one or more classes of Notes of that series may be subordinate to payments in respect of other classes of Notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the applicable Prospectus Supplement. If and to the extent provided in the applicable Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable Prospectus Supplement or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

     RESERVE ACCOUNT. If provided in the applicable Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the applicable Prospectus Supplement, which may be designated as a "Reserve Account" or a "Subordination Spread Account" (for the purposes of this Prospectus, the "Reserve Account"), that will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the applicable Prospectus Supplement (the "Reserve Account Initial Deposit"). To the extent provided in the applicable Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the applicable Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after all specified payments on that date are made. The applicable Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that Prospectus Supplement or to the Seller or a third party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or the Pooling and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments will be paid to the Seller on each Distribution Date. Any monies remaining on deposit in the Reserve Account upon the termination of the Trust also will be released to the Seller.

NET DEPOSITS

     As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     On a Business Day in each month that precedes each Distribution Date (each, a "Determination Date" to be specified in the applicable Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under "-- Statements to Securityholders" below.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on that Distribution Date. In addition, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders. Each statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable Prospectus Supplement) as to the Notes of that series and as to the Certificates of that series with respect to that Distribution Date:

      1. the amount of the payment allocable to the principal amount of each class of those Notes and to the Certificate Balance of each class of those Certificates;

      2. the amount of the payment allocable to interest on each class of Securities of that series;

      3. the amount of the distribution allocable to the Yield Supplement Deposit, if any;

      4. the Pool Balance as of the close of business on the last day of the related Collection Period;

      5. the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

      6. the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of that series with variable or adjustable rates;

      7. the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the applicable Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in those amounts from the preceding statement;

      8. the amount, if any, otherwise distributable to one or more subordinated classes of Notes or Certificates that has instead been distributed to more senior classes of Notes or Certificates on that Distribution Date;

      9. the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for each class of those Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor for each class of those Certificates, each after giving effect to all payments reported under clause (1) above on that date;

     10. the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date; and

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

     11. the balance of any related Reserve Account, Yield Supplement Account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes.

     Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes or the Original Certificate Balance of each class of Certificates, as the case may be.

     Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable Prospectus Supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a Securityholder with respect to that Trust and received any payment, a statement containing information for the purposes of that Securityholder's preparation of federal income tax returns. See "Material Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

MATERIAL MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that NMAC may not resign from its obligations and duties as Servicer under that document, except upon NMAC's determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NMAC's servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

     Any entity into which the Servicer or the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Seller, as applicable, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Seller, as applicable, will be the successor of the Servicer or the Seller, as applicable, under each Sale and Servicing Agreement and Pooling and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time subcontract substantially all of its duties as servicer under any Sale and Servicing Agreement or Pooling and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform specific duties as servicer through other subcontractors.

SERVICER DEFAULT

     "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of the following:

     1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions from that Account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than 25% in principal amount of those outstanding Notes and the Certificates, acting together as a single class; or (b) discovery of that failure by any officer of the Servicer;

     2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the applicable Trustee or Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of those outstanding Notes or Certificates, acting together as a single class; and

     3. the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an "Insolvency Event").

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

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

     In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (or relevant class or classes of Certificates, but excluding for purposes of the calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under the related Pooling and Servicing Agreement. When this happens, the Trustee or a successor servicer appointed by that Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements.

     However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee, those Noteholders, that Trustee or those Certificateholders, as applicable, from effecting a transfer of servicing as described above. If that Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and all references in the related Sale and Servicing Agreement or Pooling and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee or Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, (1) the holders of Notes of the related series evidencing a majority of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series) or (2) in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of Certificates of that series (or relevant class or classes of Certificates of such series) evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of that series evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (or relevant class or classes of Certificates but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to the related Collection

Account in accordance with the related Pooling and Servicing Agreement. No waiver will impair those Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     A Transfer and Servicing Agreement may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders:

     1. to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement; provided that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder; and

     2. to change the formula for determining the required amount for the related Reserve Account, if any, upon confirmation from the rating agencies rating the Securities as described in the applicable Prospectus Supplement.

     An amendment will be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder of any class if (a) the amendment does not adversely affect the Trust's status as a grantor trust or a partnership, as applicable, for federal income tax purposes, (b) each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class, and (c) the Servicer shall have delivered an officer's certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

     A Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of:

     1. the holders of Notes evidencing a majority of the principal amount of the then outstanding Notes, if any, of the related series (or relevant class or classes of Notes of such series); or

     2. in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the Certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of Certificates of such series, but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders.

     No amendment, however, shall:

          (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the Interest Rate or the Pass Through Rate or the required amount in the related Reserve Account (except as described above under clause (2) of the immediately preceding sentence) without the consent of each of the "adversely affected" Noteholder or Certificateholder; or

          (y) reduce the aforesaid percentage of the principal amount of the then outstanding Notes or Certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding Notes or Certificates of each affected class.

     An amendment referred to in clause (x) above will be deemed not to "adversely affect" a Certificateholder or Noteholder of any class only if each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an officer's certificate to the Indenture Trustee and the Trustee stating that the

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

Noteholders and the Certificateholders whose consents were not obtained were not adversely affected by the amendment.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. If stated in the applicable Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.

     Three or more holders of the Certificates of any class in a series or one or more holders of those Certificates of that class evidencing not less than 25% of the Certificate Balance of those Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those Certificates.

     The Indenture Trustee or the Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders or Certificateholders, as the case may be, of record as of the most recent applicable record date.

     No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.

INSOLVENCY EVENT

     Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of that Trust and the delivery to that Trustee by each Certificateholder (including the Seller) of a certificate certifying that that Certificateholder reasonably believes that that Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

SELLER LIABILITY

     Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to that Trust) arising out of or based on the arrangement created by that Trust Agreement as though that arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

     The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related

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

Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon:

     1. the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;

     2. the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement; or

     3. the election by the Servicer or the Seller to purchase the corpus of the Trust as described below.

     The Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder's Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the Children's Hospital Los Angeles.


     In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by that Trust is 10% or less of the Pool Balance as of the related Cut-off Date, the corpus of the Trust at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses); provided, however, that the price will be equal to or greater than the sum of the unpaid principal amount of the Notes plus accrued and unpaid interest on those Notes and the Certificate Balance for the Certificates plus accrued and unpaid interest on those Certificates. The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.


     Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.

     As more fully described in the applicable Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of that series.

ADMINISTRATION AGREEMENT

     NMAC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that may be set forth in the applicable Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

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

                               THE SWAP AGREEMENT

     The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to currency and/or interest rate risks. The provisions of any particular swap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

PAYMENTS UNDER THE SWAP AGREEMENT

     As specified in the related Prospectus Supplement, on the Closing Date a Trust may enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with NMAC or an unaffiliated third party (the "Swap Counterparty"), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

     Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

     If so specified in the related Prospectus Supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

     The Trust generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

     Unless the Swap Agreement is terminated early as described under "-- Early Termination Of Swap Agreement," the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Securities and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

CONDITIONS PRECEDENT

     The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "-- Early Termination Of Swap Agreement") shall have occurred or been effectively designated.

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

DEFAULTS UNDER SWAP AGREEMENT

     Events of default under the Swap Agreement (each, a "Swap Event of Default") generally will be limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and
(iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement," "Misrepresentation" (generally not applicable to the Trust) and "Merger without Assumption," as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

     Termination events under the Swap Agreement (each, a "Swap Termination Event") will consist of the following: (i) the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (ii) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement; provided, however, that the occurrence of a "Tax Event" or "Tax Event Upon Merger" generally will only constitute a Swap Termination Event if the requisite percentage of Securityholders specified in the related Prospectus Supplement directs the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust.

EARLY TERMINATION OF SWAP AGREEMENT

     Upon the occurrence of any Swap Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Swap Event of Default. A Swap Agreement will terminate on an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination."

     Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.

     The Prospectus Supplement will specify whether the defaulting party will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.

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

     Generally, if a Swap Termination occurs, the principal of each class of Securities will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest and/or principal on each class of Securities will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Securities and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related Prospectus Supplement and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Securities. If a Swap Termination occurs and the Trust does not terminate, the Trust will not be protected from the interest rate and currency fluctuations hedged by the Swap Agreement, and payments to Noteholders and Certificateholders may be adversely affected.

     Generally, the applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will provide that upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) a Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Swap Termination Event occurs because the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

TAXATION

     Neither the Trust nor the Swap Counterparty will be obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

     In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Securities may be subject to reduction in proportion to the amount so deducted or withheld. In either such event, a specified percentage of the Securityholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "-- Termination Events."

ASSIGNMENT

     Except as provided below, neither the Trust nor the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty may transfer the Swap Agreement to another party on ten Business Days' prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Swap Counterparty of such transferee's obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the then current ratings of the Securities are not adversely affected as a result of such transfer. In addition, in the event the debt rating of the Swap Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Swap
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

Counterparty generally may assign the Swap Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as the Swap Agreement) and thereby be released from its obligations under the Swap Agreement; provided that (i) the new swap counterparty, by a written instrument, accepts all of the obligations of the Swap Counterparty under the Swap Agreement to the reasonable satisfaction of the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as at the date of such transfer the new swap counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such transfer and
(iv) the ratings assigned to the Securities after such assignment and release will be at least equal to the ratings assigned by any applicable Rating Agency to the Securities at the time of such reduction of the rating of the Swap Counterparty's long-term debt. Any cost of such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap. The Swap Counterparty shall have no obligation to assign the Swap Agreement or obtain a replacement swap agreement in the event of a ratings downgrade and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment or obtain a replacement swap agreement. In the event that the Swap Counterparty does not elect to assign the Swap Agreement or obtain a replacement swap agreement, the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

     The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any specified Securityholder if the Trustee receives written confirmation from each rating agency rating the Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

THE SWAP COUNTERPARTY

     Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces the initial Swap Counterparty as described above under "-- Assignment."

GOVERNING LAW

     The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.

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                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

     GENERAL. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party's lien on the vehicle's certificate of title.

     All retail installment sales contracts acquired by NMAC from Dealers name NMAC as obligee or assignee and as the secured party. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from NMAC to the Seller or the sale from the Seller to the related Trust.

     PERFECTION. Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of NMAC, the Seller or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of NMAC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     In most states, an assignment such as that under each Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC's lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase

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

Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which NMAC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign to the related Trust its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Risk Factors -- Interests of other persons in the receivables and financed vehicles could be superior to the trust's interest, which may result in reduced payments on your securities."

     CONTINUITY OF PERFECTION. Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust's interest in the Receivable.

     PRIORITY OF LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. NMAC will represent and warrant to the Seller in each Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at
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

any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or NMAC's repurchase obligation under the related Purchase Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

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     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

MATERIAL BANKRUPTCY CONSIDERATIONS

     In structuring the transactions contemplated by this Prospectus, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of NMAC or NNA. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

     However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

     1. a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

     2. a filing were made under any Insolvency Law by or against the Seller; or

     3. an attempt were to be made to litigate any of the foregoing issues.

     On the Closing Date, O'Melveny & Myers LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of NMAC under Title 11 of the United States Bankruptcy Code at a time when NMAC was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of NMAC. Among other things, that opinion will assume that each of the Seller and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC.

     NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of that bankruptcy of NMAC, the Trust may not have a perfected interest in those collections.

     NMAC and the Seller will treat the transactions described in this Prospectus as a sale of the Receivables to the Seller, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.

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CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Seller's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of NMAC's warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Seller and NMAC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     NMAC and the Seller will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust's interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Seller under the related Sale and Servicing Agreement or Pooling and
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

Servicing Agreement and would create an obligation of NMAC and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an Obligor who enters the military service after the origination of that Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor's active duty status after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor's period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

     Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

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                        MATERIAL INCOME TAX CONSEQUENCES

     The following general discussion of the anticipated material federal income and California income and franchise tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. "Tax Counsel" with respect to each Trust will be O'Melveny & Myers LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Trust and the Notes, Certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to the beneficial owners of the Certificates (the "Certificate Owners") will vary depending on whether the Trust will be treated as a partnership or as a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (or other form of entity not subject to entity-level taxation) or as a grantor trust.

TAX TREATMENT OF OWNER TRUSTS

     TAX CHARACTERIZATION OF THE TRUST. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust nominally referred to as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Material Income Tax Consequences -- Tax Treatment of Owner Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

     Tax Counsel will deliver its opinion that an Owner Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any corporate income

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tax could materially reduce cash available to make payments on the Notes and the
Certificates, and Certificate Owners could be liable for any tax of this type that is not paid by the Owner Trust.

TAX CONSEQUENCES TO OWNERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller and any Noteholders will agree, and the beneficial owners of the Notes (the "Note Owners") will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID regulations. In determining whether any OID on the Notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the Notes. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to those Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting. Under the OID regulations, a Note Owner of a
Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A Note Owner that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term
Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital

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

asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.

     FOREIGN OWNERS. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a "Foreign Owner") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

     1. the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code;

     2. the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

     3. the interest is not contingent interest described in Section 871(h)(4) of the Code; and

     4. the Foreign Owner does not bear specified relationships to any Certificate Owner.

     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

     As used in this Prospectus, a "U.S. Person" means:

     1. a citizen or resident of the United States;

     2. a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

     3. an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     4. a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (2).
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     BACKUP WITHHOLDING. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner's federal income tax liability.

     NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. It is suggested that prospective investors consult their own tax advisors regarding the New Regulations.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

TAX CONSEQUENCES TO OWNERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of Certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. If the Trust is treated as a partnership, the assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve Account), and the Notes would be debt of the partnership or (ii) if there is a single Certificate Owner and none of the Notes are characterized as equity interest in the Trust; as a disregarding entity separate from the Certificate Owner for purposes of federal and state income tax and any other tax measured in whole or in part by income, with the assets of the Trust treated as assets of the Certificate Owner, and the Notes treated as indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Owner Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this Prospectus.

     A variety of alternative characterizations are possible. For example, because the Certificates have features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any characterization of this type generally would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that

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a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to those Certificates will be disclosed in the applicable Prospectus Supplement.

     PARTNERSHIP TAXATION. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Certificate Owner's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificate Owner as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that the treatment of the yield on a Certificate as a guaranteed payment is not respected, the Certificate Owners of each class of Certificates will be allocated taxable income of the Trust for each month equal to the sum of:

     1. the interest that accrues on the Certificates in accordance with their terms for that month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the Certificates but not yet paid;

     2. any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

     3. prepayment premium payable to the Certificate Owners for that month; and

     4. any other amounts of income payable to the Certificate Owners for that month.

     That allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gain, and deductions would be subject to the limitations set forth below. Accordingly, a Certificate Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of that amount. Thus, cash basis Certificate Owners will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or

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before the last day of taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificate Owners possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust could be required to use that year as its taxable year.

     A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" taxable to that Certificate Owner under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

     DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If that termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate Owner's cost increased by the Certificate Owner's allocable share of Trust income (includible in income) and decreased by any payments received with respect to that Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of that aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

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     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash payments with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the Certificates.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (or lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust during which the Trust is treated as a partnership for federal income tax purposes and for each such taxable year will report each Certificate Owner's allocable share of items of Trust income and expense to the Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owner. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificate Owner notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the Certificate Owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) specified information on Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Trust. The
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

information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a "notice group" or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to a Certificate Owner who is not a U.S. Person (a "Foreign Certificate Owner") because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificate Owners that are taxable as corporations and 39.6% for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

     Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest," in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails
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to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "-- Tax Consequences to Owners of the Notes -- Backup Withholding."

TAX TREATMENT OF GRANTOR TRUSTS

     TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Trust nominally referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Grantor Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Certificates.

     Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and the applicable provisions of the California Revenue and Taxation Code. In this case, beneficial owners of the Certificates of a Grantor Trust ("Grantor Trust Certificates;" and the beneficial owners thereof, "Grantor Trust Certificate Owners") could be considered to own either (1) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (2) an interest in each of the Receivables and any other Trust property.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

     The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificate Owners to purchase, the Receivables, and the Seller and each Grantor Trust Certificate Owner, by accepting a beneficial interest in a Grantor Trust Certificate Owner, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

     TREATMENT AS DEBT OBLIGATION. If a Grantor Trust Certificate Owner was considered to own an undivided interest in a single debt obligation, the principles described under "-- Tax Treatment of Owner Trusts -- Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

     The Grantor Trust Certificates would be subject to the OID rules, described below under "-- Stripped Bonds and Stripped Coupons" and "-- Original Issue Discount." In determining whether any OID on the Grantor Trust Certificates is de minimis, the Seller expects to use a reasonable Prepayment Assumption to determine the weighted average life of the Grantor Trust Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect


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prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificate Owner purchased those Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

     The remainder of the discussion in this Prospectus assumes that a Grantor Trust Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds therefrom), any right to receive Yield Supplement Deposits and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a single obligation). The amount and, in some instances, character, of the income reported to a Grantor Trust Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

     CHARACTERIZATION. Each Grantor Trust Certificate Owner will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Grantor Trust, any right to receive Yield Supplement Deposits, and any other Trust property. Any amounts received by a Grantor Trust Certificate Owner in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     For federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass Through Rate and the Servicing Rate (each, a "High Yield Receivable") equal to the difference between
(1) the annual percentage rate of the Receivable and (2) the sum of the applicable Pass Through Rate and the Servicing Rate (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of
Section 1286 of the Code, and the Stripped Receivables will be treated as "stripped bonds." See "-- Stripped Bonds and Stripped Coupons." Accordingly, each Grantor Trust Certificate Owner will be treated as owning its pro rata percentage interest in (1) payments received under any Yield Supplement Agreement, and (2) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the High Yield Receivables).

     Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass Through Rate and the Servicing Rate (the "Low Yield Receivables") will not be treated as stripped bonds. Instead, Yield Supplement Deposits will be payable to eliminate the difference between the actual yield on each Low Yield Receivable and the yield such Receivable would have had if its interest rate had equaled the sum of the applicable Pass Through Rate and the Servicing Rate. See "-- Yield Supplement Deposits."

     Each Grantor Trust Certificate Owner will be required to report on its federal income tax return in accordance with that Grantor Trust Certificate Owner's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain reorganized upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). A Grantor Trust Certificate Owner will also be required to report under its usual method of accounting any payments received under any Yield Supplement Agreement to the extent that these payments are treated as income. Under Sections 162 or 212, each Grantor Trust Certificate Owner will be entitled to deduct its pro rata share of Base Servicing Fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that those amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificate Owners that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Grantor Trust Certificate Owners who are individuals may be subject to additional deduction limitations based on adjusted gross income.

     A Grantor Trust Certificate Owner using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust
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Certificate Owner using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (2) interest collected on a Receivable generally is paid to Certificate Owners in the following month, the amount of interest accruing to a Grantor Trust Certificate Owner during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables. If the Base Servicing Fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Base Servicing Fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" and "stripped coupons" rules of the Code discussed below.

     DISCOUNT AND PREMIUM. In determining whether a Grantor Trust Certificate Owner has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount or premium and whether such Receivables (or any Receivable) have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificate Owner's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Deposits. As a result, the portion of the purchase price allocable to a Grantor Trust Certificate Owner's undivided interest in the Receivables (or any Receivable) will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables (or any Receivable) could be increased or decreased accordingly.

     PREMIUM. A Grantor Trust Certificate Owner that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. With some exceptions, a Grantor Trust Certificate Owner that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificate Owner holds during the year of the election or thereafter. Absent on election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the beneficial owner of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond (to the extent that the Receivables consist of High Yield Receivables) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), that stripped bond will be considered to have been issued with OID. See "-- Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely
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clear, the interest income on the Certificates at the sum of the Pass Through
Rate and the portion of the Servicing Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and that income will be so treated in the Trustee's tax information reporting. In this case, the amount of OID on a High Yield Receivable will equal the amount by which the purchase price of a High Yield Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described in this Prospectus, the special rules of the Code relating to OID will be applicable to a Grantor Trust Certificate Owner's interest in those Receivables meeting the conditions necessary for these rules to apply. Generally, a Grantor Trust Certificate Owner that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on that Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificate Owner, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of that accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is the amount of the purchase price paid by the Grantor Trust Certificate Owner for the Certificate that is allocable to the Receivable, and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment on the Receivable (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that that method is consistent with the method used to determine the yield to maturity of the Receivables.

     If the amount of OID is de minimis under the rule set forth above, a High Yield Receivable would not be treated as having OID. The actual amount of discount on a High Yield Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that OID.

     YIELD SUPPLEMENT DEPOSITS. The proper Federal income tax characterization of the Yield Supplement Deposits is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificate Owner in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificate Owner held instead of an interest in the Receivables and in the Yield Supplement Agreement either (1) a debt instrument bearing interest at the applicable Pass Through Rate or (2) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass Through Rate plus the Servicing Rate. It is likely that the right to receive Yield Supplement Deposits will be treated as a separate asset purchased by each Grantor Trust Certificate Owner, in which case a portion of each Grantor Trust Certificate Owner's purchase price or other tax basis in the Certificate equal to the fair market value of the right to receive such Yield Supplement Deposits should be allocated to the right to receive payments of Yield Supplement Deposits. The right to receive

Yield Supplement Deposits may be treated as a loan made by a Grantor Trust Certificate Owner to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass Through Rate and the Servicing Rate, of the projected Yield Supplement Deposits. In that event, a portion of the Yield Supplement Deposits generally representing a yield equal to the applicable Pass Through Rate plus the Servicing Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Deposit should be included in income as accrued or received, in which event a Grantor Trust Certificate Owner should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits. The method of calculating such amortization is unclear, and could result in the inclusion of greater amounts of income than a Grantor Trust Certificate Owner's actual yield on a Receivable. Alternatively, it is possible that the Yield Supplement Deposits could be treated as payments adjusting the purchase price of the Low Yield Receivables, rather than as a separate asset. In that event, a Grantor Trust Certificate Owner could be treated as having purchased each Low Yield Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of such Receivable, produces a yield equal to the sum of the applicable Pass Through Rate and the Servicing Rate. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Grantor Trust Certificate Owner in some other manner. In addition, to the extent that the amounts payable pursuant to Yield Supplement Agreement decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificate Owner during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is suggested that Grantor Trust Certificate Owner consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

     MARKET DISCOUNT. A Grantor Trust Certificate Owner that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of that Receivable allocable to that holder's undivided interest in the Receivable over that holder's tax basis in that interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and
(2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificate Owner to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that Grantor Trust Certificate Owner acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificate Owner that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificate Owner owns or acquires. See "-- Premium" in this Prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Grantor Trust Certificate Owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the Grantor Trust Certificate Owner's purchase price for the Grantor Trust Certificate, increased by any market discount, OID and gain previously included in the Grantor Trust Certificate Owner's gross income with respect to the Grantor Trust Certificate, and reduced by the amount of any premium, if any, previously amortized and by the amount of any payments of principal and OID on the Grantor Trust Certificate previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     A Grantor Trust Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

     FOREIGN PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) a Grantor Trust Certificate Owner that is not a U.S. Person (as defined under "-- Tax Treatment of Owner
Trusts -- Tax Consequences to Owners of the Notes-Foreign Owners") (a "Foreign Grantor Trust Certificate Owner ") or (2) a person holding on behalf of a Foreign Grantor Trust Certificate Owner, as well as accrued OID recognized by the Foreign Grantor Trust

Certificate Owner on the sale or exchange of that Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if that Foreign Grantor Trust Certificate Owner complies with specified identification requirements (including delivery of a statement, signed by the Foreign Grantor Trust Certificate Owner under penalties of perjury, certifying that that Foreign Grantor Trust Certificate Owner is not a U.S. Person and providing the name and address of that Foreign Grantor Trust Certificate Owner). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     Although it is not entirely clear, it is likely that amounts received by a Foreign Grantor Trust Certificateholder that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement generally would not be subject to withholding tax. Although the Trust does not intend to withhold on such amounts, no assurance can be given that the IRS will not require the Trust to withhold on such amounts. It is suggested that Foreign Grantor Trust Certificateholders consult their tax advisors regarding the withholding tax consequences of amounts received on the Grantor Trust Certificates that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificate Owner at any time during that year, that information as may be deemed necessary or desirable to assist Grantor Trust Certificate Owners in preparing their federal income tax returns, or to enable holders to make that information available to Certificate Owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of Certificate Owners. If a Certificate Owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that Grantor Trust Certificate Owner has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against that Certificate Owner's federal income tax liability.

MATERIAL STATE TAX CONSEQUENCES WITH RESPECT TO OWNER TRUSTS

     The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Owner Trusts, and is based upon present provisions of California statutes and the regulations promulgated under those statutes, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

     Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to Note Owners and Certificate Owners in all of the state taxing jurisdictions in which they are already subject to tax. It is suggested that Note Owners and Certificate Owners consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

     For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Owner Trust and the Notes, Certificates and related terms, parties and documents applicable to that Trust.

     TAX TREATMENT OF THE TRUST. Based on regulations issued by the Franchise Tax Board with respect to the California tax characterization of an Owner Trust as a partnership and not as an association taxable as a corporation or other taxable entity, Tax Counsel will opine that an Owner Trust will not be an association (or publicly traded partnership) treated as a corporation for California tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the

California franchise tax (which, if applicable, could possibly result in reduced payments to Certificate Owners).

     TAX CONSEQUENCES WITH RESPECT TO THE NOTES. It is expected that Tax Counsel will advise each Owner Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Note Owners not otherwise subject to taxation in California would not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Note Owner already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the Note Owner's ownership or disposition of Notes.

     TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY AN OWNER
TRUST. Under current law, Certificate Owners that are nonresidents of California and are not otherwise subject to California income tax may be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificate Owner not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of California withholding taxes with respect to Foreign Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold on amounts paid to Certificate Owners who are Foreign Owners as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income from California sources that is allocable to Certificate Owners who are Foreign Owners pursuant to Section 18666 of California's Revenue and Taxation Code, as if that income were effectively connected to a U.S. trade or business, at the maximum appropriate rate.

     If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced payments to Certificate Owners). A Certificate Owner not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of that interest.

MATERIAL STATE TAX CONSEQUENCES WITH RESPECT TO GRANTOR TRUSTS

     It is expected that Tax Counsel will advise each Grantor Trust that the Trust will be treated as a grantor trust for California tax purposes, and that, for California tax purposes, Grantor Trust Certificate Owners could be considered to own either (1) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the related Pass Through Rate or (2) an interest in each of the Receivables and any other Trust assets.

     It is suggested that Grantor Trust Certificate Owners consult their tax advisors regarding the state tax consequences associated with the purchase, ownership and disposition of the Grantor Trust Certificates.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. IT IS SUGGESTED THAT YOU CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Securities. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager;" and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

     Some transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the applicable Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

     Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of that series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the applicable Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreements which are offered by this Prospectus and by the applicable Prospectus Supplement if any of those Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes and Certificates or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes and Certificates, those public offering prices and those concessions may be changed.

     Each Underwriting Agreement will provide that NMAC and the Seller will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Seller. Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by the general counsel of the Servicer and O'Melveny & Myers LLP. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS


10 percent shareholder.....................          65
30/360.....................................          27
Accounts...................................          39
Actual/360.................................          27
Actual/Actual..............................          27
adjusted issue price.......................          74
Administration Agreement...................          52
Administration Fee.........................          52
Administrative Purchase Payment............          41
Administrative Receivable..................          41
Administrator..............................          52
Advance....................................          42
adversely affected.........................          50
APR........................................          15
backup.....................................          70
banking organization.......................          34
Base Rate..................................          26
Base Servicing Fee.........................          42
Benefit Plan...............................          79
Business Day...............................          27
Calculation Agent..........................          28
Calculation Date...........................  29, 30, 32
capital asset..............................          76
CD Rate....................................          28
CD Rate Determination Date.................          28
CD Rate Security...........................          26
Cede.......................................          17
Certificate Balance........................          19
Certificate Factor.........................          18
Certificate Owners.........................          63
Certificate Pool Factor....................          19
Certificateholder..........................          25
Certificates...............................          14
Class......................................      20, 25
clearing agency............................          34
clearing corporation.......................          34
Clearstream Banking Participants...........          36
Closing Date...............................      14, 38
Code.......................................          63
Collection Account.........................          39
Collection Period..........................          41
Commercial Paper Rate......................          29
Commercial Paper Rate Determination Date...          29
Commercial Paper Rate Security.............          26
commercially reasonable....................          59
controlled foreign corporation.............          65
Cooperative................................          36
Cut-off Date................................         14
daily portions.............................          74
Dealer Agreements..........................          14
Dealer Recourse............................          14
Dealers....................................          14
default....................................          59
Defaulted Receivable.......................          42
Definitive Certificates....................          37
Definitive Notes...........................          37
Definitive Securities......................      33, 37
demonstration..............................          14
Depositaries...............................          34
Designated LIBOR Page......................          31
Determination Date.........................          46
disqualified persons.......................          79
Distribution Date..........................          25
DTC........................................          33
DTC Participants...........................      20, 34
Eligible Investments.......................          39
equity interest............................          79
ERISA......................................          79
Euroclear..................................      33, 36
Euroclear Operator.........................          36
Euroclear Participants.....................          36
Events of Default..........................          22
evidence of indebtedness...................          76
Federal Funds Rate.........................          30
Federal Funds Rate Determination Date......          30
Federal Funds Rate Security................          26
Financed Vehicles..........................          14
Fixed Rate Securities......................          26
Floating Rate Securities...................          26
Foreign Certificate Owner..................          70
Foreign Grantor Trust Certificateholder....          76
Foreign Owner..............................          65
FTC Rule...................................          61
Grantor Trust..............................          71
Grantor Trust Certificate Owners...........          71
Grantor Trust Certificates.................          71
guaranteed payment.........................          67
H.15(519)..................................          29
High Yield Receivable......................          72
Holder-in-Due-Course.......................          61
Indenture..................................          20
Indenture Trustee..........................          16
Index......................................          33
Index Currencies...........................          33
Index Currency.............................          31
Index Maturity.............................          29
Indexed Principal Amount...................          33
Indexed Securities.........................          32
Indirect DTC Participants..................          34
in-house asset manager.....................          79
Insolvency Event...........................          48
Insolvency Laws............................          60
Interest Period............................          28
Interest Rate..............................          20
Interest Reset Date........................          27
Interest Reset Period......................          26
IRS........................................          63
Issuer.....................................          14
LIBOR......................................      12, 30
LIBOR Bloomberg............................      31, 32
LIBOR Security.............................          26
LIBOR Telerate.............................      30, 31
LIBOR REUTERS..............................          30
Liquidated Receivable......................          42
London Business Day........................          27
Low Yield Receivables......................          72
market discount............................          75
Money Market Yield.........................          29
NARC.......................................          17
NARC II....................................          17
Near-new...................................          14

New........................................          14
New Regulations............................          66
Nissan.....................................          17
NMAC.......................................      14, 17
NNA........................................          17
Note Factor................................          18
Note Owners................................          64
Note Pool Factor...........................          19
Noteholder.................................          20
Notes......................................          14
Obligors...................................          14
OID........................................      64, 71
OID regulations............................          64
Omnibus Proxy..............................          35
Original Certificate Balance...............          19
Owner Trust................................          63
parties in interest........................          79
partnership................................          78
Pass Through Rate..........................          25
plan assets................................          79
Plan Assets Regulation.....................          79
Pool Balance...............................          43
Pooling and Servicing Agreement............          14
portfolio interest.........................      65, 70
Prepayment Assumption......................          64
prepayments................................          18
Principal Balance..........................          43
Principal Financial Center.................          32
prohibited transaction.....................          79
Prospectus Supplement......................          14
PTCE.......................................          79
publicly traded partnership................          78
Purchase Agreement.........................          38
qualified..................................          79
qualified professional asset manager.......          79
qualified stated interest..................          74
Receivables................................          14
Receivables Pool...........................          14
Registration Statement.....................          17
Related Documents..........................          24
related person.............................          65
Relief Act.................................          62
Required Deposit Rating....................          40
Required Rate..............................          43
Required Yield Supplement Amount...........          44
Reserve Account............................          45
Reserve Account Initial Deposit............          45
Retained Yield.............................          72
Sale and Servicing Agreement...............          14
Schedule of Receivables....................          38
SEC........................................          17
Section 1286 Treasury Regulations..........          73
Securities.................................          14
Securities Act.............................          17
Securityholders............................          17
Seller.....................................          14
Servicer...................................          17
Servicer Default...........................          48
Servicing Rate.............................          42
Short-Term Note............................          64
Spread.....................................          26
Spread Multiplier..........................          26
stated redemption price at maturity........          73
street name................................          35
Strip Certificates.........................          25
Strip Notes................................          20
stripped bonds.............................          72
stripped coupons...........................          72
Subordination Spread Account...............          45
Supplemental Servicing Fee.................          43
Swap Agreement.............................          53
TARGET system..............................          27
Tax Counsel................................          63
Terms and Conditions.......................          36
Total Servicing Fee........................          43
Transfer and Servicing Agreements..........          38
Treasury bills.............................          32
Treasury Rate..............................          32
Treasury Rate Determination Date...........          32
Treasury Rate Security.....................          26
Trust......................................          14
Trust Agreement............................          14
Trustee....................................          16
U.S. Person................................          65
UCC........................................          39
Underwriting Agreements....................          80
unrelated business taxable income..........      66, 68
Warranty Purchase Payment..................          39
Warranty Receivable........................          39
weighted average life......................          18
Yield Supplement Account...................          43
Yield Supplement Agreement.................          44
Yield Supplement Deposit...................          44

PROSPECTUS SUPPLEMENT

To Prospectus Dated January 11, 2001


             NISSAN AUTO RECEIVABLES            -      OWNER TRUST

                     [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     Seller

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    Servicer

                         $           ASSET BACKED NOTES
                     $           ASSET BACKED CERTIFICATES

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.

The securities are asset backed securities issued by the trust. The securities are not obligations of Nissan Motor Acceptance Corporation, [Nissan Auto Receivables Corporation] [Nissan Auto Receivables Corporation II], Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any governmental agency.


This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated January 11, 2001.


                                                 CLASS A NOTES
                                     --------------------------------------
                                     A-1 NOTES     A-2 NOTES     A-3 NOTES        CLASS B NOTES     CLASS C CERTIFICATES
                                     ----------    ----------    ----------      ---------------    --------------------
 Principal Amount.............       $             $             $               $                   $
 Interest Rate................                 %             %            %                     %                  %
 Final Scheduled Distribution
  Date........................                ,             ,             ,                    ,                  ,
 Price to Public(1)...........                 %             %            %                     %                  %
 Underwriting Discount(1).....                 %             %            %                     %                  %
 Proceeds to Seller(1)........       $             $             $               $                   $
 ------------------

(1) Total price to the public is $[      ], total underwriting discount is
    $[     ] and total proceeds to the Seller are [      ].


- The trust will issue six classes of securities.

- Only the securities described on the following table are being offered by this prospectus supplement and the prospectus.

- The securities accrue interest from           ,      .



CREDIT ENHANCEMENT

- Reserve account, with an initial deposit of $[          ].

- The Class B Notes are subordinated to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and the certificates are subordinated to the notes to the extent described herein.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [The trust has applied to list the securities on the Luxembourg Stock Exchange and for listing and permission to deal in the securities in the Stock Exchange of Hong Kong Limited.]

                                 [UNDERWRITERS]

           The date of this prospectus supplement is                .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.

     IF THE DESCRIPTION OF THE TERMS OF YOUR SECURITIES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of this prospectus supplement.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-48 in this prospectus supplement and under the caption "Index of Terms" beginning on page 81 in the accompanying prospectus.

     You should rely on the information contained in or incorporated by reference into this prospectus supplement or accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the securities in any jurisdiction where it is not permitted.

                    [GRAPHIC-SUMMARY OF TRANSACTION PARTIES]

                 [GRAPHIC -- SUMMARY OF MONTHLY DEPOSITS TO AND
                           WITHDRAWALS FROM ACCOUNTS]

                                    SUMMARY

     The following summary contains a brief description of the Notes and the Certificates. You will find a detailed description of the terms of the Offering of the Notes and the Certificates following this summary. You should read carefully this entire document and the accompanying Prospectus to understand all of the terms of the Offering of the Notes and the Certificates. You should consider both documents when making your investment decision.

ISSUER                       Nissan Auto Receivables Owner Trust
                                            -               . The trust will be
                             established by a trust agreement dated as of
                                            ,                .

SELLER [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II].

SERVICER                     Nissan Motor Acceptance Corporation.

OWNER OF THE
CERTIFICATES/EQUITY          [               ].

INDENTURE TRUSTEE            [               ].

OWNER TRUSTEE                [               ].

OFFERED NOTES                The offered notes consist of the Class A-1 Notes,
                             the Class A-2 Notes, the Class A-3 Notes and the
                             Class B Notes, as described on the cover page.

OFFERED CERTIFICATES         The offered certificates consist of the Class C
                             Certificates, as described on the cover page.

                             The trust will also issue $[          ] initial
                             principal amount of the Class D Certificates. The trust is not offering the Class D Certificates.

                             The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

RECEIVABLES                  The trust's main source of funds for making
                             payments on the notes and the certificates will be collections on its motor vehicle retail installment sale contracts, otherwise known as the receivables, that will be transferred by Nissan Motor Acceptance
                             Corporation to the seller and then by the seller to the trust in exchange for the notes and the certificates.

                             The principal balance of the receivables as of
                             [               ], referred to as the "cut-off
                             date," was $[               ]. As of the cut-off
                             date, the receivables had the following
                             characteristics:

                             Number of Receivables..............................
                             Average Principal Balance..........................
                             Approximate Weighted Average Annual Percentage
                                Rate............................................
                             Approximate Weighted Average Remaining Term to
                                Maturity........................................
                             Approximate Weighted Average Original Term to
                                Maturity........................................

                             You should refer to "The Receivables" in this Prospectus Supplement for more information on the Receivables.

CLOSING DATE                 On or about [               ].

TERMS OF THE NOTES           DISTRIBUTION DATES:

                             Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first
                             payment will be on [               ].

                             PER ANNUM INTEREST RATES:

                             The notes will have fixed rates of interest as follows:

                             CLASS                               INTEREST RATE
                             -----                               -------------
                             A-1...............................         []%
                             A-2...............................         []%
                             A-3...............................         []%
                             B.................................         []%

                             INTEREST PERIODS:

                             Interest on the notes will accrue in the following manner:


                                                     FROM           TO        DAY COUNT
                             CLASS                (INCLUDING)   (EXCLUDING)   CONVENTION
                             -----                -----------   -----------   ----------
                             A-1..............                                actual/360
                             A-2..............                                  30/360
                             A-3..............                                  30/360
                             B................                                  30/360

                             PRINCIPAL:

                             - AMOUNTS ALLOCATED TO THE NOTES: Principal of the
                               notes will be payable on each distribution date in an amount equal to the excess, if any, of (x) the sum of the principal balances of the notes and the certificates as of the close of business on the prior distribution date over (y) the principal balance of the receivables as of the end of the related collection period (excluding certain non-collectible or defaulted receivables and receivables purchased by the servicer or repurchased by the seller due to certain breaches).

                               Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed and after payment of interest on the notes.

                             - ORDER OF PAYMENT AMONG CLASSES: No principal
                               payments will be made (1) on the Class A-2 Notes until the Class A-1 Notes have been paid in full;
                               (2) on the Class A-3 Notes until the Class A-2 Notes have been paid in full; and (3) on the Class B Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.

                               However, after the occurrence of an event of default and an acceleration of the notes, available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to pay interest and principal (1) first on the Class A-1 Notes, until the outstanding principal balance of the Class A-1 Notes has been paid in full, and (2) then on the Class A-2 Notes and the Class A-3 Notes on a pro rata basis
                               (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full. After the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full, 100% of the principal distributable amount will be applied to make principal payments on the Class B Notes until the Class B Notes have been paid in full.

                             - FINAL SCHEDULED DISTRIBUTION DATES: The trust
                               must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

                                                                               FINAL SCHEDULED
                             CLASS                                            DISTRIBUTION DATE
                             -----                                            -----------------
                             A-1............................................             [ ]
                             A-2............................................             [ ]
                             A-3............................................             [ ]
                             B..............................................             [ ]

                             YOU SHOULD REFER TO "THE NOTES -- PAYMENTS OF PRINCIPAL" AND "DISTRIBUTIONS ON THE NOTES AND THE CERTIFICATES -- CALCULATION OF AVAILABLE AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED INFORMATION REGARDING PAYMENTS OF PRINCIPAL.

TERMS OF THE CERTIFICATES    DISTRIBUTION DATES:

                             Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first
                             payment will be on [               ].

                             PER ANNUM INTEREST RATES:

                             The certificates will have the following pass through rates:

                                                                    PASS
                             CLASS                              THROUGH RATE
                             -----                              ------------
                             C................................        [ ]%
                             D................................        [ ]%

                             INTEREST PERIODS:

                             Interest on the certificates will accrue in the following manner:


                                                    FROM           TO        DAY COUNT
                             CLASS               (INCLUDING)   (EXCLUDING)   CONVENTION
                             -----               -----------   -----------   ----------
                             C................                                [30/360]
                             D................                                [30/360]

                             PRINCIPAL:

                             - AMOUNTS ALLOCATED TO THE CERTIFICATES: Principal
                               of the certificates will be payable generally in an amount equal to the certificateholders' percentage of the principal distributable amount.

                               Principal payments on the certificates as described above will be made from all available amounts after the following amounts have been distributed:

                               1. the servicing fee and certain advances;

                               2. interest and principal on the notes; and

                               3. interest on the certificates.

                             - ORDER OF PAYMENT AMONG CLASSES: No principal
                               payments will be made on the Class D Certificates until the Class C Certificates have been paid in full.

                             - FINAL SCHEDULED DISTRIBUTION DATES: The trust
                               must pay the outstanding principal balance of each class of certificates by its final scheduled distribution date as follows:

                                                                                 FINAL SCHEDULED
                               CLASS                                            DISTRIBUTION DATE
                               -----                                            -----------------
                               C..............................................              []
                               D..............................................              []

                             YOU SHOULD REFER TO "THE CERTIFICATES -- PAYMENTS OF PRINCIPAL" AND "DISTRIBUTIONS ON THE NOTES AND THE CERTIFICATES -- CALCULATION OF AVAILABLE AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED INFORMATION REGARDING PAYMENTS OF PRINCIPAL.

OPTIONAL PURCHASE            The notes and the certificates will be paid in full
                             on any distribution date on which the servicer exercises its option to purchase the receivables.
                             The servicer may purchase the receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original aggregate principal balance of the receivables on the cut-off date.

CREDIT ENHANCEMENT           The credit enhancement of the offered notes and the
                             offered certificates will be the following:

                             1. CLASS A-1 NOTES, CLASS A-2 NOTES AND CLASS A-3
                                NOTES: the subordination of the Class B Notes and the certificates;

                             2. CLASS B NOTES: the subordination of the
                                certificates;

                             3. CLASS C CERTIFICATES: the subordination of the
                                Class D Certificates; and

                             4. ALL CLASSES OF NOTES AND THE CLASS C
                                CERTIFICATES: the reserve account.

                             The credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The Class B Notes, which have an initial principal balance of
                             $[          ] which represents [     ]% of the
                             initial principal balance of all the notes, will not receive any principal distributions until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid or any interest distributions until all interest owing to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid.

                             The certificates have an initial principal balance
                             of $[          ] and represent [     ]% of the
                             initial principal balance of all the notes and the certificates. The certificates will not receive any principal distributions until all of the notes have been paid in full. The certificates will not receive any interest payments until all required principal and interest payments have been made on the notes.

RESERVE ACCOUNT              On each distribution date, the trust will use funds
                             in the reserve account for distribution to the noteholders and the holders of the Class C
                             Certificates to cover any shortfalls in interest and principal required to be paid on the notes and the Class C Certificates. The reserve account will be pledged to the indenture trustee to secure the notes and the Class C Certificates but will not be an asset of the trust.

                             If the principal balance of a class of notes or the Class C Certificates is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

                             The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account. On the closing date, the seller
                             will deposit $[               ] into the reserve
                             account, which is approximately [     ]% of the
                             outstanding principal balance of the receivables as of the cut-off date.

                             The amount required to be on deposit in the reserve account at the close of business on any
                             distribution date will be $[               ]. If
                             however, on any distribution date certain loss or delinquency ratios relating to the receivables (and described under "Subordination; Reserve Account") are exceeded, then the reserve account balance of such distribution date (and for each succeeding distribution date until the relevant percentage equivalent ratios have been achieved and maintained for the required period) will be the greater of (1)
                             $[               ] and (2) [               ]% of
                             the outstanding principal balance of the notes and the Class C Certificates as of the preceding distribution date (after giving effect to payments of principal made on such date). On each distribution date, after making required payments to the servicer and to the noteholders and holders of the Class C Certificates, the trust will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

YIELD SUPPLEMENT ACCOUNT     On each distribution date, the trust will use funds
                             on deposit in the yield supplement account to cover, for each receivable, the excess, if any, of
                             (x) one month's interest that would accrue on the principal balance of that receivable at a rate equal to the sum of (1) [the interest rate on the Class B Notes] [weighted average interest rate of the securities offered pursuant to this prospectus supplement], and (2) the servicing fee rate of 1.00% over (y) one month's interest that accrued on that receivable at the interest rate on that receivable.

                             On the closing date, the seller will [deposit] [make a capital contribution to the trust by
                             depositing] $[          ] in cash into the yield
                             supplement account. That amount is the amount that is estimated to be required to be withdrawn from the yield supplement account on subsequent distribution dates in accordance with the provisions of the preceding paragraph. [In addition, the seller will [pledge] [assign] other receivables or assets (including vehicle lease contracts) to the trust.] Neither the seller nor the servicer will make any other deposit to the yield supplement account on or after the closing date. The yield supplement account [will][will not] be an asset of the trust.


TAX STATUS                   Subject to the important considerations described
                             in this prospectus supplement and the prospectus, O'Melveny & Myers LLP, special tax counsel to the trust, will deliver its opinion that:

                             1. the Class A Notes will be characterized as
                                debt for tax purposes;

                             2. the Class B Notes should be treated as debt
                                for tax purposes; and

                             3. the trust will not be characterized as an
                                association or a publicly traded partnership taxable as a corporation for federal income and California income and franchise tax purposes.

                             If you purchase the notes, you will agree to treat the notes as debt. If you purchase the certificates, you will agree to treat the trust (1) as a partnership in which the certificateholders are partners or (2) if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income and California income and franchise tax purposes.

                             YOU SHOULD REFER TO "MATERIAL INCOME TAX
                             CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL INCOME TAX CONSEQUENCES -- TAX TREATMENT OF OWNER TRUSTS" IN THE ACCOMPANYING PROSPECTUS.

ERISA CONSIDERATIONS         The notes are generally eligible for purchase by
                             employee benefit plans and individual retirement accounts, subject to those considerations discussed under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus. The certificates may not be acquired by an employee benefit plan or by an individual retirement account.

                             YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY CONSIDERING PURCHASE OF THE SECURITIES YOU SHOULD, AMONG OTHER THINGS, CONSULT WITH YOUR COUNSEL IN DETERMINING WHETHER ALL REQUIRED CONDITIONS HAVE BEEN SATISFIED.

ELIGIBILITY FOR PURCHASE BY  The Class A-1 Notes will be eligible for purchase
MONEY MARKET FUNDS           by money market funds under Rule 2a-7 under the
                             Investment money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule
                             2a-7 and whether an investment in such notes satisfies such fund's investment policies and objectives.

[LISTING The trust has applied to list the Class A-1 Notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited.

                             The trust has requested that the listings be made
                             effective on or about                .]

MINIMUM DENOMINATIONS        The securities will be issued only in denominations
                             of $1,000 or more. Securities will be issued in multiples of $1 for amounts in excess of $1,000.

REGISTRATION OF THE          You will generally hold your interests in the
SECURITIES                   securities through The Depository Trust Company in
                             the United States, or Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia.
                             This is referred to as book-entry form. You will not receive a definitive certificate representing your securities except under limited circumstances.

                             We expect the securities to be delivered through The Depository Trust Company, Clearstream Banking societe anonyme and the Euroclear System against payment in immediately available funds on or about
                                        .

                             FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" IN THE ACCOMPANYING PROSPECTUS.

RATINGS On the closing date, each class of offered securities will receive the following ratings from Standard & Poor's Ratings Group and Moody's Investors Service, Inc.:

                                                                    STANDARD &
                             CLASS                                    POOR'S      MOODY'S
                             -----                                  ----------    --------
                             A-1..................................          []           []
                             A-2..................................          []           []
                             A-3..................................          []           []
                             B....................................          []           []
                             C....................................          []           []

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE SECURITIES OF ANY CLASS.

YOU MAY HAVE DIFFICULTY      The trust will not list the securities on any
SELLING YOUR SECURITIES      securities exchange. Therefore, in order to sell
AND/OR OBTAINING YOUR        your securities, you must first locate a willing
DESIRED PRICE DUE TO         purchaser. In addition, currently, no secondary
THE ABSENCE OF A             market exists for the securities. We cannot assure
SECONDARY MARKET.            you that a secondary market will develop. The
                             underwriter intends to make a secondary market for the securities by offering to buy the certificates from investors that wish to sell. However, the underwriter is not obligated to offer to buy the securities and it may stop making offers at any time.

THE CLASS B NOTES AND THE    If you buy the Class B Notes, you will bear a
CLASS C CERTIFICATES ARE     greater risk than the holders of the Class A-1
SUBJECT TO GREATER CREDIT    Notes, the Class A-2 Notes and the Class A-3 Notes
RISK BECAUSE THE CLASS B     because payments of interest and principal on your
NOTES ARE SUBORDINATE TO     notes are subordinated to payments of interest and
THE CLASS A-1 NOTES, THE     principal on the Class A-1 Notes, the Class A-2
CLASS A-2 NOTES AND THE      Notes and the Class A-3 Notes to the extent
CLASS A-3 NOTES AND THE      described below.
CLASS C CERTIFICATES ARE
SUBORDINATE TO THE NOTES.    Interest payments on the Class B Notes on each
                             distribution date will be subordinated to servicing fees and interest payments on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.
                             Principal payments on the Class B Notes will be subordinated to principal payments on the Class A-1
                             Notes, the Class A-2 Notes and the Class A-3 Notes.
                             In other words, no interest will be paid on the Class B Notes unless interest owing to the Class
                             A-1 Notes, the Class A-2 Notes and the Class A-3
                             Notes has been paid in full, and no principal will be paid on the Class B Notes until principal of the Class A-1 Notes, the Class A-2 Notes and the Class
                             A-3 Notes has been paid in full.

                             If you buy the Class C Certificates, you will bear a greater credit risk than the notes because payments of interest on and principal of your certificates are subordinated to payments of interest and principal on the notes.

                             Interest payments on your certificates on each distribution date will be subordinated to servicing fees and interest and principal payments on the notes. In other words, no interest will be paid on your certificates on any distribution date until all required interest and principal payments on the notes on that date have been made.

                             In addition, principal payments on your
                             certificates will be subordinated to principal payments on the notes since no principal will be paid on your certificates until after all principal on the notes due has been paid in full. In addition, you will not receive any principal payments on any distribution date until all principal and interest on each class of notes on that date have been paid.

GEOGRAPHIC CONCENTRATION OF  As of                , Nissan Motor Acceptance
THE STATES OF ORIGINATION    Corporation's records indicate that the addresses
OF THE RECEIVABLES MAY       of the originating dealers of the receivables were
INCREASE THE RISK OF LOSS    in the following states:
ON YOUR INVESTMENT.

                                                                                       PERCENTAGE OF TOTAL
                                                                                        PRINCIPAL BALANCE
                                                                                       -------------------
                                        .............................................             %
                                        .............................................             %
                                        .............................................             %
                                        .............................................             %
                                        .............................................             %

                             No other state, by the addresses of the originating dealers, constituted more than 5% of the balance of
                             the receivables as of [               ]. Economic
                             conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

OCCURRENCE OF EVENTS OF      Payment defaults or the insolvency or dissolution
DEFAULT UNDER THE INDENTURE  of the seller may result in prepayment of the notes
MAY RESULT IN INSUFFICIENT   and the certificates, which may result in losses
FUNDS TO MAKE PAYMENTS ON    under the securities. If the trust fails to pay
YOUR CERTIFICATES.           principal of the notes when due, or fails to pay
                             interest on the notes within five days of the due date, the indenture trustee or the noteholders may declare the entire amount of the notes to be due immediately. If this happens, the holders of a majority in outstanding principal amount of the notes may direct the indenture trustee to sell the receivables and prepay the notes. After the trust pays the notes in full with the proceeds of the sale of the receivables, the trust will distribute any remaining trust assets to pay the certificates.
                             There may not be sufficient funds to pay the certificates in full under these circumstances.

                             The certificateholders will not have any right to direct the indenture trustee or to consent to any action until the notes are paid in full. See "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus. A similar result will occur if the seller becomes insolvent or is dissolved.

CERTIFICATEHOLDERS MAY NOT   The trust will pledge the property of the trust to
EXERCISE ANY RIGHTS WITH     the indenture trustee as collateral for the payment
RESPECT TO THE COLLATERAL    of the notes. As a result, the indenture trustee,
OR THE SERVICER UNTIL THE    acting at the direction of the holders of a
NOTES ARE PAID IN FULL.      majority in outstanding principal amount of the
                             notes, has the power to direct the trust to take specified actions in connection with the property of the trust. The holders of a majority of the notes, or the indenture trustee acting on behalf of the holders of notes, will also have the right under limited circumstances to terminate the servicer without considering how this will affect the certificateholders. If you buy the certificates, you will not be able to remove the servicer until the notes have been paid in full. In addition, the holders of at least a majority in outstanding principal amount of the notes will have the right to waive specified events of default involving the servicer, without considering how this will affect you as a certificateholder. See
                             "Description of the Transfer and Servicing
                             Agreements -- Rights Upon Servicer Default" and
                             "-- Waiver of Past Defaults" in the accompanying prospectus.

PAID-AHEAD SIMPLE INTEREST   If an obligor on a simple interest contract makes a
CONTRACTS MAY AFFECT THE     payment on the contract ahead of schedule (for
WEIGHTED AVERAGE LIFE OF     example, because the obligor intends to go on
THE CERTIFICATES.            vacation), the weighted average life of the
                             certificates could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made.
                             Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

                             The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the certificates. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average life of the certificates may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

                             NMAC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

BECAUSE THE SECURITIES ARE   Because the securities will be issued in book-entry
IN BOOK-ENTRY FORM, YOUR     form, you will be required to hold your interest in
RIGHTS CAN ONLY BE           the certificates through The Depository Trust
EXERCISED INDIRECTLY.        Company in the United States, or Clearstream
                             Banking societe anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company,
                             Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Certain
                             Information Regarding the Securities -- Book-Entry
                             Registration" in the accompanying prospectus.
                             Unless and until the securities cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder" and the owner trustee will not recognize you as a "Securityholder", as those terms are used in the trust agreement and sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the
                             United States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the securities.

                             Interest and principal on the securities will be paid by the trust to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

FACTORS AFFECTING OUR        The success of your investment depends upon the
INFORMATION MANAGEMENT       ability of the servicer, Nissan Motor Acceptance
SYSTEMS MAY INCREASE THE     Corporation, to store, retrieve, process and manage
RISK OF LOSS ON YOUR         substantial amounts of information. If the servicer
INVESTMENT.                  experiences any interruptions or loss in its
                             information processing capabilities, its business, financial conditions and results of operations will suffer.

                                   THE TRUST

GENERAL

     The Nissan Auto Receivables             -            Owner Trust (the
"Trust") is a Delaware business trust to be formed pursuant to the trust agreement (the "Trust Agreement") between [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II], as seller (the "Seller"),
and             , as owner trustee (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than:

     1. acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom;

     2. issuing the Notes and the Certificates;

     3. making payments on the Notes and the Certificates; and

     4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     The Trust will initially be capitalized through the issuance of the Notes
and $[          ] aggregate principal amount of the certificates (the
"Certificates"). The Trust will exchange the Notes and the Certificates for the Receivables and other assets including leases on vehicles from the Seller pursuant to the sale and servicing agreement among the Trust, the Servicer and the Seller (the "Sale and Servicing Agreement"). The Notes and the Class C Certificates that will be received by the Seller in exchange for the Receivables are being offered hereby. The Class D Certificates will be retained by the Seller.

     Nissan Motor Acceptance Corporation ("NMAC") will be appointed to act as the servicer of the Receivables (in that capacity, the "Servicer"). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing
Agreements -- Servicing Compensation" in the accompanying Prospectus.

     Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to this Prospectus Supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. The sales by the Dealers of installment sales contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cut-off Date and the Yield Supplement Account. The Reserve Account will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes and Certificates for the benefit of the Noteholders and the Class C Certificateholders, but will not be part of the Trust.

     The Trust's principal offices are in             , in care of             ,
as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                          CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on that date:

                                    [TABLE]

                                 PAYING AGENTS

     [Under the Trust Agreement, the Owner Trustee will appoint paying agents in each jurisdiction in which Securities are listed on an exchange whose rules so require. For so long as any Securities are listed on the [exchange] or [exchange], the Owner Trustee will maintain paying agents in [jurisdiction] and
[jurisdiction]. The Initial Paying Agents will be             and             .
Definitive Certificates may be presented for purposes of payment, transfer or
exchange at the offices of the paying agent in [jurisdiction] at             ,
at the offices of the paying agent in [jurisdiction] at             , or such
other paying agents as may be specified in a written notice to the holders of Securities described below.]

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

                 is the Owner Trustee under the Trust Agreement.             is
a             and its principal executive offices are located at             .
The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                 is the trustee under the Indenture (the "Indenture Trustee").
            is a             and its principal executive offices are located at
            . The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                                THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment sale
contracts (the "Receivables") originated on or after             , between
Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors"), [the Yield Supplement Account and the amounts on deposit in that account]. The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all principal and interest payments made on or after (the "Cut-off Date") and other property specified in the Receivables.

     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. On or before the date of the initial issuance of the Securities (the "Closing Date"), NMAC will sell the Receivables [and other assets] to the Seller. The Seller will, in turn, transfer the Receivables [and other assets] to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes and the Class C Certificates that will be received by the Seller in exchange for the Receivables are being offered hereby. NMAC will continue to service the Receivables. The Receivables to be held by the Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. These criteria provide that each Receivable:

      1. was originated in the United States;

      2. has a contractual Annual Percentage Rate ("APR") that equals or exceeds
         [            ]%;

      3. provides for level monthly payments which provide interest at the APR on a simple interest basis and fully amortize the amount financed over
         an original term to maturity no greater than [            ] months;

      4. has a remaining term to maturity, as of the Cut-off Date, of not less
         than [            ] months and not greater than [            ] months;

      5. had an original principal balance of not more than $[          ] and a
         remaining principal balance as of the Cut-off Date of not less than
         $[          ] nor more than $[          ];

      6. is not more than 29 days past due as of the Cut-off Date;

      7. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle;

      8. has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

      9. is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

     10. has not had forced-placed insurance premiums added to the amount financed; and

     11. has not been extended by more than two months.

     No selection procedures believed to be adverse to the Securityholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cut-off Date are as set forth in the following tables. NMAC will not sell to the Seller, and the Seller will not transfer to the Trust, any Receivables originated in the State of Alabama [or Hawaii] for administrative reasons.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance..................  $______
Number of Receivables........................   ______
Average Principal Balance....................  $______
  Range of Principal Balances................  $______ to $______
Average Original Amount Financed.............  $______
  Range of Original Amount Financed..........  $______ to $______
Weighted Average APR.........................   _____%
  Range of APRs..............................   _____% to  _____%
Approximate Weighted Average Original Term
  to Maturity ...............................  ___ months
  Range of Original Term to Maturity.........  ___ to ___ months
Approximate Weighted Average Remaining Term
  to Maturity ...............................  ___ months
  Range of Remaining Term to Maturity........  ___ to ___ months
Percentage by Principal Balance of
  Receivables of New, Near-New and Used
  Vehicles...................................  ____% (New)
                                               ____% (Near-New)
                                               ____% (Used)
Percentage by Principal Balance of
  Receivables Financed through Nissan and
  Infiniti Dealers...........................  ____% (Nissan)
                                               ____% (Infiniti)


                     DISTRIBUTION BY APR OF THE RECEIVABLES
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                                                     PERCENTAGE OF                              PERCENTAGE OF
                                                       NUMBER OF     TOTAL NUMBER         CUT-OFF DATE          CUT-OFF DATE
RANGE OF APRS(%)                                      RECEIVABLES  OF RECEIVABLES(%)   PRINCIPAL BALANCE($)     POOL BALANCE(%)
----------------                                      -----------  -----------------   --------------------     ---------------
0.0 to 0.99.........................................
1.0 to 1.99.........................................
2.0 to 2.99.........................................
3.0 to 3.99.........................................
4.0 to 4.99.........................................
5.0 to 5.99.........................................
6.0 to 6.99.........................................
7.0 to 7.99.........................................
8.0 to 8.99.........................................
9.0 to 9.99.........................................
10.0 to 10.99.......................................
11.0 to 11.99.......................................
12.0 to 12.99.......................................
13.0 to 13.99.......................................
14.0 to 14.99.......................................
15.0 to 15.99.......................................
16.0 to 16.99.......................................
17.0 to 17.99.......................................
18.0 to 18.99.......................................
19.0 and above......................................
  Totals............................................

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
               BASED ON THE ADDRESSES OF THE ORIGINATING DEALERS
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                                             PERCENTAGE OF
                                                                 TOTAL         CUT-OFF DATE     PERCENTAGE OF
                                               NUMBER OF       NUMBER OF        PRINCIPAL       CUT-OFF DATE
STATE                                         RECEIVABLES    RECEIVABLES(%)     BALANCE($)     POOL BALANCE(%)
-----                                         -----------    --------------    ------------    ---------------
Alaska......................................
Arizona.....................................
Arkansas....................................
California..................................
Colorado....................................
Connecticut.................................
Delaware....................................
Florida.....................................
Georgia.....................................
[Hawaii]....................................
Idaho.......................................
Illinois....................................
Indiana.....................................
Iowa........................................
Kansas......................................
Kentucky....................................
Louisiana...................................
Maine.......................................
Maryland....................................
Massachusetts...............................
Michigan....................................
Minnesota...................................
Mississippi.................................
Missouri....................................
Montana.....................................
Nebraska....................................
Nevada......................................
New Hampshire...............................
New Jersey..................................
New Mexico..................................
New York....................................
North Carolina..............................
North Dakota................................
Ohio........................................
Oklahoma....................................
Oregon......................................
Pennsylvania................................
Rhode Island................................
South Carolina..............................
South Dakota................................
Tennessee...................................
Texas.......................................
Utah........................................
Vermont.....................................
Virginia....................................
Washington..................................
West Virginia...............................
Wisconsin...................................
Wyoming.....................................
  Total.....................................

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the accompanying Prospectus and "Risk Factors -- You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying Prospectus. Except as otherwise provided in this Prospectus Supplement, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full; and no principal payments will be made on the Class B Notes until the Class A-3 Notes have been paid in full; provided, however that, upon the acceleration of the notes following an event of default, the principal of the Class A-2 Notes and the Class A-3 Notes will be paid ratably according to the respective outstanding principal balances of those classes of notes. In addition, no principal payments will be made on the Class C Certificates until all of the Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Payments of Principal" in this Prospectus Supplement.

     Because the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final payment in respect of the Certificates could occur later or significantly earlier than their respective final scheduled distribution dates set forth in "Summary -- Terms of the Notes -- Final Scheduled Distribution Dates" and "Summary -- Terms of the Certificates -- Principal -- Final Scheduled Distribution Dates" (each, a "Final Scheduled Distribution Date") in this Prospectus Supplement. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     The Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any of those losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of those losses assumed by an investor, the yield to maturity on the Certificates may be lower than anticipated.

     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Securityholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following tables set forth information concerning NMAC's experience with respect to its total portfolio of U.S. retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. The portfolio consists of retail installment sale contracts in all fifty states, the District
of Columbia[, Puerto Rico] and Guam. As of [               ,      ],
approximately      % of NMAC's total portfolio of U.S. retail installment sales contracts (excluding those with original maturities of 64 months or more) consisted of new, near-new and used automobiles and light-duty trucks financed
through Nissan dealers, with the remaining approximate      % financed through
Infiniti dealers.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to NMAC's experience shown in the following tables.

                           DELINQUENCY EXPERIENCE(1)

                                                              AT MARCH 31,
                                           ---------------------------------------------------
                                            2000       1999       1998       1997       1996
                                           -------    -------    -------    -------    -------
Number of Contracts Outstanding..........  368,660    312,237    330,662    317,238    274,807
Delinquencies as a Percent of Contracts
  Outstanding(2)
  30 - 59 Days...........................     1.54%      2.27%      2.55%      3.10%      2.40%
  60 - 89 Days...........................     0.16%      0.27%      0.36%      0.49%      0.25%
  90 Days or More........................     0.02%      0.04%      0.06%      0.17%      0.05%

-------------------------
(1) The information in the Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables with original maturities in excess of [ ] months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities.

(2) An account is considered delinquent if 20% or more of the scheduled payment is past due.

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                            AT OR FOR TWELVE MONTHS ENDED MARCH 31,
                               ------------------------------------------------------------------
                                  2000          1999          1998          1997          1996
                               ----------    ----------    ----------    ----------    ----------
Principal Amount
  Outstanding................  $4,273,532    $3,126,219    $3,497,123    $3,276,423    $2,659,232
Average Principal Amount
  Outstanding................  $3,261,595    $3,463,840    $3,248,193    $3,181,569    $2,308,058
Number of Contracts
  Outstanding................     368,660       312,237       330,662       317,238       274,807
Average Number of Contracts
  Outstanding................     316,976       329,320       316,769       309,257       250,040
Number of Repossessions(2)...       7,467         9,782        14,164        17,569         9,841
Number of Repossessions as a
  Percent of the Average
  Number of Contracts
  Outstanding................        2.36%         2.97%         4.47%         5.68%         3.94%
Charge-Offs(3)...............  $   55,482    $   92,005    $  134,671    $  158,969    $   72,838
Recoveries(4)................  $   39,125    $   41,947    $   39,997    $   31,874    $   20,489
Net Losses...................  $   16,357    $   50,059    $   94,674    $  127,095    $   52,349
Net Losses as a Percent of
  Principal Amount
  Outstanding(5).............        0.38%         1.60%         2.71%         3.88%         1.97%
Net Losses as a Percent of
  Average Principal Amount
  Outstanding(5).............        0.50%         1.45%         2.91%         3.99%         2.27%

-------------------------
(1) The information in the Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables
    with original maturities in excess of [     ] months. In general, NMAC has
    experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) The number of repossessions excludes accounts that have been subsequently reinstated.

(3) Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (4). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(4) Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

(5) Percentages have been annualized in order to facilitate year to year comparisons.

     NMAC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of repossessed vehicles. The losses in the year ended March 31, 1997 were higher than in previous or subsequent years due to NMAC's effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings. NMAC's management reacted to the negative trend in losses by initiating changes to its credit policy that tightened the range of available credit in order to originate an improved mix of business. These changes involved discontinuing the origination of 72-month term contracts in June 1996 and installing a new empirically derived credit score card in September 1996. In addition, NMAC tightened its credit policy by reducing advance rates for lower credit scores and implementing risked-based pricing. NMAC has recently resumed originating 72-month term contracts under certain financing programs. See "The
Receivables -- Underwriting of Motor Vehicle Loans" in the accompanying Prospectus.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables described above. The ABS Table assumes that
(i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (iii) payments are made on the Notes on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is the required amount described in the summary under "Reserve Account" and (v) the Servicer does not exercise its option to purchase the Receivables. The hypothetical pools each have an assumed cut-off date of
[               ,      ]. The ABS Table indicates the projected weighted average
life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                        REMAINING TERM    ORIGINAL TERM
                                           AGGREGATE                     TO MATURITY       TO MATURITY
POOL                                   PRINCIPAL BALANCE      APR        (IN MONTHS)       (IN MONTHS)
----                                   -----------------    --------    --------------    -------------
1....................................
2....................................
3....................................
4....................................
5....................................

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.]

                                [TABLES TO COME]

               NOTE FACTORS, CERTIFICATE FACTORS AND POOL FACTORS

     The "Note Factor" for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Note Factor for that month.


     The "Certificate Factor" with respect to any class of Certificates will be a seven-digit decimal indicating the Certificate Balance of that class of Certificates as of the close of business on the last day of the related Collection Period as a fraction of the Original Certificate Balance of that class. The Servicer will compute the Certificate Factor each month for each class of Certificates. Each Certificate Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the Certificate Balance. The portion of the Certificate Balance for any class of Certificates for a given month allocable to a Certificateholder can be determined by multiplying the original denomination of the holder's Certificate by the related Certificate Factor for that month.

     The "Pool Balance" as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Seller or the Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by NMAC, the Seller or any of their affiliates.


     The "Pool Factor" for a particular class of Notes or the Certificates will be a seven-digit decimal indicating the principal amount of that class of Notes or the Certificate Balance as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes and Certificates.

     Pursuant to the Transfer and Servicing Agreements, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Certificate Factors, Pool Factors and various other items of information pertaining to the Trust. Securityholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders and the Certificateholders by delivering a written
request addressed to the           at its address at                , Attn:
       . See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" in the accompanying Prospectus.

                                USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Securities
(approximately $          ) to purchase the Receivables from NMAC pursuant to
the Purchase Agreement and to fund the Reserve Account and to make [the initial deposit into] [a capital contribution to the Trust to fund] the Yield Supplement Account.

                          THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying Prospectus.

                 FINANCIAL CONDITION OF NISSAN MOTOR CO., LTD.

     NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. ("Nissan"). Although Nissan is not guaranteeing the Trust's obligations under the Securities, Nissan's financial condition may affect NMAC's ability to service the Receivables. [Nissan reported a consolidated operating profit of
82.6 billion Yen (US$778.9 million) for fiscal year 1999 (ended at March 31,
2000), a decrease of 31.7% compared to the previous year, with net sales of 5,977.1 billion Yen (US$56.39 billion), a decrease of 9.2% compared to the previous year. The decline in operating income is attributable to the negative impact of the appreciation of the Yen and to lower unit sales, particularly in the Japanese market. (The average exchange rate for the dollar was 112 Yen in fiscal year 1999 compared to 128 Yen in fiscal year 1998.)]

     [On March 31, 2000, Nissan announced one-time extraordinary charges totaling 711.1 billion Yen (US$6.71 billion) leading to a consolidated net loss of 684.4 billion Yen (US$6.46 billion). The one-time extraordinary charges relate to changes in the accounting of pensions and retirement benefits in Japan, to plant closures and expenses related to the Nissan Revival Plan, and to new accounting methods, including the calculations of provisions relating to product warranties, adopted in order to bring the accounts in line with internationally accepted accounting practices.]

     [The March 31, 2000, year-end results close a year of transition for Nissan. After the conclusion of an alliance with Renault in March 1999, Nissan announced a comprehensive revival plan in October 1999. The Nissan Revival Plan is targeted to restore profitability, reduce debt and improve operating margins. Nissan is cooperating with Renault in the areas of purchasing, platform co-development and international growth.]

                                   THE NOTES

GENERAL

     The notes (the "Notes") will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture will be filed with the SEC [and the Luxembourg and Hong Kong Stock Exchanges] following the issuance of the Securities. The Notes will be issued as registered Notes in the minimum denomination of $1,000. The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Each class of Notes will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities -- Fixed Rate Securities" in the accompanying Prospectus, except that the Class A-1 Notes will accrue interest on the basis of the actual number of days in the related Interest Period divided by 360. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth in "Summary -- Terms of the Notes -- Per Annum Interest Rates" in this Prospectus Supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the fifteenth of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Distribution Date")
commencing                . A "Business Day" is any day except a Saturday,
Sunday or a day on which banks in New York, New York, [Minneapolis, Minnesota,] Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, regulation, executive order or governmental decree to be closed[; or for payments on the Securities made in Luxembourg or Hong Kong by a paying agent, a day on which banks in Luxembourg or Hong Kong are closed].

     Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an "Interest Period" with respect to the Class A-1 Notes). Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an "Interest Period" with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B Notes).

     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Total Servicing Fee and certain Advances have been paid, except upon an acceleration of the Notes. See "Subordination; Reserve Account -- Reserve Account" and "Distributions on the Notes and the Certificates" in this Prospectus Supplement.

     Interest payments to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the "Class A Notes") will have the same priority unless the Notes are accelerated following the occurrence of an Event of Default, in which case, interest payments will be made first to the Class A-1 Notes and then ratably to the Class A-2 Notes and the Class A-3 Notes. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the Notes.

     Interest payments to the Class B Noteholders will be subordinated to the interest payments on the Class A Notes. Interest on the Class B Notes will not be paid until all accrued and unpaid interest on the Class A Notes have been paid in full.

PAYMENTS OF PRINCIPAL

     Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement. On each Distribution Date, principal of the Notes will be payable generally in an amount equal to the Noteholders' Percentage of the Principal Distributable Amount. However, after the occurrence of an Event of Default and an acceleration of the Notes, all principal will become due and payable. Principal payments on the Notes will be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Total Servicing Fee and non-recoverable Advances have been paid and after the Noteholders' Interest Distributable Amount has been distributed, although after the occurrence of an Event of Default and an acceleration of the Notes, principal of and interest on the Class A-1 Notes will be paid prior to principal of or interest on the Class A-2 Notes, the Class A-3 Notes and the Class B Notes. The Noteholders' Percentage will equal 100% until the Notes have been paid in full. Principal payments will be allocated among the Notes so that no principal payments will be made on:

     1. the Class A-2 Notes until the Class A-1 Notes have been paid in full;

     2. the Class A-3 Notes until the Class A-1 Notes and Class A-2 Notes have been paid in full; and

     3. the Class B Notes until the Class A Notes have been paid in full.

     Notwithstanding the foregoing, on each Distribution Date after the occurrence of an Event of Default and an acceleration of the Notes, available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to pay principal (1) first, of the Class A-1 Notes until the outstanding principal balance of the Class A-2 Notes has been paid in full and (2) second, of each of the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on the respective outstanding principal balances of those classes of Notes until the outstanding principal balances of those classes of Notes have been paid in full, and (3) third, of the Class B Notes until the outstanding principal balance of the Class B Notes has been paid in full.

     The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in this Prospectus Supplement and the accompanying Prospectus.

     If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders' Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts (plus amounts on deposit in the Reserve Account) are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Subject to the following paragraph, upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "The
Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" has been satisfied.

NOTICES

     Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (a "Servicer Default") or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreements) obtaining actual knowledge thereof.

     [If required by the Luxembourg Stock Exchange, for so long as any class of the Notes is listed on the Luxembourg Stock Exchange, notices to holders of such Notes will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourger Wort. If required by The Stock Exchange of Hong Kong Limited, for so long as any class of the Notes is listed on The Stock Exchange of Hong Kong Limited, notices to holders of such Notes will be given in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post.]

     If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.

GOVERNING LAW

     [The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.]

                                THE CERTIFICATES

GENERAL

     The certificates (the "Certificates") will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Trust Agreement will be filed with the SEC following the issuance of the Securities. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.

     The following summary describes material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Interest on the Certificate Balance will accrue during each Interest Period at the per annum pass through rate set forth in "Summary -- Terms of the Certificates -- Per Annum Pass Through Rates" in this Prospectus Supplement (the "Pass Through Rate") and will be payable to the holders of record of the Certificates (the "Certificateholders") on the related Distribution Date.

     The Certificates will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities -- Fixed Rate Securities" in the accompanying Prospectus. Interest due on a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the Class C Certificates generally will be made from Available Amounts after:

     1. payment of the Total Servicing Fee;

     2. payment of non-recoverable Advances to the Servicer; and

     3. distribution of the Noteholders' Distributable Amounts to the Noteholders.

     Interest distributions with respect to the Class D Certificates generally will be made from Available Amounts after payment of all of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the Class C Certificates and (2) depositing of funds in the Reserve Account so that the amount on deposit in that account equals the Specified Reserve Account Balance. See "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement.

     Interest payments due for any Distribution Date but not paid on that Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which all of the Notes have been paid in full. On that Distribution Date and each Distribution Date thereafter, principal payments of the Certificates will be payable in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount. Principal payments on the Class C Certificates will be made from Available Amounts after:

     1. payment of the Total Servicing Fee;

     2. payment of non-recoverable Advances; and

     3. distribution of the Noteholders' Distributable Amounts to the Noteholders.

     Principal payments will be allocated among the Certificates so that no principal payments will be made on the Class D Certificates until the Class C Certificates have been paid in full.

     Principal payments of the Class D Certificates will be made from Available Amounts after all payment of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the Class C Certificates and (2) depositing of funds in the Reserve Account so that the amount on deposit in that account equals the Specified Reserve Account Balance.

     Notwithstanding the foregoing, on each Distribution Date after the acceleration of the Notes following an Event of Default, the Certificates will not receive any of the Principal Distributable Amount until the Notes have been paid in full.

NOTICES

     Certificateholders will be notified in writing by the Owner Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer obtaining actual knowledge thereof. Except for the monthly and annual reports to Certificateholders described this Prospectus Supplement, the Owner Trustee is not obligated under the Trust Agreement to forward any other notices to the Certificateholders. There are no provisions in the Trust Agreement for the regular or special meetings of Certificateholders.

GOVERNING LAW

     [The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.]

                DISTRIBUTIONS ON THE NOTES AND THE CERTIFICATES

     On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day (each a "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

     1. Available Amounts;

     2. Allocable Principal;

     3. Noteholders' Distributable Amount;

     4. Certificateholders' Distributable Amount;

     5. Principal Distributable Amount;

     6. Yield Supplement Deposit, if any;

     7. based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders; and

     8. all other distributions, deposits and withdrawals to be made on the related Distribution Date.

     The Indenture Trustee will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below. "Allocable Principal" shall mean an amount equal to the excess, if any, of (x) the sum of the outstanding principal balances of the Notes and the Certificates as of the close of business on the prior Distribution Date over (y) the Pool Balances as of the end of the related Collection Period.

CALCULATION OF AVAILABLE AMOUNTS

     The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").


     "Available Interest" for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

     1. that portion of all collections on or in respect of the Receivables allocable to interest;

     2. all proceeds of the Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any amounts required by law to be remitted to the Obligor ("Net Liquidation Proceeds") to the extent allocable to interest due on a Liquidated Receivable;


     3. all Advances made by the Servicer;

     4. all payments by the Seller during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable ("Warranty Purchase Payments") to the extent attributable to interest;

     5. all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable ("Administrative Purchase Payments") to the extent attributable to interest;

     6. any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account; and

     7. the excess, if any, in the Yield Supplement Account over the Required Yield Supplement Amount.

     "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4) and (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period.


     Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

     2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

     3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

     A "Defaulted Receivable" will be a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent more than 120 days or, with respect to a Receivable that is delinquent less than 120 days, the Servicer has
(a) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (b) repossessed the Financed Vehicle.

     A "Liquidated Receivable" will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.

PAYMENT OF DISTRIBUTABLE AMOUNTS

     On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

      1. to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

      2. to the Servicer from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

      3. on a pro rata basis (based on the amounts distributable to each class) to the Noteholders, the Noteholders' Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clause (2) above);

      4. to the Noteholders, the Noteholders' Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) and (3) above);

      5. to the holders of record of the Class C Certificates (the "Class C Certificateholders"), the Certificateholders' Interest Distributable Amount for the Class C Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (4) above);

      6. to the Class C Certificateholders, the Certificateholders' Principal Distributable Amount for the Class C Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (5) above);

      7. to the Reserve Account, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (6) above and that amount being the "Excess Amount"), that amount until the amount on deposit in that account equals the Specified Reserve Account Balance;

      8. to the holders of record of the Class D Certificates (the "Class D Certificateholders"), the Certificateholders' Interest Distributable Amount for the Class D Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (7) above);

      9. after the Class C Certificateholders have been paid in full, to the Class D Certificateholders, the Certificateholders' Principal Distributable Amount for the Class D Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (8) above); and

     10. any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (2) through (9) above, to the Seller.

     The Noteholders' Principal Distributable Amount will be allocated among the Notes so that no principal payments will be made on:

      1. the Class A-2 Notes until the Class A-1 Notes have been paid in full;

      2. the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

      3. the Class B Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.

     However, after the occurrence of an Event of Default and an acceleration of the Notes, Available Amounts (after the Base Servicing Fee has been paid and certain Advances have been reimbursed) will be applied to pay interest and principal (1) first, to the Class A-1 Notes, until the outstanding principal balance of and accrued interest on the Class A-1 Notes has been paid in full,
(2) second, to the Class A-2 Notes and the Class A-3 Notes on a pro rata basis
(x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of Notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balance of those classes of Notes have been paid in full, and (3) third, to the Class B Notes, until the outstanding principal balance of an accrued interest on the Class B Notes has been paid in full.

     Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and the Noteholders on any Distribution Date are less than the Base Servicing Fee and the Noteholders' Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the

Base Servicing Fee and the Noteholders' Distributable Amount may be paid to the Servicer and allocated to the Noteholders, respectively.

     No principal payments on the Certificates will be made until all of the Notes have been paid in full. Thereafter, Certificateholders' Principal Distributable Amount will be allocated among the Certificates so that no principal payments will be made on the Class D Certificates until the Class C Certificates have been paid in full. Notwithstanding the foregoing, if amounts actually allocated to the Class C Certificateholders on any Distribution Date is less than the Certificateholders' Distributable Amount, funds will be withdrawn from the Reserve Account (after funds have been withdrawn for the benefit of the Noteholders) so that an amount equal to the Certificateholders' Distributable Amount may be allocated to the Class C Certificateholders.

     For the purposes of this Prospectus Supplement, the following terms will have the following meanings:

     The "Certificateholders' Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount for all classes of Certificates plus the Certificateholders' Principal Distributable Amount for that Distribution Date for the most senior class of Certificates.


     The "Certificateholders' Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, the sum of the Certificateholders' Monthly Interest Distributable Amount for that class plus any outstanding Certificateholders' Interest Carryover Shortfall for that class as of the close of the immediately preceding Distribution Date.


     The "Certificateholders' Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Certificates, the excess, if any, of the sum of the Certificateholders' Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Certificateholders' Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount of interest that is actually paid on the Certificates on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Certificateholders' Interest Carryover Shortfall at the related Pass Through Rate for the related Interest Period.


     The "Certificateholders' Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, interest accrued for the related Interest Period at the related Pass Through Rate for that class of Certificates on the Certificate Balance of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Certificateholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the Original Certificate Balance of that class of Certificates). The "Original Certificate
Balance" will equal $          for the Class C Certificates and $          for
the Class D Certificates, and the "Certificate Balance," for any Distribution Date and a class of Certificates, will equal the Original Certificate Balance of that class, reduced by all amounts distributed on or prior to that Distribution Date on the Certificates of that class and allocable to principal.

     The "Certificateholders' Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Certificateholders' Percentage of the Allocable Principal for that Distribution Date.


     The "Certificateholders' Percentage" will mean the following:

     1. for each Distribution Date until the Distribution Date on which the principal amount of all of the Notes has been paid in full, 0%;

     2. for the Distribution Date on which the principal amount of all the Notes has been paid in full, the percentage of Allocable Principal remaining after the Notes have been paid in full; and

     3. for each Distribution Date after the Distribution Date on which the principal amount of all of the Notes is reduced to zero, 100%.

     The "Certificateholders' Principal Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Certificates, the excess, if any, of the Certificateholders' Monthly Principal Distributable Amount plus any outstanding Certificateholders' Principal Carryover Shortfall for that class for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on that class on that Distribution Date.

     The "Certificateholders' Principal Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, the sum of:

     1. the Certificateholders' Monthly Principal Distributable Amount for that Distribution Date; and

     2. on the Final Scheduled Distribution Date for that class of Certificates, the amount necessary to reduce the outstanding principal amount of that class of Certificates to zero; provided, however, that the Certificateholders' Principal Distributable Amount with respect to a class of Certificates shall not exceed the Certificate Balance of that class of Certificates.

     The "Noteholders' Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount for all classes of Notes plus the Noteholders' Principal Distributable Amount for that Distribution Date for the most senior class of Notes.

     The "Noteholders' Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders' Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders' Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

     The "Noteholders' Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for all classes of Notes and the Noteholders' Interest Carryover Shortfall for all classes of Notes with respect to that Distribution Date.

     The "Noteholders' Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).

     The "Noteholders' Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Noteholders' Percentage of Allocable Principal for that Distribution Date.

     The "Noteholders' Percentage" will mean:

     1. for each Distribution Date until the Distribution Date on which the principal amounts of all of the Notes have been paid in full, 100%;

     2. for the Distribution Date on which the Notes have been paid in full, the percentage of Allocable Principal needed to pay the Notes in full; and

     3. thereafter, 0%.


     The "Noteholders' Principal Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Noteholders' Monthly Principal Distributable Amount for that class for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on that class on that Distribution Date. Noteholders' Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes. See

"Description of the Transfer and Servicing Agreements -- Statements to Securityholders" in the accompanying Prospectus.

     The "Noteholders' Principal Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, the sum of:

     1. the Noteholders' Monthly Principal Distributable Amount; and

     2. on the Final Scheduled Distribution Date for that class of Notes, the amount necessary to reduce the outstanding principal amount of that class of Notes to zero; provided, however, that the Noteholders' Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of that class.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date and the related Collection Period, the sum of the following amounts:

     1. the principal portion of all payments actually received on the Receivables during that Collection Period;

     2. the principal portion of all prepayments and partial prepayments received during that Collection Period (to the extent those amounts are not included in clause (1) above); and

     3. the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1) or (2) above).

                         SUBORDINATION; RESERVE ACCOUNT

     The rights of the Noteholders and the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement and the reimbursement of outstanding Advances.

SUBORDINATION

     In addition, the rights of the Noteholders to receive distributions on the Receivables will be subject to the priorities set forth under "Summary -- Terms of the Notes" and "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement. The rights of the Certificateholders to receive payments on the Receivables will be subordinated to the rights of the Noteholders to the extent described herein. The rights of the Class D Certificateholders to receive payments on the Receivables will be further subordinated to the rights of the Class C Certificateholders and the maintenance of amounts on deposit in the Reserve Account at the Specified Reserve Account Balance, in each case to the extent described herein.

RESERVE ACCOUNT

     The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the "Reserve Account"). Although the Class C Certificates are subordinated to the rights of the Noteholders, the Class C Certificateholders have a preferential right to receive current distributions on the Receivables before the Class D Certificateholders to the extent described in this Prospectus Supplement and the establishment of the Reserve Account. The Reserve Account will be a segregated account in the name of the Indenture Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders and Certificateholders. The Reserve Account will be created with an initial deposit by the

Seller on the Closing Date of an amount equal to $          (the "Reserve
Account Initial Deposit"). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient to fully reimburse the Servicer for Advances made by it which are required to be reimbursed under the Sale and Servicing Agreement, amounts then on deposit in the Reserve Account will be applied to reimburse the Servicer in full before any amounts therein are applied for the payments on the Notes or Certificates.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and the Class C Certificateholders and may be invested in Eligible Investments. Income on such Eligible Investments (net of losses and expenses) will be paid to the Seller on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to Class D Certificateholders pursuant to clauses (8) and (9) in the first paragraph under "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement. Upon any distribution to the Class D Certificateholders of amounts in excess of the Specified Reserve Account Balance, the Noteholders will not have any rights in, or claims to, those amounts. Any excess amounts remaining thereafter will be paid to the Seller.

     The "Specified Reserve Account Balance" will initially be [              ].
In the event, however, that on any Distribution Date: (i) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds [ ]% or (ii) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds [ ]%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (i) and (ii) above for three successive Distribution Dates) shall be a
dollar amount equal to the greater of (i) $[               ] and (ii) [  ]% of
the outstanding principal balance of the Notes and Certificates as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution Date).

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes or the Class C Certificates, then the Specified Reserve Account Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.

     The Seller will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders.

     The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders. In that event, the Class C Certificateholders will first incur the losses, but the Class B Noteholders will be the second to incur those losses because payments of principal of and interest on the Class B Notes are subordinated to payments of principal of and interest on the Class A Notes.

     To a lesser extent, the Reserve Account and the subordination of the Class D Certificates are intended to enhance the likelihood of receipt by the Class C Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Class C Certificateholders will experience losses. However, the right of the Class C Certificateholders to the amounts on deposit in the Reserve Account is subordinated to the similar right of the Noteholders and, in any event, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, the Class C Certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Certificateholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Securities. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the accompanying Prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the accompanying Prospectus, the Servicer will also establish with and pledge to the Indenture Trustee the Reserve Account. The Reserve Account will not be property of the Trust. The Yield Supplement Account established in the name of the Indenture Trustee [will] [will not] be property of the Trust.

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. See "Description of the Transfer and Servicing Agreements -- Collections" in the accompanying Prospectus.

     "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the Securities.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See "Description of the Transfer and Servicing
Agreements -- Collections" in the accompanying Prospectus.

ADVANCES

     On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receivables. See "Description of the Transfer and Servicing Agreements -- Advances" in the accompanying Prospectus.

SERVICING COMPENSATION

     The base servicing fee for the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the Pool Balance as of the Cut-off Date (the "Base Servicing Fee"). The Base Servicing Fee, together with any previously unpaid Base Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account (the "Supplemental Servicing Fee"). See "Description of the Transfer and Servicing Agreements -- Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the "Total Servicing Fee") for each Collection Period on the following Distribution Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of each class of Notes and the Class C Certificates, the Base Servicing Fee in respect of a

Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders' Distributable Amounts or Certificateholders' Distributable Amounts.

YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT


     Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account (the "Yield Supplement Account") to be established by the [Seller who] [Trust in the name of the Indenture Trustee and the Trust which] will pledge the trust account to secure the Notes and the Class C Certificateholders. The Yield Supplement Account [will] [will not] be part of the Trust property and will be funded by the Seller with [[a capital contribution to the Trust by depositing an amount equal to $________] [a deposit of an amount equal to $________] [in cash]][, a transfer of retail installment sales contracts with an aggregate principal balance, as of the Cut-Off Date, of $________ to the Trust] [and a transfer of receivables or other assets (including vehicle lease contracts) in an amount, collectively, equal to $________ to the Trust] ([the] [collectively,] "Initial Yield Supplement Amount").


     The "Yield Supplement Deposit" for each Distribution Date means an aggregate amount (if positive), calculated by the Servicer, by which (1) one month's interest on the principal balance as of the first day of the related Collection Period of each Yield Supplemented Receivable (other than a Defaulted Receivable, after the Collection Period in which that Receivable became a Defaulted Receivable) at a rate equal to the Required Rate exceeds (2) one month's interest on that principal balance at that Yield Supplemented Receivable's APR. "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Distribution Date, the sum of (1) the [interest rate on the Class B Notes] [weighted average Interest Rate of the securities offered pursuant to the prospectus supplement], and (2) the Servicing Rate of 1.00%.


     If the Yield Supplement Deposit for any Distribution Date exceeds the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of
(A) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (1) that payments on the Receivables are made on their scheduled due dates, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of [ ]% and (B) the Initial Yield Supplement Amount. The amount on deposit in the Yield Supplement Account may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be deposited in the Collection Account for distribution in accordance with the Sale and Servicing Agreement.


     Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Indenture Trustee, the Servicer, and the Trust.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements -- Net Deposits" in the accompanying Prospectus.

OPTIONAL PURCHASE

     The outstanding Notes and the Certificates will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or

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any successor to the Servicer may purchase the Receivables when the Pool
Balance shall have declined to 10% or less of the Pool Balance as of the Cut-off Date, for the price as described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements -- Termination." The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on those Notes and for the Certificates will equal the Certificate Balance of the Class C Certificates and Class D Certificates on the date of the optional purchase plus accrued and unpaid interest on the Certificates.


REMOVAL OF SERVICER

     The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes (voting as a single class) may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

     1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable,
        (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes or Certificates evidencing not less than 25% in principal amount of the outstanding Notes and the Certificates, acting together as the single class, or (b) discovery of that failure by any officer of the Servicer;

     2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

     3. the occurrence of an insolvency event with respect to the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the rating agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

SELLER LIABILITY

     Under the Trust Agreement and the Indenture, the Seller will be liable to injured parties only to the extent specified therein.

TERMINATION OF THE SALE AND SERVICING AGREEMENT

     The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables and (ii) the election by the Servicer to purchase the corpus of the Trust as described in "Description of the Transfer and Servicing Agreements -- Optional Purchase" in this Prospectus Supplement and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights. No Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Certificateholder has previously given to the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, acting together as a single class, have made written request upon the Owner Trustee to institute that proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute that proceeding.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

LIST OF NOTEHOLDERS

     Three or more Noteholders of any class in a series or one or more Noteholder of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. However, the Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Three or more holders of the Certificates of any class in a series or one or more holders of those Certificates of that class evidencing not less than 25% of the Certificate Balance of those Certificates may, by written request to the Owner Trustee, obtain access to the list of all Certificateholders maintained by the Owner Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those Certificates.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     [               ] will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of
the Certificates. [               ] will be the Indenture Trustee under the
Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

     The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement and the Indenture will further provide that the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                        MATERIAL INCOME TAX CONSEQUENCES

TAX CHARACTERIZATION OF THE TRUST

     In the opinion of O'Melveny & Myers LLP, tax counsel to the Trust, (i) the Class Notes will be characterized as debt for federal income tax purposes, (ii) although the matter is not free from doubt, the Class B Notes should be treated as debt for tax purposes, and (iii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California income and franchise tax purposes.

     For federal income tax and California income and franchise tax purposes, the Trust will be disregarded as an entity separate from the Seller. As a result, the Trust's assets will be treated as assets of the Seller, and all income, deductions, and other tax items therefrom will be treated as tax items of the Seller.

     See discussion under "Material Income Tax Consequences -- Tax Treatment of Owner Trusts" in the accompanying Prospectus.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller and each Certificate Owner will agree, and each beneficial owner of the Notes (each, a "Note Owner") will agree, to treat the Notes as debt for federal income tax purposes. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of the Certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owner, and the Notes being debt of the partnership, or (ii) if a single, respectively, owns all of the Certificates and none of the Notes are characterized as equity interests in the Trust, as an entity that is to be disregarded for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the Notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

     We refer you to the discussion under "Material Income Tax Consequences -- Tax Treatment of Owner Trusts" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of Benefit Plans. Although no assurances can be given in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

     1. are expected to be treated as indebtedness under local law; and

     2. should not be deemed to have any "substantial equity features."

     However, the acquisition and holding of Notes of any class by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the Trust, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note. In addition, a fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA or any similar applicable law. For additional information regarding the treatment of the Notes under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates (a "Plan Investor"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In addition, a purchaser of Certificates other than a Plan Investor should be aware that a prohibited Transaction could occur if a Certificateholder (or any of its affiliates) is or becomes a party in interest or a disqualified person with respect to a Plan Investor that purchases and holds any Notes unless covered by one or more applicable exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                    [TABLE]

     In the Note Underwriting Agreement, the Note Underwriters have agreed, subject to the terms and conditions set forth in the Note Underwriting Agreement, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Note Underwriters is subject to specified conditions precedent set forth in the Note Underwriting Agreement. The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of
[     ]% of the denominations of the Notes per Class A-1 Note, [     ]% per
Class A-2 Note, [     ]% per Class A-3 Note, and [     ]% per Class B Note. The
Note Underwriters may allow, and those dealers may reallow, a concession not in
excess of [     ]% per Class A-1 Note, [     ]% per Class A-2 Note, [     ]% per
Class A-3 Note and [     ]% per Class B Note to some other dealers. After the
initial public offering of the Notes, the public offering price and those concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of the Class C Certificates set forth opposite its name below:

                                    [TABLE]

     In the Certificate Underwriting Agreement, the Certificate Underwriters have agreed, subject to the terms and conditions set forth in the Certificate Underwriting Agreement, to purchase all of the Class C Certificates if any of the Class C Certificates are purchased. This obligation of the Certificate Underwriters is subject to specified conditions precedent set forth in the Certificate Underwriting Agreement. The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Class C Certificates to the public at the price set forth on the cover of this Prospectus Supplement, and to some other dealers at that price less the initial
concession not in excess of [     ]% per Class C Certificate. The Certificate
Underwriters may allow, and those dealers may reallow, a concession not in
excess of [     ]% per Class C Certificate to some other dealers. After the initial public offering of the Class C Certificates, the public offering price and those concessions may be changed.

     The Seller and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the

Underwriters may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

     The Notes and the Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Note Underwriters that they intend to make a market in the Notes of each class and has been advised by the Certificate Underwriters that they intend to make a market in the Certificates, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class or the Certificates, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class or the Certificates.

     The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

     NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Seller to the repayment of debt, including "warehouse" debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (i) their respective affiliates or (ii) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a "warehouse" lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such "warehouse" debt or as repurchase proceeds.

     The Underwriters have advised the Seller that specified persons participating in this offering may engage in transactions over-allotment transactions, stabilizing transactions or syndicate covering transactions. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Securities. In addition, neither the Seller nor any of the Underwriters represent that the Underwriters that the Underwriters will engage in any such transactions nor that such transactions, one commenced, will not be discontinued without notice.

     Rule 15c-6 under the Securities Exchange Act of 1934, as amended, generally, requires trades in the secondary market to settle within three business days, unless the parties thereto expressly agree otherwise. Because delivery of Notes to purchasers hereunder will settle more than three business days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying Prospectus, legal matters relating to the Notes and the Certificates and federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP.


                                 INDEX OF TERMS


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                                        ----
ABS...................................  S-23
ABS Table.............................  S-24
Administrative Purchase Payments......  S-31
Advance...............................  S-38
Allocable Principal...................  S-30
APR...................................  S-18
Available Amounts.....................  S-31
Available Interest....................  S-31
Available Principal...................  S-31
Base Servicing Fee....................  S-38
Business Day..........................  S-26
Certificate Balance...................  S-33
Certificate Factor....................  S-25
Certificate Underwriters..............  S-45
Certificate Underwriting Agreement....  S-45
Certificateholders....................  S-29
Certificateholders' Distributable
  Amount..............................  S-33
Certificateholders' Interest Carryover
  Shortfall...........................  S-33
Certificateholders' Interest
  Distributable Amount................  S-33
Certificateholders' Monthly Interest
  Distributable Amount................  S-33
Certificateholders' Monthly Principal
  Distributable Amount................  S-33
Certificateholders' Percentage........  S-33
Certificateholders' Principal
  Carryover Shortfall.................  S-34
Certificateholders' Principal
  Distributable Amount................  S-34
Certificates..........................  S-29
Clearstream Banking Luxembourg........   A-1
Class A Notes.........................  S-27
Class C Certificateholders............  S-32
Class D Certificateholders............  S-32
Closing Date..........................  S-17
Collection Period.....................  S-38
Cut-off Date..........................  S-17
Dealer Recourse.......................  S-16
Dealers...............................  S-17
Defaulted Receivable..................  S-31
Determination Date....................  S-30
Distribution Date.....................  S-26
Eligible Investments..................  S-38
Euroclear............................    A-1
Excess Amount.........................  S-32
Final Scheduled Distribution Date.....  S-21
Financed Vehicles.....................  S-17
Global Securities.....................   A-1
Indenture Trustee.....................  S-17
Initial Yield Supplement Amount.......  S-39
Interest Period.......................  S-27
Interest Rate.........................  S-26



                                        PAGE
                                        ----
Liquidated Receivable.................  S-31
Net Liquidation Proceeds..............  S-31
Nissan................................  S-26
NMAC..................................  S-16
Non-U.S. Person.......................   A-4
Note Factor...........................  S-25
Note Underwriters.....................  S-45
Note Underwriting Agreement...........  S-45
Noteholders' Distributable Amount.....  S-34
Noteholders' Interest Carryover
  Shortfall...........................  S-34
Noteholders' Interest Distributable
  Amount..............................  S-34
Noteholders' Monthly Interest
  Distributable Amount................  S-34
Noteholders' Monthly Principal
  Distributable Amount................  S-34
Noteholders' Percentage...............  S-34
Noteholders' Principal Carryover
  Shortfall...........................  S-34
Noteholders' Principal Distributable
  Amount..............................  S-35
Notes.................................  S-26
Obligors..............................  S-17
Original Certificate Balance..........  S-33
Owner Trustee.........................  S-16
Pass Through Rate.....................  S-29
Plan Investor.........................  S-44
Pool Balance..........................  S-25
Pool Factor...........................  S-25
Principal Distributable Amount........  S-35
Receivables...........................  S-17
Redemption Price......................  S-40
Required Rate.........................  S-39
Required Yield Supplement Amount......  S-39
Reserve Account.......................  S-35
Reserve Account Initial Deposit.......  S-36
Sale and Servicing Agreement..........  S-16
Seller................................  S-16
Servicer..............................  S-16
Servicer Default......................  S-28
Servicing Rate........................  S-38
Specified Reserve Account Balance.....  S-36
Supplemental Servicing Fee............  S-38
Total Servicing Fee...................  S-38
Transfer and Servicing Agreements.....  S-37
Trust.................................  S-16
Trust Agreement.......................  S-16
Underwriters..........................  S-45
Warranty Purchase Payments............  S-31
Yield Supplement Account..............  S-39
Yield Supplement Deposit..............  S-39
Yield Supplemented Receivables........  S-39

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary.....................................................   S-5
Risk Factors................................................  S-12
The Trust...................................................  S-16
Capitalization of the Trust.................................  S-17
Paying Agents...............................................  S-17
The Owner Trustee and the Indenture Trustee.................  S-17
The Receivables.............................................  S-17
Maturity and Prepayment Considerations......................  S-21
Delinquencies, Repossessions and Net Losses.................  S-21
Weighted Average Life of the Notes..........................  S-23
Note Factors, Certificate Factors and Pool Factors..........  S-25
Use of Proceeds.............................................  S-25
The Seller and the Servicer.................................  S-25
Financial Condition of Nissan Motor Co., Ltd. ..............  S-26
The Notes...................................................  S-26
The Certificates............................................  S-29
Distributions on the Notes and the Certificates.............  S-30
Subordination; Reserve Account..............................  S-35
Description of the Transfer and Servicing Agreements........  S-37
Material Income Tax Consequences............................  S-43
ERISA Considerations........................................  S-44
Underwriting................................................  S-45
Legal Opinions..............................................  S-47
Index of Terms..............................................  S-48
Annex A: Global Clearance, Settlement and Tax Documentation
  Procedures................................................   A-1

                                   PROSPECTUS

                                                              PAGE
                                                              ----
Summary of Terms............................................     3
Risk Factors................................................     8
Formation of the Trusts.....................................    14
Property of the Trusts......................................    14
The Receivables.............................................    15
Use of Proceeds.............................................    16
The Trustee.................................................    16
The Seller..................................................    17
The Servicer................................................    17
Where You Can Find More Information About Your Securities...    17
Delinquencies, Repossessions and Net Losses.................    18
Weighted Average Life of the Securities.....................    18
Pool Factors and Trading Information........................    18
The Notes...................................................    20
The Certificates............................................    25
Material Information Regarding the Securities...............    26
Description of the Transfer and Servicing Agreements........    38
The Swap Agreement..........................................    53
Material Legal Aspects of the Receivables...................    57
Material Income Tax Consequences............................    63
ERISA Considerations........................................    79
Underwriting................................................    80
Legal Opinions..............................................    80
Index of Terms..............................................    81

     DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL [               ,
               ], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

                             $[                  ]

                            NISSAN AUTO RECEIVABLES
                           [    ]-[    ] OWNER TRUST

                               $[         ] ASSET
                            BACKED NOTES, CLASS A-1

                               $[         ] ASSET
                            BACKED NOTES, CLASS A-2

                               $[         ] ASSET
                            BACKED NOTES, CLASS A-3

                               $[         ] ASSET
                             BACKED NOTES, CLASS B

                               $[         ] ASSET
                          BACKED CERTIFICATES, CLASS C

                     [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     SELLER

                            NISSAN MOTOR ACCEPTANCE
                                  CORPORATION,
                                    SERVICER

                                  UNDERWRITERS
                                 [UNDERWRITERS]

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in specified circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking societe anonyme ("Clearstream Banking Luxembourg") or Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.

     However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      1. borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8BEN must be filed within 30 days of that change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

PROSPECTUS SUPPLEMENT

To Prospectus Dated January 11, 2001


             NISSAN AUTO RECEIVABLES            -      OWNER TRUST

                     [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     Seller

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    Servicer

                         $           ASSET BACKED NOTES
                     $           ASSET BACKED CERTIFICATES


     YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.

     The securities are asset backed securities issued by the trust. The securities are not obligations of Nissan Motor Acceptance Corporation, [Nissan Auto Receivables Corporation] [Nissan Auto Receivables Corporation II], Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any governmental agency.


     This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated January 11, 2001.


- The trust will issue seven classes of securities.

- Only the securities described on the following table are being offered by this prospectus supplement and the prospectus.

- The securities accrue interest from           ,      .

                                                  CLASS A NOTES
                                    -----------------------------------------
                                     A-1 NOTES      A-2 NOTES      A-3 NOTES      CLASS B NOTES     CLASS C CERTIFICATES
                                    -----------    -----------    -----------     --------------    --------------------
Principal Amount...........         $              $              $               $                 $
Interest Rate..............                    %              %             %                   %                  %
Targeted Scheduled Distribution
 Date(1)...................                                                                  N/A                N/A
Final Scheduled Distribution
 Date......................
Price to Public(2).........                    %              %             %                   %                  %
Underwriting Discount(2)...                    %              %             %                   %                  %
Proceeds to Seller(2)......         $              $              $               $                 $

----------------------
(1) The trust expects to pay principal on each subclass of Class A Notes on its targeted scheduled distribution date. The trust's ability to pay principal on the targeted final payment date on the Class A Notes is dependent on its ability to sell Variable Pay Term Notes in the future as described in this prospectus supplement.

(2) Total price to the public is $[      ], total underwriting discount is
    $[      ] and total proceeds to the Seller are [      ].

CREDIT ENHANCEMENT

- Reserve account, with an initial deposit of $[         ].

- The Class B Notes are subordinated to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and the certificates are subordinated to the notes to the extent described herein.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [The trust has applied to list the securities on the Luxembourg Stock Exchange and for listing and permission to deal in the securities in the Stock Exchange of Hong Kong Limited.]

                                 [UNDERWRITERS]

           The date of this prospectus supplement is                .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.

     IF THE DESCRIPTION OF THE TERMS OF YOUR SECURITIES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of this prospectus supplement.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-59 in this prospectus supplement and under the caption "Index of Terms" beginning on page 81 in the accompanying prospectus.

     You should rely on the information contained in or incorporated by reference into this prospectus supplement or accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the securities in any jurisdiction where it is not permitted.

                    [GRAPHIC-SUMMARY OF TRANSACTION PARTIES]

                 [GRAPHIC -- SUMMARY OF MONTHLY DEPOSITS TO AND
                           WITHDRAWALS FROM ACCOUNTS]

                                    SUMMARY

     The following summary contains a brief description of the Notes and the Certificates. You will find a detailed description of the terms of the Offering of the Notes and the Certificates following this summary. You should read carefully this entire document and the accompanying Prospectus to understand all of the terms of the Offering of the Notes and the Certificates. You should consider both documents when making your investment decision.

ISSUER                         Nissan Auto Receivables Owner Trust      -     .
                               The trust will be established by a trust
                               agreement dated as of             ,             .

SELLER [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II].

SERVICER                       Nissan Motor Acceptance Corporation.

INDENTURE TRUSTEE              [               ].

OWNER TRUSTEE                  [               ].

OFFERED NOTES                  The offered notes consist of the Class A-1 Notes,
                               the Class A-2 Notes, the Class A-3 Notes and the
                               Class B Notes, as described on the cover page.

OFFERED CERTIFICATES           The offered certificates consist of the Class C
                               Certificates, as described on the cover page.

                               The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

OTHER SECURITIES               On the closing date, the trust is also issuing a
                               Variable Pay Term Note in a principal amount of
                               $[            ] and the Class D Certificates in
                               an aggregate principal amount of $[            ].
                               The trust expects to issue additional Variable
                               Pay Term Notes, which are described below, on the targeted scheduled distribution date for each subclass of the Class A Notes. If issued, the proceeds from the additional Variable Pay Term
                               Notes will be applied to principal payments on the subclass or subclasses of Class A Notes targeted for payment on that date. The Class D
                               Certificates will initially be retained by the seller. The Class D Certificates and the Variable
                               Pay Term Notes are not being offered by this prospectus supplement.

RECEIVABLES                    The trust's main source of funds for making
                               payments on the notes and the certificates will be collections on its motor vehicle retail installment sale contracts, otherwise known as the receivables, that will be transferred by Nissan Motor Acceptance Corporation to the seller and then by the seller to the trust in exchange for the notes and the certificates.

                               The principal balance of the receivables as of
                               [            ], referred to as the "cut-off
                               date," was $[            ]. As of the cut-off
                               date, the receivables had the following
                               characteristics:

                               Number of Receivables...............................
                               Average Principal Balance...........................
                               Approximate Weighted Average Annual Percentage
                               Rate................................................
                               Approximate Weighted Average Remaining Term to
                               Maturity............................................
                               Approximate Weighted Average Original Term to
                               Maturity............................................

                               YOU SHOULD REFER TO "THE RECEIVABLES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE INFORMATION ON THE RECEIVABLES.

CLOSING DATE                   On or about [            ].

TERMS OF THE NOTES             DISTRIBUTION DATES:

                               Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business
                               day. The first payment will be on [            ].

                               PER ANNUM INTEREST RATES:

                               The notes will have fixed rates of interest as follows:

                               CLASS                               INTEREST RATE
                               -----                               -------------
                               A-1.................................  [     ]%
                               A-2.................................  [     ]%
                               A-3.................................  [     ]%
                               B...................................  [     ]%

                               INTEREST PERIODS:

                               Interest on the notes will accrue in the following manner:

                                                  FROM              TO         DAY COUNT
                               CLASS           (INCLUDING)      (EXCLUDING)    CONVENTION
                               -----           -----------      -----------    ----------
                               A-1.....                                       [actual/360]
                                                                                [30/360]
                               A-2.....                                          30/360
                               A-3.....                                          30/360
                               B.......                                          30/360

                               PRINCIPAL:

                               - AMOUNTS ALLOCATED TO THE NOTES: For notes that
                                 receive payments of principal on each
                                 distribution date, the principal will be payable on each distribution date in an amount equal to the excess, if any, of (x) the sum of the principal balances of the notes and the certificates as of the close of business on the prior distribution date over (y) the principal balance of the receivables as of the end of the related collection period (excluding certain non-collectible or defaulted receivables and receivables purchased by the servicer or repurchased by the seller due to certain breaches).

                                   Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid, certain advances have been reimbursed and after payment of interest on the notes.

                                 - ORDER OF PAYMENT AMONG CLASSES: The trust
                                   will allocate all payments of principal to the Variable Pay Term Note issued at closing until the earlier of payment in full and the first targeted scheduled distribution date. The trust will not make any payments of principal on any subclass of Class A Notes until its targeted scheduled distribution date. On the targeted scheduled distribution date for each subclass of Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that subclass of Class A Notes. The trust expects to issue a new Variable Pay Term Note on each targeted scheduled distribution date in an amount sufficient to pay the related subclass of Class A Notes in full. If this occurs, the trust will pay principal sequentially to the Variable Pay Term Notes until paid in full and then sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full.

                                 - FAILURE TO MAKE PAYMENT ON TARGETED SCHEDULED
                                   DISTRIBUTION DATE: The failure of the trust to pay any subclass of Class A Notes in full on its targeted scheduled distribution date alone will not constitute an event of default. However, if any subclass of Class A Notes is not paid in full on its targeted scheduled distribution date, thereafter, amounts available to make principal payments on the notes will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding. The Class A Note portion of such principal payments will be applied to the subclass of Class A Notes which was not paid on its targeted scheduled distribution date and the Variable Pay Term Note portion will be applied to the Variable Pay Term Notes, sequentially, according to their earliest date of issuance.

                                   If more than one subclass of Class A Notes are not paid in full on their respective targeted scheduled distribution dates or if the interest rate swap acquired in connection with the Variable Pay Term Notes is terminated, on each distribution date thereafter, amounts available to make principal payments on the notes will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata based on the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding. Among the Class A Notes, principal payments will be applied to the subclasses sequentially according to the lowest numerical designation, and among the Variable Pay Term Notes, principal payments will be applied sequentially according to the earliest date of issuance, until all the Class A Notes and the Variable Pay Term Notes are paid in full.

                                 - DISTRIBUTIONS UPON EVENT OF DEFAULT: After
                                   the occurrence of an event of default and an acceleration of the notes, available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to pay interest and principal [(1) first, on the Class A-1 Notes and the Variable Pay Term Notes on a pro rata basis
                                   (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full, (2) second, on the Class A-2 Notes and the Class A-3 Notes on a pro rata basis (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and
                                   (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full,] [(1) first, on each subclass of the Class A Notes and the Variable Pay Term Notes on a pro rata basis
                                   (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those notes have been paid in full,] [(3) third,][(2) second,] to the Class B Notes until payment in full of principal and interest on the Class B Notes, [(3) third,][(4) fourth,] to the Class C Certificates until payment in full of principal and interest on the Class C Certificates, and [(4) fourth,][(5) fifth,] to the Class D Certificates until payment in full of principal and interest on the Class D Certificates..

                                 - TARGETED SCHEDULED DISTRIBUTION DATES: The
                                   targeted scheduled distribution date for each subclass of Class A Notes is listed on the cover page of this prospectus supplement, or if such day is not a business day, the next succeeding business day. The trust expects that no payments of principal will be made on any subclass of Class A Notes until its targeted scheduled distribution date. The trust expects that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date from the proceeds of issuance of a Variable Pay Term Note and other funds available. Failure to pay a subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default under the indenture and in such event such subclass will receive monthly allocations of principal until paid in full.

                               FINAL SCHEDULED DISTRIBUTION DATES:

                               The trust must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

                                                                              FINAL SCHEDULED
                               CLASS                                         DISTRIBUTION DATE
                               -----                                         -----------------
                               A-1.........................................  [        ]
                               A-2.........................................  [        ]
                               A-3.........................................  [        ]
                               B...........................................  [        ]

                               You should refer to "The Notes -- Payments of Principal" and "Distributions on the Notes and the Certificates -- Calculation of Available Amounts" in this Prospectus Supplement for more detailed information regarding payments of principal.

TERMS OF THE CERTIFICATES      DISTRIBUTION DATES:

                               Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment will be on
                               [               ].

                               PER ANNUM INTEREST RATES:

                               The certificates will have the following pass through rates:

                                                                                    PASS
                               CLASS                                            THROUGH RATE
                               -----                                            ------------
                               C..............................................      [   ]%
                               D..............................................      [   ]%

                               INTEREST PERIODS:

                               Interest on the certificates will accrue in the following manner:


                                                          FROM           TO         DAY COUNT
                               CLASS                   (INCLUDING)   (EXCLUDING)    CONVENTION
                               -----                   -----------   -----------   ------------
                               C.....................                                [30/360]
                               D.....................                                [30/360]

                               PRINCIPAL:

                               AMOUNTS ALLOCATED TO THE CERTIFICATES:

                               Principal of the certificates will be payable generally in an amount equal to the certificateholders' percentage of the principal distributable amount.

                               Principal payments on the certificates as described above will be made from all available amounts after the following amounts have been distributed:

                               1. the servicing fee and certain advances;
                               2. swap payments;

                               3. interest and principal on the notes; and

                               4. interest on the certificates.

                               - ORDER OF PAYMENT AMONG CLASSES: No principal
                                 payments will be made on the Class D
                                 Certificates until the Class C Certificates have been paid in full.

                               - FINAL SCHEDULED DISTRIBUTION DATES: The trust
                                 must pay the outstanding principal balance of each class of certificates by its final scheduled distribution date as follows:

                                                                              FINAL SCHEDULED
                                 CLASS                                       DISTRIBUTION DATE
                                 -----                                       -----------------
                                 C.........................................     [        ]
                                 D.........................................     [        ]

                               YOU SHOULD REFER TO "THE CERTIFICATES -- PAYMENTS OF PRINCIPAL" AND "DISTRIBUTIONS ON THE NOTES AND THE CERTIFICATES -- CALCULATION OF AVAILABLE AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED INFORMATION REGARDING PAYMENTS OF PRINCIPAL.

INTEREST RATE SWAPS            On the closing date, the trust will enter into an
                               interest rate swap with                as the
                               swap counterparty that will have an initial notional amount equal to the principal amount of the Variable Pay Term Note issued on the closing date. The notional amount will increase by the principal amount of any additional Variable Pay
                               Term Notes issued on targeted scheduled
                               distribution dates and will decrease by any principal payments on the Variable Pay Term
                               Notes.

                               Under the interest rate swap agreements, on each distribution date, the trust will be obligated to pay to the swap counterparty a fixed monthly payment on a notional amount equal to the aggregate outstanding balance of the Variable Pay Term Notes, and the swap counterparty will be obligated to pay floating rate monthly payments to the trust on the same notional amount.

                               The net amount owed by the trust to the swap counterparty on a distribution date, if any, is the "Swap Payment," and the net amount owed by the swap counterparty to the trust, if any, is the "Swap Receipt."

                               The obligations of the trust under the interest rate swap agreement are secured under the indenture and the obligations of the swap counterparty are unsecured.

                               If the swap counterparty's long-term senior unsecured debt ceases to be rated at a level acceptable to Standard & Poor's Ratings Group and Moody's Investors Service, Inc., the swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate swap agreement or arrange for an eligible substitute swap counterparty satisfactory to the trust.

                               YOU SHOULD REFER TO "THE NOTES -- INTEREST RATE SWAP" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED INFORMATION REGARDING THE INTEREST RATE SWAP.

OPTIONAL PURCHASE              The notes and the certificates will be paid in
                               full on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original aggregate principal balance of the receivables on the cut-off date.

CREDIT ENHANCEMENT             The credit enhancement of the offered notes and
                               the offered certificates will be the following:

                               1. CLASS A-1 NOTES, CLASS A-2 NOTES, CLASS A-3
                                  NOTES AND VARIABLE PAY TERM NOTES: the
                                  subordination of the Class B Notes and the certificates;

                               2. CLASS B NOTES: the subordination of the
                                  certificates;

                               3. CLASS C CERTIFICATES: the subordination of the
                                  Class D Certificates; and

                               4. ALL CLASSES OF NOTES AND THE CLASS C
                                  CERTIFICATES: the reserve account.

                               The credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The Class B Notes, which have an initial principal balance of
                               $[          ] which represents [     ]% of the
                               initial principal balance of all the notes, will not receive any principal distributions until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid or any interest distributions until all interest owing to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid.

                               The certificates have an initial principal
                               balance of $[          ] and represent [     ]%
                               of the initial principal balance of all the notes and the certificates. The certificates will not receive any principal distributions until all of the notes have been paid in full. The certificates will not receive any interest payments until all required principal and interest payments have been made on the notes.

ACCUMULATION ACCOUNT           If on any distribution date no Variable Pay Term
                               Notes are outstanding and the Class A Notes remain outstanding but no Class A Notes are outstanding for which the targeted scheduled distribution date has occurred, amounts which would otherwise be allocable to principal payments shall instead be deposited into the accumulation account.

                               No funds will be deposited in the accumulation account (i) on any distribution date after the notes have been accelerated following the occurrence of an event of default until all events of default have been cured or waived as provided in the indenture, (ii) on any distribution date after the Class A Notes and the Variable Pay Term Notes have been paid in full or
                               (iii) if more than one subclass of Class A Notes have not been paid in full on their respective targeted scheduled distribution dates.

                               The amounts on deposit in the accumulation account will be invested in permitted investments. If a deposit is made into the accumulation account, the required balance of the reserve account will be increased to compensate in part for any negative carry between the interest earned on the permitted investments and the interest payable on the notes and certificates and the base servicing fee.

RESERVE ACCOUNT                On each distribution date, the trust will use
                               funds in the reserve account for distribution to the noteholders and the holders of the Class C
                               Certificates to cover any shortfalls in interest and principal required to be paid on the notes and the Class C Certificates. The reserve account will be pledged to the indenture trustee to secure the notes and the Class C Certificates but will not be an asset of the trust.

                               If the principal balance of a class of notes or the Class C Certificates is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

                               Amounts on deposit in the reserve account will not be available, however, on the targeted scheduled distribution date for any subclass of Class A Notes to the extent that the proceeds, if any, from the sale of additional Variable Pay Term Notes together with collections on the receivables are insufficient to pay that subclass of Class A Notes in full.

                               The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account. On the closing date, the seller
                               will deposit $[               ] into the reserve
                               account, which is approximately [     ]% of the
                               outstanding principal balance of the receivables as of the cut-off date.

                               The amount required to be on deposit in the
                               reserve account at the close of business on any
                               distribution date will be $[               ]. If
                               however, on any distribution date certain loss or delinquency ratios relating to the receivables (and described under "Subordination; Reserve Account") are exceeded, then the reserve account balance of such distribution date (and for each succeeding distribution date until the relevant percentage equivalent ratios have been achieved and maintained for the required period) will be
                               the greater of (1) $[               ] and (2)
                               [               ]% of the outstanding principal
                               balance of the notes and the Class C Certificates as of the preceding distribution date (after giving effect to payments of principal made on such date). On each distribution date, after making required payments to the servicer and to the noteholders and holders of the Class C Certificates, the trust will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

                               In addition, if a deposit is to be made into the accumulation account on any distribution date or was made on any prior distribution date, the specified reserve account balance will be increased to compensate in part for any negative carry between the interest rates payable on the notes and certificates (and the base servicing fee) and the interest rate payable on permitted investments in the accumulation account in an amount equal to the product of (i) the amount remaining on deposit in the accumulation account after giving effect to any withdrawals or deposits on such distribution date, (ii) a fraction, the numerator of which is the number of distribution dates after such distribution date through and including the next distribution date that is a targeted scheduled distribution date for any subclass of the Class A Notes and the denominator of which is 12, and (iii) the weighted average interest rate of the securities offered pursuant to this prospectus supplement minus [2.50]%.

YIELD SUPPLEMENT ACCOUNT       On each distribution date, the trust will use
                               funds on deposit in the yield supplement account to cover, for each receivable, the excess, if any, of (x) one month's interest that would accrue on the principal balance of that receivable at a rate equal to the sum of (1) the [interest rate on the Class B Notes] [weighted average interest rate of the securities offered pursuant to this prospectus supplement], and (2) the servicing fee rate of 1.00% over (y) one month's interest that accrued on that receivable at the interest rate on that receivable.


                               On the closing date, the seller will [deposit] [make a capital contribution to the trust by
                               depositing] $[          ] in cash into the yield
                               supplement account. That amount is the amount that is estimated to be required to be withdrawn from the yield supplement account on subsequent distribution dates in accordance with the provisions of the preceding paragraph. [In addition, the seller will [pledge] [assign] other receivables or assets (including vehicle lease contracts) to the trust.] Neither the seller nor the servicer will make any other deposit to the yield supplement account on or after the closing date. The yield supplement account [will][will not] be an asset of the trust.


TAX STATUS                     Subject to the important considerations described
                               in this prospectus supplement and the prospectus, O'Melveny & Myers LLP, special tax counsel to the trust, will deliver its opinion that:

                               1. the Class A Notes will be characterized as
                                  debt for tax purposes;

                               2. the Class B Notes should be treated as debt
                                  for tax purposes; and

                               3. the trust will not be characterized as an
                                  association or a publicly traded partnership taxable as a corporation for federal income and California income and franchise tax purposes.

                               If you purchase the notes, you will agree to treat the notes as debt. If you purchase the certificates, you will agree to treat the trust
                               (1) as a partnership in which the
                               certificateholders are partners or (2) if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income and California income and franchise tax purposes.

                               YOU SHOULD REFER TO "MATERIAL INCOME TAX
                               CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL INCOME TAX CONSEQUENCES -- TAX TREATMENT OF OWNER TRUSTS" IN THE ACCOMPANYING PROSPECTUS.

ERISA CONSIDERATIONS           The notes are generally eligible for purchase by
                               employee benefit plans and individual retirement accounts, subject to those considerations discussed under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus. The certificates may not be acquired by an employee benefit plan or by an individual retirement account.

                               YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY CONSIDERING PURCHASE OF THE SECURITIES YOU SHOULD, AMONG OTHER THINGS, CONSULT WITH YOUR COUNSEL IN DETERMINING WHETHER ALL REQUIRED CONDITIONS HAVE BEEN SATISFIED.

[ELIGIBILITY FOR PURCHASE BY   The Class A-1 Notes will be eligible for purchase
MONEY                          by money market funds under Rule 2a-7 under the
MARKET FUNDS                   Investment money market funds under Rule 2a-7
                               under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund's investment policies and objectives.]

[LISTING The trust has applied to list the Class A-1 Notes on the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited. The trust has requested that the listings be made effective on
                               or about                .]

MINIMUM DENOMINATIONS          The securities will be issued only in
                               denominations of $1,000 or more. Securities will be issued in multiples of $1 for amounts in excess of $1,000.

REGISTRATION OF THE            You will generally hold your interests in the
SECURITIES                     securities through The Depository Trust Company
                               in the United States, or Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia. This is referred to as book-entry form.
                               You will not receive a definitive certificate representing your securities except under limited circumstances.

                               We expect the securities to be delivered through The Depository Trust Company, Clearstream Banking societe anonyme and the Euroclear System against payment in immediately available funds on or
                               about                .

                               FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" IN THE ACCOMPANYING PROSPECTUS.

RATINGS On the closing date, each class of offered securities will receive the following ratings from Standard & Poor's Ratings Group and Moody's Investors Service, Inc.:

                               CLASS                                 STANDARD & POOR'S     MOODY'S
                               -----                                 -----------------     -------
                               A-1.................................       [       ]        [       ]
                               A-2.................................       [       ]        [       ]
                               A-3.................................       [       ]        [       ]
                               B...................................       [       ]        [       ]
                               C...................................       [       ]        [       ]

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE SECURITIES OF ANY CLASS.

THE FAILURE TO SELL ADDITIONAL  The trust's ability to pay the full amount of
VARIABLE PAY TERM NOTES WILL    any subclass of Class A Notes on its targeted
RESULT IN THE CLASS A NOTES     scheduled distribution date will depend on
NOT BEING PAID IN FULL ON       whether the trust is able to sell a Variable Pay
THEIR TARGETED SCHEDULED        Term Note on that targeted scheduled
DISTRIBUTION DATES.             distribution date in the amount necessary,
                                together with other funds available, to pay such subclass of Class A Notes in full. To the extent a Variable Pay Term Note is not issued by the trust on a targeted scheduled distribution date, it is highly unlikely that holders of any Class
                                A Notes targeted for payment on that date will be paid in full on that date.

                                The trust will not be able to issue a Variable Pay Term Note unless all of the conditions to issuance are met and a purchaser agrees to the purchase. Although NMAC, as the administrator, will use reasonable efforts to find purchasers, no person or entity is obligated to purchase a Variable Pay Term Note or any interest therein. Accordingly, there is no assurance that any Variable Pay Term Notes (other than the Variable Pay Term Note issued on the closing date) will be issued and sold or that the proceeds from sale of Variable Pay Term Notes on targeted scheduled distribution dates will be sufficient to pay a subclass of Class A Notes in full on its targeted scheduled distribution date.

                                Although interest will continue to accrue on all outstanding subclasses of Class A Notes at their respective interest rates, holders of the Class A Notes may not receive the full principal payment on their respective targeted scheduled distribution dates and may lose the opportunity to reinvest such amounts at more favorable rates until the principal payments are received after their targeted scheduled distribution dates.

THE ISSUANCE OF THE VARIABLE    The Variable Pay Term Notes that are issued on
PAY TERM NOTES MAY REDUCE       targeted scheduled distribution dates will bear
THE AMOUNT OF FUNDS AVAILABLE   interest at floating rates with spreads to LIBOR
FOR DISTRIBUTION TO OTHER       that will be determined at the time of issuance.
NOTES AND CERTIFICATES.         Although such spreads cannot exceed      % and
                                an interest rate swap with a notional amount equal to the principal balance of such outstanding Variable Pay Term Notes must be in effect, the issuance of Variable Pay Term Notes at rates (after giving effect to the fixed rate payable by the trust under the interest rate swap) higher than the interest rates of the related subclasses of Class A Notes that are being repaid will increase the amount of interest payable by the trust. Since interest payments on the Variable Pay Term Notes are paid pro rata with interest payments on the Class A
                                Notes and are senior to payments of interest and principal on the Class B Notes and the Class C
                                Certificates, the issuance of additional
                                Variable Pay Term Notes at rates higher than the interest rates of the related subclass of Class
                                A Notes would reduce the amount of funds available for distribution to the other notes and certificates. This could result in a delay in or loss of payments on your notes or certificates or in a reduction of their ratings.

RISKS ASSOCIATED WITH THE      The trust will enter into an interest rate swap
INTEREST RATE SWAP.            because the receivables owned by the trust bear
                               interest at a fixed rate while the Variable Pay
                               Term Notes will bear interest at a floating rate based on one-month LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the Variable Pay Term
                               Notes.

                               During those periods in which the floating
                               LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the Variable Pay Term Notes without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and certificates.

                               On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty's claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates and for termination payments will be pro rata with interest on the Class A Notes and the Variable Pay Term Notes. If there is shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

                               The interest rate swap generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or a default due to failure of the counterparty to post collateral, assign to an eligible counterparty or take other remedial action if the counterparty's debt ratings drop below the levels acceptable to Standard & Poor's Ratings Group and Moody's Investors Service, Inc. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any termination payment will be based on the market value of the interest rate swap. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. Any payment due to the interest rate swap counterparty would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes. If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap agreement and to the extent the interest rates on the Variable Pay Term Notes exceed the fixed rate the trust had been required to pay the counterparty under the interest rate swap, the amount available to pay principal of and interest on the notes and certificates will be reduced. If the interest rate swap is terminated and no replacement is entered into, you may experience delays and/or reductions in interest and principal payments on your notes and certificates.

YOU MAY HAVE DIFFICULTY        The trust will not list the securities on any
SELLING YOUR SECURITIES        securities exchange. Therefore, in order to sell
AND/OR OBTAINING YOUR          your securities, you must first locate a willing
DESIRED PRICE DUE TO THE       purchaser. In addition, currently, no secondary
ABSENCE OF A SECONDARY         market exists for the securities. We cannot
MARKET.                        assure you that a secondary market will develop.
                               The underwriter intends to make a secondary market for the securities by offering to buy the certificates from investors that wish to sell.
                               However, the underwriter is not obligated to offer to buy the securities and it may stop making offers at any time.

THE CLASS B NOTES AND THE      If you buy the Class B Notes, you will bear a
CLASS C CERTIFICATES ARE       greater risk than the holders of the Class A-1
SUBJECT TO GREATER CREDIT      Notes, the Class A-2 Notes, the Class A-3 Notes
RISK BECAUSE THE CLASS B       and the Variable Pay Term Notes because payments
NOTES ARE SUBORDINATE TO THE   of interest and principal on your notes are
CLASS A-1 NOTES, THE CLASS     subordinated to payments of interest and
A-2 NOTES, THE CLASS A-3       principal on the Class A-1 Notes, the Class A-2
NOTES AND THE VARIABLE PAY     Notes, the Class A-3 Notes and the Variable Pay
TERM NOTES AND THE CLASS C     Term Notes to the extent described below.
CERTIFICATES ARE SUBORDINATE
TO THE NOTES.                  Interest payments on the Class B Notes on each
                               distribution date will be subordinated to servicing fees, swap payments and termination payments payable to the swap counterparty, and interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the
                               Variable Pay Term Notes. Principal payments on the Class B Notes will be subordinated to principal payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the
                               Variable Pay Term Notes. In other words, no interest will be paid on the Class B Notes unless interest owing to the Class A-1 Notes, the Class
                               A-2 Notes, the Class A-3 Notes and the Variable
                               Pay Term Notes has been paid in full, and no principal will be paid on the Class B Notes until principal of the Class A-1 Notes, the Class A-2
                               Notes, the Class A-3 Notes and the Variable Pay
                               Term Notes has been paid in full.

                               If you buy the Class C Certificates, you will bear a greater credit risk than the notes because payments of interest on and principal of your certificates are subordinated to payments of interest and principal on the notes.

                               Interest payments on your certificates on each distribution date will be subordinated to servicing fees and interest and principal payments on the notes. In other words, no interest will be paid on your certificates on any distribution date until all required interest and principal payments on the notes on that date have been made.

                               In addition, principal payments on your
                               certificates will be subordinated to principal payments on the notes since no principal will be paid on your certificates until after all principal on the notes due has been paid in full. In addition, you will not receive any principal payments on any distribution date until all principal and interest on each class of notes on that date have been paid.

GEOGRAPHIC CONCENTRATION OF    As of                , Nissan Motor Acceptance
THE STATES OF ORIGINATION OF   Corporation's records indicate that the addresses
THE RECEIVABLES MAY INCREASE   of the originating dealers of the receivables
THE RISK OF LOSS ON YOUR       were in the following states:
INVESTMENT.

                                                                                      PERCENTAGE OF TOTAL
                                                                                       PRINCIPAL BALANCE
                                                                                      -------------------
                                              ......................................             %
                                              ......................................             %
                                              ......................................             %
                                              ......................................             %
                                              ......................................             %

                               No other state, by the addresses of the
                               originating dealers, constituted more than 5% of
                               the balance of the receivables as of [        ].
                               Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.


OCCURRENCE OF EVENTS OF        Payment defaults or the insolvency or dissolution
DEFAULT UNDER THE INDENTURE    of the seller may result in prepayment of the
MAY RESULT IN INSUFFICIENT     notes and the certificates, which may result in
FUNDS TO MAKE PAYMENTS ON      losses under the securities. If the trust fails
YOUR CERTIFICATES.             to pay principal of the notes when due, or fails
                               to pay interest on the notes within five days of the due date, the indenture trustee or the noteholders may declare the entire amount of the notes to be due immediately. If this happens, the holders of a majority in outstanding principal amount of the notes may direct the indenture trustee to sell the receivables and prepay the notes. After the trust pays the notes in full with the proceeds of the sale of the receivables, the trust will distribute any remaining trust assets to pay the certificates. There may not be sufficient funds to pay the certificates in full under these circumstances.

                               The certificateholders will not have any right to direct the indenture trustee or to consent to any action until the notes are paid in full. See "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus. A similar result will occur if the seller becomes insolvent or is dissolved.

CERTIFICATEHOLDERS MAY NOT     The trust will pledge the property of the trust
EXERCISE ANY RIGHTS WITH       to the indenture trustee as collateral for the
RESPECT TO THE COLLATERAL      payment of the notes. As a result, the indenture
OR THE SERVICER UNTIL THE      trustee, acting at the direction of the holders
NOTES ARE PAID IN FULL.        of a majority in outstanding principal amount of
                               the notes, has the power to direct the trust to take specified actions in connection with the property of the trust. The holders of a majority of the notes, or the indenture trustee acting on behalf of the holders of notes, will also have the right under limited circumstances to terminate the servicer without considering how this will affect the certificateholders. If you buy the certificates, you will not be able to remove the servicer until the notes have been paid in full. In addition, the holders of at least a majority in outstanding principal amount of the notes will have the right to waive specified events of default involving the servicer, without considering how this will affect you as a certificateholder. See
                               "Description of the Transfer and Servicing
                               Agreements -- Rights Upon Servicer Default" and
                               "-- Waiver of Past Defaults" in the accompanying prospectus.

PAID-AHEAD SIMPLE INTEREST     If an obligor on a simple interest contract makes
CONTRACTS MAY AFFECT THE       a payment on the contract ahead of schedule (for
WEIGHTED AVERAGE LIFE OF       example, because the obligor intends to go on
THE CERTIFICATES.              vacation), the weighted average life of the
                               certificates could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

                               The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the certificates. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average life of the certificates may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

                               NMAC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

BECAUSE THE SECURITIES ARE IN  Because the securities will be issued in
BOOK-ENTRY FORM, YOUR RIGHTS   book-entry form, you will be required to hold
CAN ONLY BE EXERCISED          your interest in the certificates through The
INDIRECTLY.                    Depository Trust Company in the United States, or
                               Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository
                               Trust Company, Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the
                               Securities -- Book-Entry Registration" in the accompanying prospectus. Unless and until the securities cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder" and the owner trustee will not recognize you as a "Securityholder", as those terms are used in the trust agreement and sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository
                               Trust Company (if in the United States) and its participating organizations, or Clearstream
                               Banking societe anonyme and the Euroclear System
                               (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust
                               Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the securities.

                               Interest and principal on the securities will be paid by the trust to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.


FACTORS AFFECTING OUR           The success of your investment depends upon the
INFORMATION MANAGEMENT          ability of the servicer, Nissan Motor Acceptance
SYSTEMS MAY INCREASE THE RISK   Corporation, to store, retrieve, process and
OF LOSS ON YOUR INVESTMENT.     manage substantial amounts of information. If
                                the servicer experiences any interruptions or loss in its information processing capabilities, its business, financial conditions and results of operations will suffer.

                                   THE TRUST

GENERAL

     The Nissan Auto Receivables                -               Owner Trust (the
"Trust") is a Delaware business trust to be formed pursuant to the trust agreement (the "Trust Agreement") between [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II], as seller (the "Seller"),
and                , as owner trustee (the "Owner Trustee"). After its
formation, the Trust will not engage in any activity other than:

     1. acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom;

     2. issuing the Notes and the Certificates;

     3. making payments on the Notes and the Certificates; and

     4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     The Trust will initially be capitalized through the issuance of the Notes
and $[          ] aggregate principal amount of the certificates (the
"Certificates"). The Trust will exchange the Notes and the Certificates for the Receivables and other assets including leases on vehicles from the Seller pursuant to the sale and servicing agreement among the Trust, the Servicer and the Seller (the "Sale and Servicing Agreement"). The Notes and the Class C Certificates that will be received by the Seller in exchange for the Receivables are being offered hereby. The Class D Certificates will be retained by the Seller.

     Nissan Motor Acceptance Corporation ("NMAC") will be appointed to act as the servicer of the Receivables (in that capacity, the "Servicer"). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing
Agreements -- Servicing Compensation" in the accompanying Prospectus.

     Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to this Prospectus Supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. The sales by the Dealers of installment sales contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cut-off Date and the Yield Supplement Account. The Reserve Account will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes and Certificates for the benefit of the Noteholders and the Class C Certificateholders, but will not be part of the Trust.

     The Trust's principal offices are in                , in care of
               , as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                          CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on that date:

                                    [TABLE]

                                 PAYING AGENTS

     [Under the Trust Agreement, the Owner Trustee will appoint paying agents in each jurisdiction in which Securities are listed on an exchange whose rules so require. For so long as any Securities are listed on the [exchange] or [exchange], the Owner Trustee will maintain paying agents in [jurisdiction] and
[jurisdiction]. The Initial Paying Agents will be                and
               . Definitive Certificates may be presented for purposes of payment, transfer or exchange at the offices of the paying agent in
[jurisdiction] at                , at the offices of the paying agent in
[jurisdiction] at                , or such other paying agents as may be
specified in a written notice to the holders of Securities described below.]

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

                    is the Owner Trustee under the Trust Agreement.
               is a                and its principal executive offices are
located at                . The Seller and its affiliates may maintain normal
commercial banking relations with the Owner Trustee and its affiliates.

                    is the trustee under the Indenture (the "Indenture
Trustee").                is a                and its principal executive
offices are located at           . The Seller and its affiliates may maintain
normal commercial banking relations with the Indenture Trustee and its affiliates.

                                THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment sale
contracts (the "Receivables") originated on or after           , between Nissan
and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors")[, the Yield Supplement Account and the amounts on deposit in that account]. The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all
principal and interest payments made on or after [       ] (the "Cut-off Date")
and other property specified in the Receivables.

     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. On or before the date of the initial issuance of the Securities (the "Closing Date"), NMAC will sell the Receivables [and other assets] to the Seller. The Seller will, in turn, transfer the Receivables [and other assets] to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes and the Class C Certificates that will be received by the Seller in exchange for the Receivables are being offered hereby. NMAC will continue to service the Receivables. The Receivables to be held by the Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. These criteria provide that each Receivable:

      1. was originated in the United States;

      2. has a contractual Annual Percentage Rate ("APR") that equals or exceeds
         [     ]%;

      3. provides for level monthly payments which provide interest at the APR on a simple interest basis and fully amortize the amount financed over
         an original term to maturity no greater than [     ] months;

      4. has a remaining term to maturity, as of the Cut-off Date, of not less
         than [     ] months and not greater than [     ] months;

      5. had an original principal balance of not more than $[          ] and a
         remaining principal balance as of the Cut-off Date of not less than
         $[          ] nor more than $[          ];

      6. is not more than 29 days past due as of the Cut-off Date;

      7. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle;

      8. has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

      9. is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

     10. has not had forced-placed insurance premiums added to the amount financed; and

     11. has not been extended by more than two months.

     No selection procedures believed to be adverse to the Securityholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cut-off Date are as set forth in the following tables. NMAC will not sell to the Seller, and the Seller will not transfer to the Trust, any Receivables originated in the State of Alabama [or Hawaii] for administrative reasons.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance.................................  $________________

Number of Receivables.......................................   ________________

Average Principal Balance...................................  $________________

  Range of Principal Balances...............................  $________________to

                                                              $________________

Average Original Amount Financed............................  $________________

  Range of Original Amount Financed.........................  $________________to

                                                              $________________

Approximate Weighted Average APR............................  ______%
  Range of APRs.............................................  ______% to
                                                              ______%

Approximate Weighted Average Original Term to Maturity......  ____ months
  Range of Original Term to Maturity........................  ____ to ____ months

Approximate Weighted Average Remaining Term to Maturity.....  ____ months
  Range of Remaining Term to Maturity.......................  ____ to ____ months

Percentage by Principal Balance of Receivables of New,
  Near-New and Used Vehicles................................  ____% (New)
                                                              ____% (Near-New)
                                                              ____% (Used)

Percentage by Principal Balance of Receivables Financed
  through Nissan and Infiniti Dealers.......................  ____% (Nissan)
                                                              ____% (Infiniti)

                     DISTRIBUTION BY APR OF THE RECEIVABLES
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                                     PERCENTAGE OF                            PERCENTAGE OF
                                        NUMBER OF   TOTAL NUMBER OF      CUT-OFF DATE         CUT-OFF DATE
RANGE OF APRS(%)                       RECEIVABLES  RECEIVABLES(%)    PRINCIPAL BALANCE($)    POOL BALANCE(%)
----------------                       -----------  ---------------   --------------------    ---------------
0.0 to 0.99.........................
1.0 to 1.99.........................
2.0 to 2.99.........................
3.0 to 3.99.........................
4.0 to 4.99.........................
5.0 to 5.99.........................
6.0 to 6.99.........................
7.0 to 7.99.........................
8.0 to 8.99.........................
9.0 to 9.99.........................
10.0 to 10.99.......................
11.0 to 11.99.......................
12.0 to 12.99.......................
13.0 to 13.99.......................
14.0 to 14.99.......................
15.0 to 15.99.......................
16.0 to 16.99.......................
17.0 to 17.99.......................
18.0 to 18.99.......................
19.0 and above......................
  Totals............................

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
               BASED ON THE ADDRESSES OF THE ORIGINATING DEALERS
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                                                     PERCENTAGE OF
                                                                         TOTAL         CUT-OFF DATE     PERCENTAGE OF
                                                       NUMBER OF       NUMBER OF        PRINCIPAL       CUT-OFF DATE
STATE                                                 RECEIVABLES    RECEIVABLES(%)     BALANCE($)     POOL BALANCE(%)
-----                                                 -----------    --------------    ------------    ---------------
Alaska..............................................
Arizona.............................................
Arkansas............................................
California..........................................
Colorado............................................
Connecticut.........................................
Delaware............................................
Florida.............................................
Georgia.............................................
[Hawaii]............................................
Idaho...............................................
Illinois............................................
Indiana.............................................
Iowa................................................
Kansas..............................................
Kentucky............................................
Louisiana...........................................
Maine...............................................
Maryland............................................
Massachusetts.......................................
Michigan............................................
Minnesota...........................................
Mississippi.........................................
Missouri............................................
Montana.............................................
Nebraska............................................
Nevada..............................................
New Hampshire.......................................
New Jersey..........................................
New Mexico..........................................
New York............................................
North Carolina......................................
North Dakota........................................
Ohio................................................
Oklahoma............................................
Oregon..............................................
Pennsylvania........................................
Rhode Island........................................
South Carolina......................................
South Dakota........................................
Tennessee...........................................
Texas...............................................
Utah................................................
Vermont.............................................
Virginia............................................
Washington..........................................
West Virginia.......................................
Wisconsin...........................................
Wyoming.............................................
  Total.............................................

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the accompanying Prospectus and "Risk Factors -- You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying Prospectus. The weighted average life of the Class A Notes will be dependent on whether the trust is able to issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date in a sufficient amount to pay the related subclass of the Class A Notes in full. The weighted average life of the Class B Notes and the Class C Certificates (and the Class A Notes if the trust is not able to issue a Variable Pay Term Note on any Targeted Scheduled Distribution Date) will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. See "The Notes -- Payments of Principal" and "The Certificates -- Payments of Principal" in this Prospectus Supplement.

     Because the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class B Notes and each subclass of the Class A Notes (to the extent insufficient funds are available at its respective Targeted Scheduled Distribution Date to make a payment in full of the principal of such Notes) and the final payment in respect of the Certificates could occur later or significantly earlier than their respective final scheduled distribution dates set forth in "Summary -- Terms of the Notes -- Final Scheduled Distribution Date" and "Summary -- Terms of the Certificates -- Principal -- Final Scheduled Distribution Dates" (each, a "Final Scheduled Distribution Dates") in this Prospectus Supplement. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     The Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any of those losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of those losses assumed by an investor, the yield to maturity on the Certificates may be lower than anticipated.

     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Securityholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following tables set forth information concerning NMAC's experience with respect to its total portfolio of U.S. retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. The portfolio consists of retail installment sale contracts in all fifty states, the District
of Columbia [          , Puerto Rico] and Guam. As of [               ,
               ], approximately [               ]% of NMAC's total portfolio of
U.S. retail installment sales contracts (excluding those with original maturities of 64 months or more) consisted of new, near-new and used automobiles and light-duty trucks financed through Nissan dealers, with the remaining
approximate [               ]% financed through Infiniti dealers.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to NMAC's experience shown in the following tables.



                           DELINQUENCY EXPERIENCE(1)

                                                                    AT MARCH 31,
                                                   -----------------------------------------------
                                                    2000      1999      1998      1997      1996
                                                   -------   -------   -------   -------   -------
Number of Contracts Outstanding..................  368,660   312,237   330,662   317,238   274,807
Delinquencies as a Percent of Contracts
  Outstanding(2)
  30 - 59 Days...................................     1.54%     2.27%     2.55%     3.10%     2.40%
  60 - 89 Days...................................     0.16%     0.27%     0.36%     0.49%     0.25%
  90 Days or More................................     0.02%     0.04%     0.06%     0.17%     0.05%

-------------------------
(1) The information in the Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables with original
    maturities in excess of [               ] months. In general, NMAC has
    experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities.

(2) An account is considered delinquent if 20% or more of the scheduled payment is past due.



                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                  AT OR FOR TWELVE MONTHS ENDED MARCH 31,
                                       --------------------------------------------------------------
                                          2000         1999         1998         1997         1996
                                       ----------   ----------   ----------   ----------   ----------
Principal Amount Outstanding.........  $4,273,532   $3,126,219   $3,497,123   $3,276,423   $2,659,232
Average Principal Amount
  Outstanding........................  $3,261,595   $3,463,840   $3,248,193   $3,181,569   $2,308,058
Number of Contracts Outstanding......     368,660      312,237      330,662      317,238      274,807
Average Number of Contracts
  Outstanding........................     316,976      329,320      316,769      309,257      250,040
Number of Repossessions(2)...........       7,467        9,782       14,164       17,569        9,841
Number of Repossessions as a Percent
  of the Average Number of Contracts
  Outstanding........................        2.36%        2.97%        4.47%        5.68%        3.94%
Charge-Offs(3).......................  $   55,482   $   92,005   $  134,671   $  158,969   $   72,838
Recoveries(4)........................  $   39,125   $   41,947   $   39,997   $   31,874   $   20,489
Net Losses...........................  $   16,357   $   50,059   $   94,674   $  127,095   $   52,349
Net Losses as a Percent of Principal
  Amount Outstanding(5)..............        0.38%        1.60%        2.71%        3.88%        1.97%
Net Losses as a Percent of Average
  Principal Amount Outstanding(5)....        0.50%        1.45%        2.91%        3.99%        2.27%

-------------------------
(1) The information in the Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables
    with original maturities in excess of [               ] months. In general,
    NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to

    72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) The number of repossessions excludes accounts that have been subsequently reinstated.

(3) Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (4). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(4) Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

(5) Percentages have been annualized in order to facilitate year to year comparisons.

     NMAC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of repossessed vehicles. The losses in the year ended March 31, 1997 were higher than in previous or subsequent years due to NMAC's effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings. NMAC's management reacted to the negative trend in losses by initiating changes to its credit policy that tightened the range of available credit in order to originate an improved mix of business. These changes involved discontinuing the origination of 72-month term contracts in June 1996 and installing a new empirically derived credit score card in September 1996. In addition, NMAC tightened its credit policy by reducing advance rates for lower credit scores and implementing risked-based pricing. NMAC has recently resumed originating 72-month term contracts under certain financing programs. See "The
Receivables -- Underwriting of Motor Vehicle Loans" in the accompanying Prospectus.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables described above. The ABS Table assumes that
(i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (iii) payments are made on the Notes on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is the required amount described in the summary under "Reserve Account" and (v) the

Servicer does not exercise its option to purchase the Receivables. The hypothetical pools each have an assumed cut-off date of
[               ,               ]. The ABS Table indicates the projected
weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                            REMAINING TERM   ORIGINAL TERM
                                                  AGGREGATE                  TO MATURITY      TO MATURITY
POOL                                          PRINCIPAL BALANCE     APR      (IN MONTHS)      (IN MONTHS)
----                                          -----------------   -------   --------------   -------------
1...........................................
2...........................................
3...........................................
4...........................................
5...........................................

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.]

                                [TABLES TO COME]

               NOTE FACTORS, CERTIFICATE FACTORS AND POOL FACTORS

     The "Note Factor" for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Note Factor for that month.


     The "Certificate Factor" with respect to any class of Certificates will be a seven-digit decimal indicating the Certificate Balance of that class of Certificates as of the close of business on the last day of the related Collection Period as a fraction of the Original Certificate Balance of that class. The Servicer will compute the Certificate Factor each month for each class of Certificates. Each Certificate Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the Certificate Balance. The portion of the Certificate Balance for any class of Certificates for a given month allocable to a Certificateholder can be determined by multiplying the original denomination of the holder's Certificate by the related Certificate Factor for that month.

     The "Pool Balance" as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Seller or the Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by NMAC, the Seller or any of their affiliates.


     The "Pool Factor" for a particular class of Notes or the Certificates will be a seven-digit decimal indicating the principal amount of that class of Notes or the Certificate Balance as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes and Certificates.

     Pursuant to the Transfer and Servicing Agreements, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Certificate Factors, Pool Factors and various other items of information pertaining to the Trust. Securityholders of record during each calendar year will be furnished information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders and the Certificateholders by delivering a written
request addressed to                at its address at                , Attn:
               . See "Description of the Transfer and Servicing
Agreements -- Statements to Securityholders" in the accompanying Prospectus.

                                USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Securities
(approximately $          ) to purchase the Receivables from NMAC pursuant to
the Purchase Agreement and to fund the Reserve Account and to make [the initial deposit into] [a capital contribution to the Trust to fund] the Yield Supplement Account.

                          THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying Prospectus.

                 FINANCIAL CONDITION OF NISSAN MOTOR CO., LTD.

     NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. ("Nissan"). Although Nissan is not guaranteeing the Trust's obligations under the Securities, Nissan's financial condition may affect NMAC's ability to service the Receivables. [Nissan reported a consolidated operating profit of
82.6 billion Yen (US$778.9 million) for fiscal year 1999 (ended at March 31,
2000), a decrease of 31.7% compared to the previous year, with net sales of 5,977.1 billion Yen (US$56.39 billion), a decrease of 9.2% compared to the previous year. The decline in operating income is attributable to the negative impact of the appreciation of the Yen and to lower unit sales, particularly in the Japanese market. (The average exchange rate for the dollar was 112 Yen in fiscal year 1999 compared to 128 Yen in fiscal year 1998.)]

     [On March 31, 2000, Nissan announced one-time extraordinary charges totaling 711.1 billion Yen (US$6.71 billion) leading to a consolidated net loss of 684.4 billion Yen (US$6.46 billion). The one-time extraordinary charges relate to changes in the accounting of pensions and retirement benefits in Japan, to plant closures and expenses related to the Nissan Revival Plan, and to new accounting methods, including the calculations of provisions relating to product warranties, adopted in order to bring the accounts in line with internationally accepted accounting practices.]

     [The March 31, 2000, year-end results close a year of transition for Nissan. After the conclusion of an alliance with Renault in March 1999, Nissan announced a comprehensive revival plan in October 1999. The Nissan Revival Plan is targeted to restore profitability, reduce debt and improve operating margins. Nissan is cooperating with Renault in the areas of purchasing, platform co-development and international growth.]

                                   THE NOTES

GENERAL

     The trust will issue on the Closing Date $          aggregate initial
principal amount of Class A-1      % Asset Backed Notes (the "Class A-1 Notes"),
$          aggregate initial principal amount of Class A-2      % Asset Backed
Notes (the "Class A-2 Notes"), $          aggregate initial principal amount of
Class A-3      % Asset Backed Notes (the "Class A-3 Notes," and together with the Class A-1 Notes and the Class A-2 Notes, the "Class A Notes"), $
aggregate initial principal amount of Class B      % Asset Backed Notes (the
"Class B Notes"), and $          initial principal amount of a Variable Pay Term
Note (together with any additional Variable Pay Term Notes that may be issued on Targeted Scheduled Distribution Date, the "Variable Pay Term Notes" and the Variable Pay Term Notes, together with the Class A Notes and the Class B Notes, the "Notes"). The Variable Pay Term Notes are not being offered hereby.

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture will be filed with the SEC [and the Luxembourg and Hong Kong Stock Exchanges] following the issuance of the Securities. The Notes will be issued as registered Notes in the minimum denomination of $1,000. The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Each of the Class A Notes and the Class B Notes will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities -- Fixed Rate Securities" in the
accompanying Prospectus, except that the Class A-1 Notes will accrue interest on the basis of the actual number of days in the related Interest Period divided by
360. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth in "Summary -- Terms of the Notes -- Per Annum Interest Rates" in this Prospectus Supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the fifteenth of each month (or, if that date is not a Business Day, on the next succeeding
Business Day) (a "Distribution Date") commencing                . The Variable
Pay Term Note issued on the Closing Date will constitute a Floating Rate Security, as that term is defined under "Material Information Regarding the Securities -- Floating Rate Securities" in the accompanying Prospectus. A "Business Day" is any day except a Saturday, Sunday or a day on which banks in New York, New York, [Minneapolis, Minnesota,] Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, regulation, executive order or governmental decree to be closed[; or for payments on the Securities made in Luxembourg or Hong Kong by a paying agent, a day on which banks in Luxembourg or Hong Kong are closed].


     Interest on the outstanding principal amount of [the Class A-1 Notes and] the Variable Pay Term Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an "Interest Period" with respect to the Class A-1 Notes and the Variable Pay Term Notes). Interest on the outstanding principal amount of [the Class A-1 Notes,] the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each , an "Interest Period" with respect to [the Class A-1 Notes,] the Class A-2 Notes, the Class A-3 Notes and the Class B Notes).


     Interest on [the Class A-1 Notes and] the Variable Pay Term Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on [the Class A-1 Notes,] the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Total Servicing Fee and certain Advances have been paid, except upon an acceleration of the Notes. See "Subordination; Reserve Account -- Reserve Account" and "Distributions on the Notes and the Certificates" in this Prospectus Supplement.

     Interest payments to the Class A Notes and the Variable Pay Term Notes and termination payments under the Interest Rate Swap will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case (i) the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the Class A Notes, (ii) the holders of the Variable Pay Term Notes will receive their ratable share (based on the remaining principal balances of each Variable Pay Term Note) of the aggregate amount available to be distributed in respect of interest on the Variable Pay Term Notes, and (iii) the swap counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the swap termination payment, in any.

     Interest payments to the Class B Noteholders will be subordinated to the interest payments on the Class A Notes and the Variable Pay Term Notes. Interest on the Class B Notes will not be paid until all accrued and unpaid interest on the Class A Notes and the Variable Pay Term Notes have been paid in full.

PAYMENTS OF PRINCIPAL

     In general, no payments will be made on any subclass of the Class A Notes until its Targeted Scheduled Distribution Date. On the Targeted Scheduled Distribution Date for each subclass of the Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that subclass of the Class A Notes. Amounts available to pay principal of the Notes on each distribution date that is not a Targeted Scheduled Distribution Date will be applied to make principal payments on the Variable Pay Term Notes, until paid in full. If and to the extent the amount available to pay the principal of the Notes exceeds the outstanding principal balance of the Variable Pay Term Notes, this excess will be deposited into the "Accumulation Amount." Amounts on deposit in the Accumulation Account will be available on the next succeeding Targeted Scheduled Distribution Date to pay the principal of the Class A Notes. Payments of principal of the Class A Notes and the Variable Pay Term Notes will be senior to payments of principal of the Class B Notes. Upon payment in full of the Class A Notes and the Variable Pay Term Notes, the amounts available to pay principal of the Notes will be applied to make the principal payments on the Class B Notes. Payments allocable to principal among the Class A Notes, the Class B Notes and the Variable Pay Term Notes will be made pursuant to the priority of payments described under "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement.

     If any subclass of the Class A Notes is not paid in full on its Targeted Scheduled Distribution Date, on each distribution date thereafter, until that subclass of the Class A Notes is paid in full, amounts available to make principal payments on the Notes will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata, on the basis of the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding, and the portion allocated to the Class A Notes will be applied to the subclass of the Class A Notes not paid in full on its Targeted Scheduled Distribution Date. If on the next Targeted Scheduled Distribution Date such subclass of Class A Notes has not been paid in full and the trust is able to issue a Variable Pay Term Note, such Variable Pay Term Note will be issued in an amount sufficient to pay in full both outstanding subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates. If both such subclasses of Class A Notes are paid in full on such Targeted Scheduled Distribution Date, on each Distribution Date thereafter, until the next Targeted Scheduled Distribution Date, amounts available to make principal payments will be applied to make payments of principal on the outstanding Variable Pay Term Notes.

     If, after application of all payments allocable to principal on a Targeted Scheduled Distribution Date, two subclasses of Class A Notes remain outstanding after their Targeted Scheduled Distribution Dates, the trust will be prohibited from issuing any additional Variable Pay Term Notes thereafter, and amounts available to make principal payments on the Notes will be applied to make payments of principal of the outstanding Class A Notes and the outstanding Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding.

     Payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. Principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on any later issued Variable Pay Term Notes.

     If the trust is not able to generate sufficient proceeds from the sale of additional Variable Pay Term Notes on that Targeted Scheduled Distribution Date, it is unlikely that there will be sufficient funds to pay a subclass of Class A Notes on its Targeted Scheduled Distribution Date.

     Payments of principal of the Class B Notes are subordinate to payments of principal of the Class A Notes and the Variable Pay Term Notes. Noteholders of Class B Notes will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which the Class A Notes and the Variable Pay Term Notes have been paid in full.

     Upon an Event of Default and an acceleration of the Notes, all principal will become due and payable. Notwithstanding the foregoing, on each Distribution Date after the occurrence of an Event of Default and an acceleration of the Notes, available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to pay principal [(1) first, to each of the Class A-1 Notes and the Variable Pay Term Notes on a pro rata basis based on the respective outstanding principal balances of those classes of Notes until the outstanding principal balances of those classes of Notes have been paid in full, (2) second, to the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on the respective outstanding principal balances of those classes of Notes until the outstanding principal balances of those classes of Notes have been paid in full,][(1) first, to each subclass of the Class A Notes and the Variable Pay Term Notes on a pro rata basis based on the respective outstanding principal balances of those classes of Notes until the outstanding balances of those classes of Notes have been paid in full,] and [(3) third,][(2) second,] to the Class B Notes until the outstanding principal balance of the Class B Notes has been paid in full.

     The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in this Prospectus Supplement and the accompanying Prospectus.

     If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders' Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts (plus amounts on deposit in the Reserve Account) are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement.

VARIABLE PAY TERM NOTES

     On the Closing Date, the trust will issue a Variable Pay Term Note in an
initial principal amount of $          . The trust may issue additional Variable
Pay Term Notes on the Targeted Scheduled Distribution Date for each subclass of the Class A Notes and use the proceeds to make payments of principal on that Targeted Scheduled Distribution Date. Additional Variable Pay Term Notes issued after the closing date will have an interest rate equal to LIBOR plus a spread;
provided, however, that in no event will the spread over LIBOR exceed      %,
subject to adjustment to a fixed rate upon termination of the interest rate swap. The interest rate will be determined at the time of the issuance and will reflect then current market conditions. The Variable Pay Term Notes issued on each Targeted Scheduled Distribution Date will constitute a separate class of Variable Pay Term Notes.

     The trust may issue Variable Pay Term Notes on any Targeted Scheduled Distribution Date only if all of the following conditions are satisfied:

     - both before and after giving effect to the issuance of such Variable Pay Term Notes and all payments of principal on the Notes and payments with respect to the Certificate Balance on that Targeted Final Distribution Date, the aggregate principal balance of the receivables must be equal to or greater than the aggregate outstanding principal balance of the Class A Notes, the Variable Pay Term Notes, the Class B Notes and the Class C Certificates;

     - the Interest Rate Swap must be in full force and effect with a notional amount equal to the sum of the principal balances of such Variable Pay Term Notes and any other outstanding Variable Pay Term Notes; and

     - no event of default under the indenture shall have occurred and be continuing.

     The Variable Pay Term Notes are not being offered by this Prospectus Supplement and the Prospectus. A 100% participation interest in the initial Variable Pay Term Note will be sold in a private placement. NMAC, as administrator, has agreed to use reasonable efforts to locate a purchaser for each additional Variable Pay Term Note if the above conditions are met. If the conditions are met and a purchaser has agreed to purchase the Variable Pay Term Note, the trust will issue a Variable Pay Term Note on the Targeted Scheduled Distribution Date. No person or entity, however, is obligated to purchase any Variable Pay Term Notes or any interest therein (other than the Variable Pay Term Note issued on the Closing Date). As a result, there can be no assurance that any Variable Pay Term Notes will be sold on any Targeted Scheduled Distribution Date or that the proceeds from any sale of any such Variable Pay Term Notes will be sufficient to pay a subclass of the Class A Notes in full on its Targeted Scheduled Distribution Date.

     If, on a Targeted Scheduled Distribution Date of any subclass of the Class A Notes, the trust has a binding agreement with a purchaser for the purchase of a Variable Pay Term Note but the Servicer determines that the proceeds from that sale will not be received in time to make payment on the Class A Notes targeted for payment on that Targeted Scheduled Distribution Date, the Servicer may, in its sole discretion, make a liquidity advance (a "Servicer Liquidity Advance") to the trust in an amount equal to such proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of the Variable Pay Term Note to the effect that the full amount of the proceeds will be delivered to the trust later on that Targeted Scheduled Distribution Date or within two Business Days thereafter. If the Servicer makes a Servicer Liquidity Advance, it will be reimbursed for such amount upon receipt by the trust of the purchase price of the Variable Pay Term Note, and will be deemed to be the holder of the Variable Pay Term Note and will be entitled to all payments allocable to the Variable Pay Term Note, including interest, until the purchase price for the interest in the Variable Pay Term Note is received from the purchaser and paid to the Servicer.

INTEREST RATE SWAP

     On the Closing Date, the trust will enter into an interest rate swap (the
"Interest Rate Swap") with                , as swap counterparty with an initial
notional amount equal to the principal amount of the Variable Pay Term Note. As of the date hereof, the long-term debt obligations of the swap counterparty are rated "[AAA]" by Standard & Poor's Ratings Group and "[Aa1]" by Moody's Investor Service, Inc. The notional amount will increase by the principal amount of any additional Variable Pay Term Notes issued on Targeted Scheduled Distribution Dates and will decrease by any principal payments on the Variable Pay Term Notes.

     The trust will not be permitted to issue a Variable Pay Term Note after the Closing Date unless the trust has an interest rate swap in place with a notional amount equal to the principal balance of such Variable Pay Term Note and any outstanding Variable Pay Term Notes.

     Under the Interest Rate Swap, the trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Term Notes. Under the Interest Rate Swap, on each Distribution Date, (1) the trust will be obligated to pay to the swap
counterparty a fixed monthly interest rate of      % on a notional amount equal
to the aggregate outstanding principal balance of the Variable Pay Term Notes and (2) the swap counterparty will be obligated to pay to the trust a floating
interest rate of LIBOR plus      % on a notional amount equal to the aggregate
outstanding principal balance of the Variable Pay Term Notes.

     On each Distribution Date, the amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under the Interest Rate Swap. Only the net amount will be due from the trust or the swap counterparty, as applicable.

     Upon the occurrence of the events of default and termination events specified in the Interest Rate Swap, the non-defaulting party or non-affected party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under the Interest Rate Swap, the occurrence of bankruptcy and insolvency events and other customary events. Under the terms of the Interest Rate Swap, the non-defaulting party is not obligated to make a termination payment to the defaulting party.

     If the Interest Rate Swap is terminated due to a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap, in each case in accordance with the procedures set forth in the Interest Rate Swap agreement. Any such termination payment could, if market interest rates or other conditions have changed materially, be substantial.

     If the interest rate swap terminates, the trust will not be permitted to issue any additional Variable Pay Term Notes. In addition, in that event, the interest rate on all outstanding Variable Pay Term Notes will automatically be
adjusted to a fixed rate of      %, which is the fixed rate payable by the trust
under the Interest Rate Swap.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Subject to the following paragraph, upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "The
Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "The Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" has been satisfied.

NOTICES

     Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (a "Servicer Default") or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Sale and Servicing Agreements) obtaining actual knowledge thereof.

     [If required by the Luxembourg Stock Exchange, for so long as any class of the Notes is listed on the Luxembourg Stock Exchange, notices to holders of such Notes will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourger Wort. If required by The Stock Exchange of Hong Kong Limited, for so long as any class of the Notes is listed on The Stock Exchange of Hong Kong Limited, notices to holders of such Notes will be given in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post.]

     If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.

GOVERNING LAW

     [The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.]

                                THE CERTIFICATES

GENERAL

     The certificates (the "Certificates") will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Trust Agreement will be filed with the SEC following the issuance of the Securities. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Trust Agreement.

     The following summary describes material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Interest on the Certificate Balance will accrue during each Interest Period at the per annum pass through rate set forth in "Summary -- Terms of the Certificates -- Per Annum Pass Through Rates" in this Prospectus Supplement (the "Pass Through Rate") and will be payable to the holders of record of the Certificates (the "Certificateholders") on the related Distribution Date.

     The Certificates will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities -- Fixed Rate Securities" in the accompanying Prospectus. Interest due on a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the Class C Certificates generally will be made from Available Amounts after:

     1. payment of the Total Servicing Fee;

     2. payment of non-recoverable Advances to the Servicer; and

     3. distribution of the Noteholders' Distributable Amounts to the Noteholders.

     Interest distributions with respect to the Class D Certificates generally will be made from Available Amounts after payment of all of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the Class C Certificates and (2) depositing of funds in the Reserve Account so that the amount on deposit in that account equals the Specified Reserve Account Balance. See "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement.

     Interest payments due for any Distribution Date but not paid on that Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which all of the Notes have been paid in full. On that Distribution Date and each Distribution Date thereafter, principal payments of the Certificates will be payable in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount. Principal payments on the Class C Certificates will be made from Available Amounts after:

     1. payment of the Total Servicing Fee;

     2. payment of non-recoverable Advances; and

     3. distribution of the Noteholders' Distributable Amounts to the Noteholders.

     Principal payments will be allocated among the Certificates so that no principal payments will be made on the Class D Certificates until the Class C Certificates have been paid in full.

     Principal payments of the Class D Certificates will be made from Available Amounts after all payment of the foregoing and also after (1) distribution of interest and principal due and payable in respect of the Class C Certificates and (2) depositing of funds in the Reserve Account so that the amount on deposit in that account equals the Specified Reserve Account Balance.

     Notwithstanding the foregoing, on each Distribution Date after the acceleration of the Notes following an Event of Default, the Certificates will not receive any of the Principal Distributable Amount until the Notes have been paid in full.

NOTICES

     Certificateholders will be notified in writing by the Owner Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer obtaining actual knowledge thereof. Except for the monthly and annual reports to Certificateholders described this Prospectus Supplement, the Owner Trustee is not obligated under the Trust Agreement to forward any other notices to the Certificateholders. There are no provisions in the Trust Agreement for the regular or special meetings of Certificateholders.

     [If required by the Luxembourg Stock Exchange, for so long as any class of the Certificates is listed on the Luxembourg Stock Exchange, notices to holders of such Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourger Wort. If required by The Stock Exchange of Hong Kong Limited, for so long as any class of the Certificates is listed on The Stock Exchange of Hong Kong Limited, notices to holders of such Certificates will be given in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post.]

GOVERNING LAW

     [The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.]

                DISTRIBUTIONS ON THE NOTES AND THE CERTIFICATES

     On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day (each a "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

      1. Available Amounts;

      2. Allocable Principal;

      3. Swap Payment payable under the Interest Rate Swap;

      4. Noteholders' Distributable Amount;

      5. Certificateholders' Distributable Amount;

      6. Principal Distributable Amount;

      7. Yield Supplement Deposit, if any;

      8. based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders;

      9. on the Targeted Scheduled Distribution Date for any subclass of the Class A Notes, the proceeds from issuance of Variable Pay Term Notes and the Accumulation Amount; and

     10. all other distributions, deposits and withdrawals to be made on the related Distribution Date.

     The Indenture Trustee will make payments to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below. "Allocable Principal" shall mean an amount equal to the excess, if any, of (x) the sum of the outstanding principal balances of the Notes and the Certificates as of the close of business on the prior Distribution Date over
(y) the Pool Balances as of the end of the related Collection Period.

CALCULATION OF AVAILABLE AMOUNTS

     The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").


     "Available Interest" for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

     1. that portion of all collections on or in respect of the Receivables allocable to interest;

     2. all proceeds of the Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any amounts required by law to be remitted to the Obligor ("Net Liquidation Proceeds") to the extent allocable to interest on a Liquidated Receivable;


     3. all Advances made by the Servicer;


     4. all payments by the Seller during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable ("Warranty Purchase Payments") to the extent attributable to interest;

     5. all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable ("Administrative Purchase Payments") to the extent attributable to interest;


     6. any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account;


     7. the excess, if any, in the Yield Supplement Account over the Required Yield Supplement Amount;

     8. any amounts in the Accumulation Account; and

     9. any expected proceeds from the issuance of Variable Pay Term Notes.


     "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4) and (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period.

     Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

     2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

     3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

     A "Defaulted Receivable" will be a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent more than 120 days or, with respect to a Receivable that is delinquent less than 120 days, the Servicer has
(a) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (b) repossessed the Financed Vehicle.

     A "Liquidated Receivable" will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.

PAYMENT OF DISTRIBUTABLE AMOUNTS

     On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

      1. to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

      2. to the Servicer from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

      3. the net amount, if any, to be paid under the Interest Rate Swap to the swap counterparty;

      4. on a pro rata basis (based on the amounts distributable to each class) to the Noteholders, the Noteholders' Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) and (3) above);

      5. to the Noteholders, the Noteholders' Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (4) above);

      6. to the holders of record of the Class C Certificates (the "Class C Certificateholders"), the Certificateholders' Interest Distributable Amount for the Class C Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (5) above);

      7. to the Class C Certificateholders, the Certificateholders' Principal Distributable Amount for the Class C Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (6) above);

      8. to the Reserve Account, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (7) above and that amount being the "Excess Amount"), that amount until the amount on deposit in that account equals the Specified Reserve Account Balance;

      9. to the holders of record of the Class D Certificates (the "Class D Certificateholders"), the Certificateholders' Interest Distributable Amount for the Class D Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (8) above);

     10. after the Class C Certificateholders have been paid in full, to the Class D Certificateholders, the Certificateholders' Principal Distributable Amount for the Class D Certificates, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (9) above); and

     11. any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (2) through (10) above, to the Seller.

     On each Distribution Date, the Noteholders' Principal Distributable Amount will be allocated among the Notes so that no principal payments will be made on the Class B Notes until the Variable Pay Term Notes have been paid in full.

     After the occurrence of an Event of Default and an acceleration of the Notes, Available Amounts (after the Base Servicing Fee has been paid and certain Advances have been reimbursed) will be applied to pay interest and principal (1) first, to the Class A-1 Notes and the Variable Pay Term Notes on a pro rata basis (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balance of those classes of notes have been paid in full, (2) second, to the Class A-2 Notes, the Class A-3 Notes on a pro rata basis (x) with respect to interest, based on the respective aggregate amounts of interest due to those classes of notes and (y) with respect to principal, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balance of those classes of notes have been paid in full and (3) third, to the

Class B Notes, until the outstanding principal balance of an accrued interest on the Class B Notes has been paid in full.

     Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and the Noteholders on any Distribution Date are less than the Base Servicing Fee and the Noteholders' Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the Base Servicing Fee and the Noteholders' Distributable Amount may be paid to the Servicer and allocated to the Noteholders, respectively.

     No principal payments on the Certificates will be made until all of the Notes have been paid in full. Thereafter, Certificateholders' Principal Distributable Amount will be allocated among the Certificates so that no principal payments will be made on the Class D Certificates until the Class C Certificates have been paid in full. Notwithstanding the foregoing, if amounts actually allocated to the Class C Certificateholders on any Distribution Date is less than the Certificateholders' Distributable Amount, funds will be withdrawn from the Reserve Account (after funds have been withdrawn for the benefit of the Noteholders) so that an amount equal to the Certificateholders' Distributable Amount may be allocated to the Class C Certificateholders.

     For the purposes of this Prospectus Supplement, the following terms will have the following meanings:

     The "Certificateholders' Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount for all classes of Certificates plus the Certificateholders' Principal Distributable Amount for that Distribution Date for the most senior class of Certificates.


     The "Certificateholders' Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, the sum of the Certificateholders' Monthly Interest Distributable Amount for that class plus any outstanding Certificateholders' Interest Carryover Shortfall for that class as of the close of the immediately preceding Distribution Date.


     The "Certificateholders' Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Certificates, the excess, if any, of the sum of the Certificateholders' Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Certificateholders' Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount of interest that is actually paid on the Certificates on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Certificateholders' Interest Carryover Shortfall at the related Pass Through Rate for the related Interest Period.


     The "Certificateholders' Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, interest accrued for the related Interest Period at the related Pass Through Rate for that class of Certificates on the Certificate Balance of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Certificateholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the Original Certificate Balance of that class of Certificates). The "Original Certificate
Balance" will equal $          for the Class C Certificates and $          for
the Class D Certificates, and the "Certificate Balance," for any Distribution Date and a class of Certificates, will equal the Original Certificate Balance of that class, reduced by all amounts distributed on or prior to that Distribution Date on the Certificates of that class and allocable to principal.

     The "Certificateholders' Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Certificateholders' Percentage of the Allocable Principal for that Distribution Date.


     The "Certificateholders' Percentage" will mean the following:

     1. for each Distribution Date until the Distribution Date on which the principal amount of all of the Notes has been paid in full, 0%;

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     2. for the Distribution Date on which the principal amount of all the Notes has been paid in full, the percentage of Allocable Principal remaining after the Notes have been paid in full; and

     3. for each Distribution Date after the Distribution Date on which the principal amount of all of the Notes is reduced to zero, 100%.

     The "Certificateholders' Principal Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Certificates, the excess, if any, of the Certificateholders' Monthly Principal Distributable Amount plus any outstanding Certificateholders' Principal Carryover Shortfall for that class for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on that class on that Distribution Date.

     The "Certificateholders' Principal Distributable Amount" will mean, with respect to any Distribution Date and a class of Certificates, the sum of:

     1. the Certificateholders' Monthly Principal Distributable Amount for that Distribution Date; and

     2. on the Final Scheduled Distribution Date for that class of Certificates, the amount necessary to reduce the outstanding principal amount of that class of Certificates to zero; provided, however, that the Certificateholders' Principal Distributable Amount with respect to a class of Certificates shall not exceed the Certificate Balance of that class of Certificates.

     The "Noteholders' Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount for all classes of Notes plus the Noteholders' Principal Distributable Amount for that Distribution Date for the most senior class of Notes.

     The "Noteholders' Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders' Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders' Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

     The "Noteholders' Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for all classes of Notes and the Noteholders' Interest Carryover Shortfall for all classes of Notes with respect to that Distribution Date.

     The "Noteholders' Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).

     The "Noteholders' Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Noteholders' Percentage of Allocable Principal for that Distribution Date.

     The "Noteholders' Percentage" will mean:

     1. for each Distribution Date until the Distribution Date on which the principal amounts of all of the Notes have been paid in full, 100%;

     2. for the Distribution Date on which the Notes have been paid in full, the percentage of Allocable Principal needed to pay the Notes in full; and

     3. thereafter, 0%.


     The "Noteholders' Principal Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Noteholders' Monthly Principal Distributable Amount for that class for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on that class on that Distribution Date. Noteholders' Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes. See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" in the accompanying Prospectus.


     The "Noteholders' Principal Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, the sum of:

     1. the Noteholders' Monthly Principal Distributable Amount; and

     2. on the Final Scheduled Distribution Date for that class of Notes, the amount necessary to reduce the outstanding principal amount of that class of Notes to zero; provided, however, that the Noteholders' Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of that class.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date and the related Collection Period, the sum of the following amounts:

     1. the principal portion of all payments actually received on the Receivables during that Collection Period;

     2. the principal portion of all prepayments and partial prepayments received during that Collection Period (to the extent those amounts are not included in clause (1) above); and

     3. the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1) or (2) above).

                      SUBORDINATION; ACCUMULATION ACCOUNT;
                     VPTN PROCEEDS ACCOUNT; RESERVE ACCOUNT

     The rights of the Noteholders and the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement and the reimbursement of outstanding Advances.

SUBORDINATION

     In addition, the rights of the Noteholders to receive distributions on the Receivables will be subject to the priorities set forth under "Summary -- Terms of the Notes" and "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement. The rights of the Certificateholders to receive payments on the Receivables will be subordinated to the rights of the Noteholders to the extent described herein. The rights of the Class D Certificateholders to receive payments on the Receivables will be further subordinated to the rights of the Class C Certificateholders and the maintenance of amounts on deposit in the Reserve Account at the Specified Reserve Account Balance, in each case to the extent described herein.

ACCUMULATION ACCOUNT

     Pursuant to the Sale and Servicing Agreement, the Servicer will establish an account with the Indenture Trustee for the purpose of depositing certain amounts as described herein (the "Accumulation Account"). If on any Distribution Date no Variable Pay Term Notes are outstanding and the Class A Notes remain outstanding but no Class A Notes are outstanding for which the Targeted Scheduled

Distribution Date has occurred, amounts which would otherwise be allocable to principal payments shall instead be deposited into the Accumulation Account.

     No funds will be deposited in the Accumulation Account (i) on any Distribution Date after the Notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the Indenture, (ii) on any Distribution Date after the Class A Notes and the Variable Pay Term Notes have been paid in full or (iii) if more than one subclass of Class A Notes have not been paid in full on their respective Targeted Scheduled Distribution Dates.

     The amounts on deposit in the Accumulation Account will be invested in Eligible Investments. If a deposit is made into the Accumulation Account, the required balance of the Reserve Account will be increased to compensate in part for any negative carry between the interest earned on the Eligible Investments and the interest payable on the Notes and Certificates and the Base Servicing Fee.

VPTN PROCEEDS ACCOUNT

     The Indenture Trustee will establish the VPTN Proceeds Account for the benefit of the holders of the Class A Notes. On each date of issuance of a Variable Pay Term Note, the Indenture Trustee will instruct the purchaser of a Variable Pay Term Note to deposit the purchase price in the VPTN Proceeds Account on or before the corresponding Targeted Scheduled Distribution Date. Amounts on deposit in the VPTN Proceeds Account shall be applied to the payment of principal on the related subclass or subclasses of the Class A Notes sequentially according to their lowest numerical designation until all Class A Notes are paid in full.

RESERVE ACCOUNT

     The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the "Reserve Account"). Although the Class C Certificates are subordinated to the rights of the Noteholders, the Class C Certificateholders have a preferential right to receive current distributions on the Receivables before the Class D Certificateholders to the extent described in this Prospectus Supplement and the establishment of the Reserve Account. The Reserve Account will be a segregated account in the name of the Indenture Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders and Certificateholders. The Reserve Account will be created with an initial
deposit by the Seller on the Closing Date of an amount equal to $          (the
"Reserve Account Initial Deposit"). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient to fully reimburse the Servicer for Advances made by it which are required to be reimbursed under the Sale and Servicing Agreement, amounts then on deposit in the Reserve Account will be applied to reimburse the Servicer in full before any amounts therein are applied for the payments on the Notes or Certificates.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and the Class C Certificateholders and may be invested in Eligible Investments. Income on such Eligible Investments (net of losses and expenses) will be paid to the Seller on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to Class D Certificateholders pursuant to clauses (9) and (10) in the first paragraph under "Distributions on the Notes and the Certificates -- Payment of Distributable Amounts" in this Prospectus Supplement. Upon any distribution to the Class D

Certificateholders of amounts in excess of the Specified Reserve Account Balance, the Noteholders will not have any rights in, or claims to, those amounts. Any excess amounts remaining thereafter will be paid to the Seller.

      The "Specified Reserve Account Balance" will initially be [             ].
In the event, however, that on any Distribution Date: (i) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds [ ]% or (ii) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds [ ]%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (i) and (ii) above for three successive Distribution Dates) shall be a
dollar amount equal to the greater of (i) $[          ] and (ii) [  ]% of the
outstanding principal balance of the Notes and Certificates as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution Date).

     In addition, if a deposit is to be made into the Accumulation Account on any Distribution Date or was made on any prior Distribution Date, the Specified Reserve Account Balance will be increased to compensate in part for any negative carry between the Interest Rates payable on the Notes and Certificates (and the Base Servicing Fee) and the Interest Rate payable on Eligible Investments in the Accumulation Account in an amount equal to the product of (i) the amount remaining on deposit in the Accumulation Account after giving effect to any withdrawals or deposits on such Distribution Date, (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any subclass of the Class A Notes and the denominator of which is 12, and (iii) the weighted average interest rate of the securities offered pursuant to this Prospectus Supplement minus [2.50]%.

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes or the Class C Certificates, then the Specified Reserve Account Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.

     The Seller will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders.

     The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders. In that event, the Class C Certificateholders will first incur the losses, but the Class B Noteholders will be the second to incur those losses because payments of principal of and interest on the Class B Notes are subordinated to payments of principal of and interest on the Class A Notes.

     To a lesser extent, the Reserve Account and the subordination of the Class D Certificates are intended to enhance the likelihood of receipt by the Class C Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Class C Certificateholders will experience losses. However, the right of the Class C Certificateholders to the amounts on deposit in the Reserve Account is subordinated to the similar right of the Noteholders and, in any event, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, the Class C Certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Certificateholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Securities. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the accompanying Prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the accompanying Prospectus, the Servicer will also establish with and pledge to the Indenture Trustee the Reserve Account. The Reserve Account will not be property of the Trust. The Yield Supplement Account established in the name of the Indenture Trustee [will] [will not] be property of the Trust.

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. See "Description of the Transfer and Servicing Agreements -- Collections" in the accompanying Prospectus.

     "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the Securities.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See "Description of the Transfer and Servicing
Agreements -- Collections" in the accompanying Prospectus.

ADVANCES

     On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receivables. See "Description of the Transfer and Servicing Agreements -- Advances" in the accompanying Prospectus.

SERVICING COMPENSATION

     The base servicing fee for the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the Pool Balance as of the Cut-off Date (the "Base Servicing Fee"). The Base Servicing Fee, together with any previously unpaid Base Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account (the "Supplemental Servicing Fee"). See "Description of the Transfer and Servicing Agreements -- Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the "Total Servicing Fee") for each Collection Period on the following Distribution Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of each class of Notes and the Class C Certificates, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders' Distributable Amounts or Certificateholders' Distributable Amounts.

YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT


     Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account (the "Yield Supplement Account") to be established by the [Seller who] [Trust in the name of the Indenture Trustee and the Trust which] will pledge the trust account to secure the Notes and the Class C Certificateholders. The Yield Supplement Account [will][will not] be part of the Trust property and will be funded by the Seller with [[a capital contribution to the Trust by depositing an amount equal to $_______] [a deposit of an amount equal to $_________] [in cash]] [, a transfer of retail installment sales contracts with an aggregate principal balance, as of the Cut-Off Date, of $________ to the Trust] [and a transfer of receivables or other assets (including vehicle lease contracts) in an amount, collectively, equal to $________ to the Trust] ([the] [collectively,] "Initial Yield Supplement Amount").


     The "Yield Supplement Deposit" for each Distribution Date means an aggregate amount (if positive), calculated by the Servicer, by which (1) one month's interest on the principal balance as of the first day of the related Collection Period of each Yield Supplemented Receivable (other than a Defaulted Receivable, after the Collection Period in which that Receivable became a Defaulted Receivable) at a rate equal to the Required Rate exceeds (2) one month's interest on that principal balance at that Yield Supplemented Receivable's APR. "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Distribution Date, the sum of (1) the [interest rate on the Class B Notes] [weighted average Interest Rate of the securities offered pursuant to the prospectus supplement] and (2) the Servicing Rate of 1.00%.


     If the Yield Supplement Deposit for any Distribution Date exceeds the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of
(A) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (1) that payments on the Receivables are made on their scheduled due dates, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of [ ]% and (B) the Initial Yield Supplement Amount. The amount on deposit in the Yield Supplement Account may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be deposited in the Collection Account for distribution in accordance with the Sale and Servicing Agreement.


     Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Indenture Trustee, the Servicer, and the Trust.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements -- Net Deposits" in the accompanying Prospectus.

OPTIONAL PURCHASE


     The outstanding Notes and the Certificates will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cut-off Date, for the price as described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements -- Termination." The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on those Notes and for the Certificates will equal the Certificate Balance of the Class C Certificates and Class D Certificates on the date of the optional purchase plus accrued and unpaid interest on the Certificates.

REMOVAL OF SERVICER

     The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes (voting as a single class) may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

     1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable,
        (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes or Certificates evidencing not less than 25% in principal amount of the outstanding Notes and the Certificates, acting together as the single class, or (b) discovery of that failure by any officer of the Servicer;

     2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

     3. the occurrence of an insolvency event with respect to the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the rating agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

SELLER LIABILITY

     Under the Trust Agreement and the Indenture, the Seller will be liable to injured parties only to the extent specified therein.

TERMINATION OF THE SALE AND SERVICING AGREEMENT

     The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables and (ii) the election by the Servicer to purchase the corpus of the Trust as described in

"Description of the Transfer and Servicing Agreements -- Optional Purchase" in this Prospectus Supplement and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights. No Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Certificateholder has previously given to the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, acting together as a single class, have made written request upon the Owner Trustee to institute that proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute that proceeding.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

LIST OF NOTEHOLDERS

     Three or more Noteholders of any class in a series or one or more Noteholder of that class evidencing not less that 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. However, the Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Three or more holders of the Certificates of any class in a series or one or more holders of those Certificates of that class evidencing not less than 25% of the Certificate Balance of those Certificates may, by written request to the Owner Trustee, obtain access to the list of all Certificateholders maintained by the Owner Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those Certificates.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     [               ] will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of
the Certificates. [               ] will be the Indenture Trustee under the
Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

     The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be).

The Trust Agreement and the Indenture will further provide that the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                        MATERIAL INCOME TAX CONSEQUENCES

TAX CHARACTERIZATION OF THE TRUST

     In the opinion of O'Melveny & Myers LLP, tax counsel to the Trust, (i) the Class Notes will be characterized as debt for federal income tax purposes, (ii) although the matter is not free from doubt, the Class B Notes should be treated as debt for tax purposes, and (iii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California income and franchise tax purposes.

     For federal income tax and California income and franchise tax purposes, the Trust will be disregarded as an entity separate from the Seller. As a result, the Trust's assets will be treated as assets of the Seller, and all income, deductions, and other tax items therefrom will be treated as tax items of the Seller.

     See discussion under "Material Income Tax Consequences -- Tax Treatment of Owner Trusts" in the accompanying Prospectus.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller and each Certificate Owner will agree, and each beneficial owner of the Notes (each, a "Note Owner") will agree, to treat the Notes as debt for federal income tax purposes. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of the Certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owner, and the Notes being debt of the partnership, or (ii) if a single, respectively, owns all of the Certificates and none of the notes are characterized as equity interests in the Trust, as an entity that is to be disregarded for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Trust and the Notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

     We refer you to the discussion under "Material Income Tax
Consequences -- Tax Treatment of Owner Trusts" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of Benefit Plans. Although no assurances can be given in this regard, the Notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the Notes:

     1. are expected to be treated as indebtedness under local law; and

     2. should not be deemed to have any "substantial equity features."

     However, the acquisition and holding of Notes of any class by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the Trust, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, any Certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note. In addition, a fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA or any similar applicable law. For additional information regarding the treatment of the Notes under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates (a "Plan Investor"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In addition, a purchaser of Certificates other than a Plan Investor should be aware that a prohibited Transaction could occur if a Certificateholder (or any of its affiliates) is or becomes a party in interest or a disqualified person with respect to a Plan Investor that purchases and holds any Notes unless covered by one or more applicable exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                    [TABLE]

     In the Note Underwriting Agreement, the Note Underwriters have agreed, subject to the terms and conditions set forth in the Note Underwriting Agreement, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Note Underwriters is subject to specified conditions precedent set forth in the Note Underwriting Agreement. The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of
[     ]% of the denominations of the Notes per Class A-1 Note, [     ]% per
Class A-2 Note, [     ]% per Class A-3 Note, and [     ]% per Class B Note. The
Note Underwriters may allow, and those dealers may reallow, a concession not in
excess of [     ]% per Class A-1 Note, [     ]% per Class A-2 Note, [     ]% per
Class A-3 Note and [     ]% per Class B Note to some other dealers. After the
initial public offering of the Notes, the public offering price and those concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of the Class C Certificates set forth opposite its name below:

                                    [TABLE]

     In the Certificate Underwriting Agreement, the Certificate Underwriters have agreed, subject to the terms and conditions set forth in the Certificate Underwriting Agreement, to purchase all of the Class C Certificates if any of the Class C Certificates are purchased. This obligation of the Certificate Underwriters is subject to specified conditions precedent set forth in the Certificate Underwriting Agreement. The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Class C Certificates to the public at the price set forth on the cover of this Prospectus Supplement, and to some other dealers at that price less the initial
concession not in excess of [     ]% per Class C Certificate. The Certificate
Underwriters may allow, and those dealers may reallow, a concession not in
excess of [     ]% per Class C Certificate to some other dealers. After the initial public offering of the Class C Certificates, the public offering price and those concessions may be changed.

     The Seller and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

     The Notes and the Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Note Underwriters that they intend to make a market in the Notes of each class and has been advised by the Certificate Underwriters that they intend to make a market in the Certificates, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class or the Certificates, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class or the Certificates.

     The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

     NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Seller to the repayment of debt, including "warehouse" debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (i) their respective affiliates or (ii) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a "warehouse" lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such "warehouse" debt or as repurchase proceeds.

     The Underwriters have advised the Seller that specified persons participating in this offering may engage in transactions over-allotment transactions, stabilizing transactions or syndicate covering transactions. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Securities. In addition, neither the Seller nor any of the Underwriters represent that the Underwriters that the Underwriters will engage in any such transactions nor that such transactions, one commenced, will not be discontinued without notice.

     Rule 15c-6 under the Securities Exchange Act of 1934, as amended, generally, requires trades in the secondary market to settle within three business days, unless the parties thereto expressly agree otherwise. Because delivery of Notes to purchasers hereunder will settle more than three business days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying Prospectus, legal matters relating to the Notes and the Certificates and federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS


ABS...................................  S-30
ABS Table.............................  S-30
Accumulation Account..................  S-45
Administrative Purchase Payments......  S-41
Advance...............................  S-49
Allocable Principal...................  S-40
APR...................................  S-24
Available Amounts.....................  S-41
Available Interest....................  S-41
Available Principal...................  S-41
Base Servicing Fee....................  S-49
Business Day..........................  S-34
Certificate Balance...................  S-43
Certificate Factor....................  S-32
Certificate Underwriters..............  S-56
Certificate Underwriting Agreement....  S-56
Certificateholders....................  S-39
Certificateholders' Distributable
  Amount..............................  S-43
Certificateholders' Interest Carryover
  Shortfall...........................  S-43
Certificateholders' Interest
  Distributable Amount................  S-43
Certificateholders' Monthly Interest
  Distributable Amount................  S-43
Certificateholders' Monthly Principal
  Distributable Amount................  S-43
Certificateholders' Percentage........  S-43
Certificateholders' Principal
  Carryover Shortfall.................  S-44
Certificateholders' Principal
  Distributable Amount................  S-44
Certificates..........................  S-38
Class A Notes.........................  S-33
Class A-1 Notes.......................  S-33
Class A-2 Notes.......................  S-33
Class A-3 Notes.......................  S-33
Class B Notes.........................  S-33
Class C Certificateholders............  S-42
Class D Certificateholders............  S-42
Clearstream Banking
  Luxembourg..........................   A-1
Closing Date..........................  S-23
Collection Period.....................  S-49
Cut-off Date..........................  S-23
Dealer Recourse.......................  S-22
Dealers...............................  S-23
Defaulted Receivable..................  S-41
Determination Date....................  S-40
Distribution Date.....................  S-34
Eligible Investments..................  S-49
Euroclear.............................   A-1
Excess Amount.........................  S-42
Final Scheduled Distribution Date.....  S-28
Financed Vehicles.....................  S-23
Global Securities.....................   A-1
Indenture Trustee.....................  S-23
Initial Yield Supplement Amount.......  S-50
Interest Period.......................  S-34
Interest Rate.........................  S-34
Interest Rate Swap....................  S-37
Liquidated Receivables................  S-41
Net Liquidation Proceeds..............  S-41
Nissan................................  S-33
NMAC..................................  S-22
Non-U.S. Person.......................   A-4
Note Factor...........................  S-32
Note Underwriters.....................  S-56
Note Underwriting Agreement...........  S-56
Noteholders' Distributable Amount.....  S-44
Noteholders' Interest Carryover
  Shortfall...........................  S-44
Noteholders' Interest Distributable
  Amount..............................  S-44
Noteholders' Monthly Interest
  Distributable Amount................  S-44
Noteholders' Monthly Principal
  Distributable Amount................  S-44
Noteholders' Percentage...............  S-44
Noteholders' Principal Carryover
  Shortfall...........................  S-44
Noteholders' Principal Distributable
  Amount..............................  S-45
Notes.................................  S-33
Obligors..............................  S-23
Original Certificate Balance..........  S-43
Owner Trustee.........................  S-22
Pass Through Rate.....................  S-39
Plan Investor.........................  S-55
Pool Balance..........................  S-32
Pool Factor...........................  S-32
Principal Distributable Amount........  S-45
Receivables...........................  S-23
Redemption Price......................  S-50
Required Rate.........................  S-50
Required Yield Supplement Amount......  S-50
Reserve Account.......................  S-46
Reserve Account Initial Deposit.......  S-46
Sale and Servicing Agreement..........  S-22
Seller................................  S-22
Servicer..............................  S-22
Servicer Default......................  S-38
Servicer Liquidity Advance............  S-37
Servicing Rate........................  S-49
Specified Reserve Account Balance.....  S-47
Supplemental Servicing Fee............  S-49
Total Servicing Fee...................  S-49
Transfer and Servicing Agreements.....  S-48
Trust.................................  S-22
Trust Agreement.......................  S-22
Underwriters..........................  S-56
Variable Pay Term Notes...............  S-33
Warranty Purchase Payments............  S-41
Yield Supplement Account..............  S-50
Yield Supplement Deposit..............  S-50
Yield Supplemented Receivables........  S-50

------------------------------------------------------
------------------------------------------------------

                  TABLE OF CONTENTS
                PROSPECTUS SUPPLEMENT

                                             PAGE
                                             ----
Summary....................................   S-5
Risk Factors...............................  S-16
The Trust..................................  S-22
Capitalization of the Trust................  S-23
Paying Agents..............................  S-23
The Owner Trustee and the Indenture
  Trustee..................................  S-23
The Receivables............................  S-23
Maturity and Prepayment Considerations.....  S-28
Delinquencies, Repossessions and Net
  Losses...................................  S-28
Weighted Average Life of the Notes.........  S-30
Note Factors, Certificate Factors and Pool
  Factors..................................  S-32
Use of Proceeds............................  S-32
The Seller and the Servicer................  S-32
Financial Condition of Nissan Motor
  Co., Ltd.................................  S-33
The Notes..................................  S-33
The Certificates...........................  S-38
Distributions on the Notes and the
  Certificates.............................  S-40
Subordination; Accumulation Account; VPTN
  Proceeds Account; Reserve Account........  S-45
Description of the Transfer and Servicing
  Agreements...............................  S-48
Material Income Tax Consequences...........  S-54
ERISA Considerations.......................  S-54
Underwriting...............................  S-56
Legal Opinions.............................  S-58
Index of Terms.............................  S-59
Annex A: Global Clearance, Settlement and
  Tax Documentation Procedures.............   A-1

                  PROSPECTUS

Summary of Terms...........................    3
Risk Factors...............................    8
Formation of the Trusts....................   14
Property of the Trusts.....................   14
The Receivables............................   15
Use of Proceeds............................   16
The Trustee................................   16
The Seller.................................   17
The Servicer...............................   17
Where You Can Find More Information About
  Your Securities..........................   17
Delinquencies, Repossessions and Net
  Losses...................................   18
Weighted Average Life of the Securities....   18
Pool Factors and Trading Information.......   18
The Notes..................................   20
The Certificates...........................   25
Material Information Regarding the
  Securities...............................   26
Description of the Transfer and Servicing
  Agreements...............................   38
Material Legal Aspects of the
  Receivables..............................   57
Material Income Tax Consequences...........   63
ERISA Considerations.......................   79
Underwriting...............................   80
Legal Opinions.............................   80
Index of Terms.............................   81

    DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL [             ,              ],
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                           $[                      ]
                            NISSAN AUTO RECEIVABLES
                          [       ]-[   ] OWNER TRUST

                         $[                     ] ASSET
                            BACKED NOTES, CLASS A-1

                         $[                     ] ASSET
                            BACKED NOTES, CLASS A-2

                            $[               ] ASSET
                            BACKED NOTES, CLASS A-3

                            $[               ] ASSET
                             BACKED NOTES, CLASS B

                            $[               ] ASSET
                          BACKED CERTIFICATES, CLASS C

                     [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     SELLER

                            NISSAN MOTOR ACCEPTANCE
                                  CORPORATION,
                                    SERVICER

                                  UNDERWRITERS
                                 [UNDERWRITERS]
------------------------------------------------------
------------------------------------------------------

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in specified circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking societe anonyme ("Clearstream Banking Luxembourg") or Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.

     However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8BEN must be filed within 30 days of that change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

Prospectus Supplement

To Prospectus Dated January 11, 2001


            NISSAN AUTO RECEIVABLES            -      GRANTOR TRUST

                     [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     Seller

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    Servicer

                     $           ASSET BACKED CERTIFICATES

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.

The securities are asset backed securities issued by the trust. The securities are not obligations of Nissan Motor Acceptance Corporation, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any governmental agency.


This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated January 11, 2001.


- The trust will issue three classes of securities.

- Only the certificates described on the following table are being offered by this Prospectus Supplement and the Prospectus.

- The certificates accrue interest from           ,      .


                        CLASS A CERTIFICATES    CLASS B CERTIFICATES
                        --------------------    --------------------
Principal Amount....        $                       $
Pass Through Rate...                   %                       %
Final Scheduled
 Distribution
 Date...............                  ,                       ,
Price to
 Public(1)..........                   %                       %
Underwriting
 Discount(1)........                   %                       %
Proceeds to
 Seller(1)..........        $                       $
---------------

(1) Total price to the public is $[     ], total underwriting discount is
    $[     ] and total proceeds to the Seller are [      ].


CREDIT ENHANCEMENT

- Subordination Spread Account, with an initial deposit of $[          ].

- The Class B Certificates are subordinated to the Class A Certificates, and the Class C Certificates (not offered hereby) are subordinated to the Class A Certificates and the Class B Certificates.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [The trust has applied to list the certificates on the Luxembourg Stock Exchange and for listing and permission to deal in the certificates on The Stock Exchange of Hong Kong Limited.]

                                 [UNDERWRITERS]

           The date of this prospectus supplement is                .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of certificates.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of this prospectus supplement.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-43 in this prospectus supplement and under the caption "Index of Terms" beginning on page 81 in the accompanying prospectus.

                           [INTENTIONALLY LEFT BLANK]

                  [GRAPHIC -- SUMMARY OF TRANSACTION PARTIES]

                   [GRAPHIC -- SUMMARY OF MONTHLY DEPOSITS TO
                         AND WITHDRAWALS FROM ACCOUNTS]

                                    SUMMARY

     The following summary contains a brief description of the Certificates. You will find a detailed description of the terms of the Offering of the Certificates following this summary. You should read carefully this entire document and the accompanying Prospectus to understand all of the terms of the Offering of the Certificates. You should consider both documents when making your investment decision.

ISSUER                         Nissan Auto Receivables Grantor Trust
                                         -          . The trust will be
                               established by a pooling and servicing agreement.

SELLER [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II].

SERVICER                       Nissan Motor Acceptance Corporation.

TRUSTEE                        [               ].

OFFERED CERTIFICATES           The offered certificates consist of the Class A
                               Certificates and the Class B Certificates as
                               described on the cover page. The trust will also
                               issue $[          ] initial principal balance of
                               Class C Certificates, which are not being offered pursuant to this prospectus supplement.

                               The Class A Certificates will evidence in the aggregate an undivided ownership interest of
                               [     ]% of the trust (initially representing
                               $[          ]) and the Class B Certificates will
                               evidence in the aggregate an undivided ownership
                               interest of [     ]% of the trust (initially
                               representing $[          ]).

RECEIVABLES                    The trust's main source of funds for making
                               payments on the certificates will be collections on its motor vehicle retail installment sale contracts, otherwise referred to as the receivables.

                               The principal balance of the receivables on
                               [               ], referred to as the "cut-off
                               date," was $[               ]. As of
                               [               ], the receivables had the
                               following characteristics:

                               Number of Receivables............................
                               Average Principal Balance........................
                               Approximate Weighted Average Annual Percentage
                                 Rate...........................................
                               Approximate Weighted Average Remaining Term to
                                 Maturity.......................................
                               Approximate Weighted Average Original Term to
                                 Maturity.......................................

                               You should refer to "The Receivables" in this Prospectus Supplement for more information on the receivables.

CLOSING DATE                   On or about [               ].

TERMS OF THE CERTIFICATES      PAYMENT DATE:

                               Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment will be on
                               [               ].

                               PER ANNUM PASS THROUGH RATES:

                               The certificates will have [fixed] rates of interest as follows:

                               CLASS                     PASS THROUGH RATE
                               -----                     -----------------
                               A.........................           []%
                               B.........................           []%
                               C.........................           []%

                               INTEREST ACCRUAL PERIODS:




                                                       FROM            TO        DAY COUNT
                               CLASS               (INCLUDING)    (INCLUDING)    CONVENTION
                               -----               ------------   ------------   ----------
                               A, B and C......      [prior        [current     [30/360]
                                                   distribution   distribution
                                                      date]          date]

                               PRINCIPAL:

                               - FINAL SCHEDULED DISTRIBUTION DATES: The trust
                                 must pay the outstanding principal balance of each class of certificates by its final scheduled distribution date as follows:

                                                             FINAL SCHEDULED
                                 CLASS                      DISTRIBUTION DATE
                                 -----                      -----------------
                                 A..........................              []
                                 B..........................              []
                                 C..........................              []

                               - AMOUNT OF PRINCIPAL PAYABLE ON EACH
                                 DISTRIBUTION DATE: The trust will make
                                 principal payments on each class of
                                 certificates on each distribution date in an amount equal to the applicable class percentage of the following amounts:

                                 1. principal collections on the receivables
                                    during the prior collection period;

                                 2. prepayments on the receivables allocable to
                                    principal received during the prior
                                    collection period;

                                 3. the principal balance of each receivable
                                    which the seller or the servicer became
                                    obligated to purchase; and

                                 4. the principal balance of liquidated
                                    receivables.

                                 The class percentage for each class of
                                 certificates is detailed in "The Certificates -- General" in this prospectus supplement.

                               YOU SHOULD REFER TO "DISTRIBUTIONS ON THE
                               CERTIFICATES -- CALCULATION OF DISTRIBUTABLE
                               AMOUNTS" AND "-- PAYMENTS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED INFORMATION REGARDING PAYMENTS OF PRINCIPAL.

OPTIONAL PURCHASE              The servicer or the seller may redeem all
                               outstanding certificates when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original aggregate principal balance of the receivables on the cut-off date.

CREDIT ENHANCEMENT             The credit enhancement of the offered
                               certificates will be the following:

                               1. CLASS A CERTIFICATES: the subordination of the
                                  Class B Certificates and the Class C
                                  Certificates;

                               2. CLASS B CERTIFICATES: the subordination of the
                                  Class C Certificates; and

                               3. CLASS A CERTIFICATES AND CLASS B CERTIFICATES:
                                  the subordination spread account.

                               SUBORDINATION OF INTEREST AND PRINCIPAL:

                               1. CLASS B CERTIFICATES: Interest and principal
                                  payments on the Class B Certificates will be subordinated to interest and principal payments on the Class A Certificates.

                               2. CLASS C CERTIFICATES: Interest and principal
                                  payments on the Class C Certificates will be subordinated to interest and principal payments on the Class A Certificates and the Class B Certificates.

                               The credit enhancement is intended to protect you against losses and delays in payments on your certificates by absorbing losses on the receivables and other shortfalls in cash flows.

SUBORDINATION SPREAD ACCOUNT   On each distribution date, the trust will use
                               funds in the subordination spread account to pay the following amounts in the following order if collections on the receivables are insufficient to pay those amounts:

                               1. amounts due to the servicer; and

                               2. interest and principal due on the certificates
                                  in the order of priority detailed in
                                  "Distributions on the Certificates -- Payment of Distributable Amounts."

                               The pooling and servicing agreement specifies the amount that is required to be on deposit in the subordination spread account. On the closing
                               date, the seller will deposit $[          ] into
                               the subordination spread account, which is
                               [     ]% of the initial principal balance of the
                               offered certificates and which is less than the amount required to be maintained in the subordination spread account called the "specified subordination spread account balance." On each distribution date, after making payments to the servicer and to the holders of the Class A and Class B Certificates, the trust will make a deposit into the subordination spread account to fund and maintain the specified subordination spread account balance.

YIELD SUPPLEMENT ACCOUNT       On each distribution date, the trust will use
                               funds on deposit in the yield supplement account to cover, for each receivable, the excess, if any, of (x) one month's interest that will accrue on the principal balance of that receivable at a rate equal to the sum of (1) the [interest rate on the Class B Certificates] [weighted average interest rate on the securities offered pursuant to this prospectus supplement], and (2) the servicing fee rate at 1.00% over (y) one month's interest that accrued on that receivable at the interest rate on that receivable.

                               On the closing date, the seller will [deposit] [make a capital contribution to the trust by
                               depositing] $[          ] in cash into the yield
                               supplement account. That amount is the amount that is estimated to be required to be withdrawn from the yield supplement account on subsequent distribution dates in accordance with the provisions of the preceding paragraph. [In addition, the seller will pledge other receivables or assets (including vehicle lease contracts) to the trust.] Neither the seller nor the servicer will make any other deposit to the yield supplement account on or after the closing date. The yield supplement account [will][will not] be an asset of the trust.

TAX STATUS                     Subject to the important considerations described
                               in this prospectus supplement and the prospectus, O'Melveny & Myers LLP, special tax counsel to the trust, will deliver its opinion that:

                               1. the trust will be treated as a grantor trust
                                  for United States federal income and
                                  California franchise and income tax purposes; and

                               2. the trust will not be subject to federal
                                  income tax.

                               If you purchase the certificates, you will be required to report your pro rata share of all income earned on the receivables (other than amounts, if any, treated as "stripped coupons"). In addition, if you are an individual, trust or estate, you may deduct your pro rata share of reasonable servicing and other fees, subject to limitations.

                               The exact characterization for federal income tax purposes of the payments received with respect to the yield supplement agreement is not clear. YOU SHOULD REFER TO "MATERIAL INCOME TAX CONSEQUENCES -- TAX TREATMENT OF GRANTOR TRUSTS -- YIELD SUPPLEMENT DEPOSITS" IN THE ACCOMPANYING PROSPECTUS.

                               YOU SHOULD REFER TO "MATERIAL INCOME TAX
                               CONSEQUENCES -- TAX TREATMENT OF GRANTOR TRUSTS" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THE TRUST AND THE CERTIFICATES.

ERISA CONSIDERATIONS           The Class A Certificates are generally eligible
                               for purchase by employee benefit plans and individual retirement accounts, subject to considerations discussed under "ERISA
                               Considerations" in this prospectus supplement and in the accompanying prospectus.

                               The Class B Certificates, however, may not be acquired by any employee benefit plan or any individual retirement account. However, under limited circumstances, Class B Certificates may be purchased by persons using insurance company general accounts.

                               YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY CONSIDERING PURCHASE OF THE CERTIFICATES OF ANY CLASS YOU SHOULD, AMONG OTHER THINGS, CONSULT WITH YOUR COUNSEL TO DETERMINE WHETHER ALL REQUIRED CONDITIONS HAVE BEEN SATISFIED.

[LISTING The trust has applied to list the Class A Certificates on the Luxembourg Stock Exchange and The Stock Exchange of Hong

                               Kong Limited. The trust has requested that the listings be made effective on or about
                                              .]

MINIMUM DENOMINATIONS          Certificates will be issued only in denominations
                               of $1,000 or more. Certificates will be issued in multiples of $1 for amounts in excess of $1,000.

REGISTRATION OF THE            You will generally hold your interests in the
CERTIFICATES                   securities through The Depository Trust Company
                               in the United States, or Clearstream Banking
                               societe anonyme or the Euroclear System in Europe
                               or Asia. This is referred to as book-entry form.
                               You will not receive a definitive certificate
                               representing your securities except under limited
                               circumstances. We expect the securities to be
                               delivered through The Depository Trust Company,
                               Clearstream Banking societe anonyme and the
                               Euroclear System against payment in immediately
                               available funds on or about                .

                               FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO "ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" IN THE ACCOMPANYING PROSPECTUS.

RATING OF THE OFFERED          On the closing date, each class of offered
CERTIFICATES                   certificates will receive the following ratings
                               from Standard & Poor's Ratings Group and Moody's
                               Investors Service, Inc.:

                               CLASS                               STANDARD & POOR'S   MOODY'S
                               -----                               -----------------   -------
                               A.................................       [      ]       [      ]
                               B.................................       [      ]       [      ]

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE CERTIFICATES OF ANY CLASS.

YOU MAY HAVE DIFFICULTY        The trust will not list the certificates on any
SELLING YOUR CERTIFICATES      securities exchange. Therefore, in order to sell
AND/OR OBTAINING YOUR          your certificates, you must first locate a
DESIRED PRICE DUE TO THE       willing purchaser. In addition, currently, no
ABSENCE OF A SECONDARY         secondary market exists for the certificates. We
MARKET.                        cannot assure you that a secondary market will
                               develop. The underwriter intends to make a secondary market for the certificates by offering to buy the certificates from investors that wish to sell. However, the underwriter is not obligated to offer to buy the certificates and it may stop making offers at any time.


GEOGRAPHIC CONCENTRATION OF    As of [               ], Nissan Motor Acceptance
THE STATES OF ORIGINATION      Corporation's records indicate that the addresses
OF THE RECEIVABLES MAY         of the originating dealers of the receivables
INCREASE THE RISK OF LOSS      were in the following states:
ON YOUR INVESTMENT.

                                                                                      PERCENTAGE OF TOTAL
                                                                                       PRINCIPAL BALANCE
                                                                                      -------------------
                               [                         ]..........................            []%
                               [                         ]..........................            []%
                               [                         ]..........................            []%
                               [                         ]..........................            []%
                               [                         ]..........................            []%

                               No other state, by the addresses of the
                               originating dealers, constituted more than 5% of the balance of the receivables as of
                               [               ]. Economic conditions or other
                               factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

BECAUSE OF THE UNCERTAINTY     Tax counsel is unable to opine as to the federal
OF FEDERAL INCOME TAX          income tax consequences of the Yield Supplement
CONSEQUENCES OF THE YIELD      Agreement. You should review "Material Income Tax
SUPPLEMENT AGREEMENT, YOU      Consequences -- Payments Under the Yield
MAY EXPERIENCE UNEXPECTED      Supplement Agreement" in this prospectus
TAX CONSEQUENCES.              supplement.


FACTORS AFFECTING OUR          The success of your investment depends upon the
INFORMATION MANAGEMENT         ability of the Servicer, Nissan Motor Acceptance
SYSTEMS MAY INCREASE THE       Corporation, to store, retrieve, process and
RISK OF LOSS ON YOUR           manage substantial amounts of                . If
INVESTMENT.                    the Servicer experiences any interruptions or
                               loss in its                processing
                               capabilities, its business, financial conditions and results of operations will suffer.


PAID-AHEAD SIMPLE INTEREST     If an obligor on a simple interest contract makes
CONTRACTS MAY AFFECT THE       a payment on the contract ahead of schedule (for
WEIGHTED AVERAGE LIFE OF       example, because the obligor intends to go on
THE CERTIFICATES.              vacation), the weighted average life of the
                               certificates could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made.
                               Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor.
                               This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

                               The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the certificates. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average life of the certificates may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

                               NMAC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

BECAUSE THE CERTIFICATES       Because the certificates will be issued in
ARE IN BOOK-ENTRY FORM,        book-entry form, you will be required to hold
YOUR RIGHTS CAN ONLY BE        your interest in the certificates through The
EXERCISED INDIRECTLY.          Depository Trust Company in the United States, or
                               Clearstream Banking societe anonyme nor the Euroclear System in Europe or Asia. Transfers of interests in the certificates within The
                               Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the certificates are in book-entry form, you will not be entitled to receive a Definitive
                               Certificate representing your interest. The certificates will remain in book-entry form except in the limited circumstances described under the caption "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus. Unless and until the certificates cease to be held in book-entry form, the trustee will not recognize you as a "Certificateholder," as that term is used in the pooling and servicing agreement. As a result, you will only be able to exercise the rights of Certificateholders indirectly through The
                               Depository Trust Company (if in the United
                               States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the certificates in book-entry form could also limit your ability to pledge your certificates to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the certificates.

                               Interest and principal on the certificates will be paid by the trust to The Depository Trust Company as the record holder of the certificates while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to certificateholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                   THE TRUST

GENERAL

     The Nissan Auto Receivables                -               Grantor Trust
(the "Trust") will be formed by [Nissan Auto Receivables Corporation][Nissan Auto Receivables Corporation II] (the "Seller") pursuant to the Pooling and
Servicing Agreement (the "Agreement") dated as of                , among the
Seller, Nissan Motor Acceptance Corporation ("NMAC"), as servicer (in that
capacity, the "Servicer") and                , as trustee (the "Trustee"). The
Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the Certificates to be issued by the Trust. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "The Certificates -- Servicing Compensation" in this Prospectus Supplement.

     Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those retail installment sales contracts that do not meet specified representations and warranties made by that Dealer. These Dealers' repurchase obligations are referred to in this Prospectus Supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, any recovery by NMAC pursuant to any Dealer Recourse will be deposited in the Collection Account to satisfy NMAC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cut-off Date. The Subordination Spread Account and the Yield Supplement Account will be maintained by the Trustee for the benefit of the Class A Certificateholders and the Class B Certificateholders, but [the Subordination Spread Account] will not be part of the Trust.

     The Trust's principal offices are in                , in care of
               , as Trustee, at the address set forth below under "The Trustee."

                                  THE TRUSTEE

                    is the Trustee under the Agreement.                is a
               and its principal offices are located at                . The
Seller and its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                                THE RECEIVABLES

     The property of the Trust will consist of a pool of retail installment sale
contracts (the "Receivables") originated on or after                , between
Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors"). The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all principal and interest payments made on or after
[               ] (the "Cut-off Date") and other property specified in the
Receivables.

     NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. On or before the date of the initial issuance of the Certificates (the "Closing Date"), NMAC will sell the Receivables [and other assets] to the Seller. The Seller will, in turn, sell the Receivables [and other assets] to the Trust pursuant to the Agreement. NMAC will continue to service the Receivables. The Receivables to be held by the Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. These criteria provide that each Receivable:

     1.  was originated in the United States;

     2.  has a contractual Annual Percentage Rate ("APR") that equals or exceeds
         [     ]%;

     3. provides for level monthly payments which provide interest at the APR on a simple interest basis and fully amortize the amount financed over
         an original term to maturity no greater than [     ] months;

     4.  has a remaining term to maturity, as of the Cut-off Date, of not less
         than [     ] months and not greater than [     ] months;

     5.  had an original balance of not more than $[          ] and a remaining
         principal balance as of the Cut-off Date of not less than $[          ]
         nor more than $[          ];

     6.  is not more than 29 days past due as of the Cut-off Date;

     7. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle;

     8. has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

     9. is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

     10. has not had forced-placed insurance premiums added to the amount financed; and

     11. has not been extended by more than two months.

     No selection procedures believed to be adverse to the Certificateholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cut-off Date are as set forth in the following tables. NMAC will not sell to the Seller, and the Seller will not sell to the Trust, any Receivables originated in the State of Alabama [or Hawaii] for administrative reasons.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance..................  $______
Number of Receivables........................   ______
Average Principal Balance....................  $______
  Range of Principal Balances................  $______ to $______
Average Original Amount Financed.............  $______
  Range of Original Amount Financed..........  $______ to $______
Weighted Average APR.........................   _____%
  Range of APRs..............................   _____% to  _____%
Approximate Weighted Average Original Term
  to Maturity ...............................  ___ months
  Range of Original Term to Maturity.........  ___ to ___ months
Approximate Weighted Average Remaining Term
  to Maturity ...............................  ___ months
  Range of Remaining Term to Maturity........  ___ to ___ months
Percentage by Principal Balance of
  Receivables of New, Near-New and Used
  Vehicles...................................  ____% (New)
                                               ____% (Near-New)
                                               ____% (Used)

Percentage by Principal Balance of
  Receivables Financed through Nissan and
  Infiniti Dealers...........................  ____% (Nissan)
                                               ____% (Infiniti)


                     DISTRIBUTION BY APR OF THE RECEIVABLES
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                          NUMBER OF       PERCENTAGE OF TOTAL           CUT-OFF DATE         PERCENTAGE OF CUT-OFF
RANGE OF APRS(%)                         RECEIVABLES    NUMBER OF RECEIVABLES(%)    PRINCIPAL BALANCE($)      DATE POOL BALANCE(%)
----------------                         -----------    ------------------------    --------------------    ----------------------
0.0 to 0.99........................
1.0 to 1.99........................
2.9 to 2.99........................
3.0 to 3.99........................
4.0 to 4.99........................
5.0 to 5.99........................
6.0 to 6.99........................
7.0 to 7.99........................
8.0 to 8.99........................
9.0 to 9.99........................
10.0 to 10.99......................
11.0 to 11.99......................
12.0 to 12.99......................
13.0 to 13.99......................
14.0 to 14.99......................
15.0 to 15.99......................
16.0 to 16.99......................
17.0 to 17.99......................
18.0 to 18.99......................
19.0 and above.....................
Totals.............................

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
               BASED ON THE ADDRESSES OF THE ORIGINATING DEALERS
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                                             PERCENTAGE OF
                                                                 TOTAL         CUT-OFF DATE      PERCENTAGE OF
                                               NUMBER OF       NUMBER OF        PRINCIPAL      CUT-OFF DATE POOL
STATE                                         RECEIVABLES    RECEIVABLES(%)     BALANCE($)        BALANCE(%)
-----                                         -----------    --------------    ------------    -----------------
Alaska......................................
Arizona.....................................
Arkansas....................................
California..................................
Colorado....................................
Connecticut.................................
Delaware....................................
Florida.....................................
Georgia.....................................
[Hawaii]....................................
Idaho.......................................
Illinois....................................
Indiana.....................................
Iowa........................................
Kansas......................................
Kentucky....................................
Louisiana...................................
Maine.......................................
Maryland....................................
Massachusetts...............................
Michigan....................................
Minnesota...................................
Mississippi.................................
Missouri....................................
Montana.....................................
Nebraska....................................
Nevada......................................
New Hampshire...............................
New Jersey..................................
New Mexico..................................
New York....................................
North Carolina..............................
North Dakota................................
Ohio........................................
Oklahoma....................................
Oregon......................................
Pennsylvania................................
Rhode Island................................
South Carolina..............................
South Dakota................................
Tennessee...................................
Texas.......................................
Utah........................................
Vermont.....................................
Virginia....................................
Washington..................................
West Virginia...............................
Wisconsin...................................
Wyoming.....................................
  Total.....................................

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the accompanying Prospectus and "Risk Factors -- You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying Prospectus. Because the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final payment in respect of the Certificates could occur significantly earlier than their respective final scheduled distribution date ("Final Scheduled Distribution Date") set forth in "Summary -- Terms of the Certificates -- Principal -- Final Scheduled Distribution Date" in this Prospectus Supplement. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Certificateholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Subordination Spread Account.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following tables set forth material information concerning NMAC's experience with respect to its total portfolio of U.S. retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. The portfolio consists of retail installment sale contracts in all fifty states, the
District of Columbia [, Puerto Rico] and Guam. As of [               ],
approximately [          ]% of NMAC's total portfolio of U.S. retail installment
sales contracts (excluding those with original maturities of 64 months or more) consisted of new, near-new and used automobiles and light-duty trucks financed
through Nissan dealers, with the remaining approximate [     ]% financed through
Infiniti dealers.

     There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to NMAC's experience shown in the following tables.

                           DELINQUENCY EXPERIENCE(1)

                                                              AT MARCH 31,
                                           ---------------------------------------------------
                                            2000       1999       1998       1997       1996
                                           -------    -------    -------    -------    -------
Number of Contracts Outstanding..........  368,660    312,237    330,662    317,238    274,807
Delinquencies as a Percent of Contracts
  Outstanding(2)
  30 - 59 Days...........................     1.54%      2.27%      2.55%      3.10%      2.40%
  60 - 89 Days...........................     0.16%      0.27%      0.36%      0.49%      0.25%
  90 Days or More........................     0.02%      0.04%      0.06%      0.17%      0.05%

-------------------------
(1) The information in the Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables with original
    maturities in excess of [     ] months. In general, NMAC has experienced
    higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities.

(2) An account is considered delinquent if 20% or more of the scheduled payment is past due.

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                  AT OR FOR TWELVE MONTHS ENDED MARCH 31,
                                       --------------------------------------------------------------
                                          2000         1999         1998         1997         1996
                                       ----------   ----------   ----------   ----------   ----------
Principal Amount Outstanding.........  $4,273,532   $3,126,219   $3,497,123   $3,276,423   $2,659,232
Average Principal Amount
  Outstanding........................  $3,261,595   $3,463,840   $3,248,193   $3,181,569   $2,308,058
Number of Contracts Outstanding......     368,660      312,237      330,662      317,238      274,807
Average Number of Contracts
  Outstanding........................     316,976      329,320      316,769      309,257      250,040
Number of Repossessions(2)...........       7,467        9,782       14,164       17,569        9,841
Number of Repossessions as a Percent
  of the Average Number of Contracts
  Outstanding........................        2.36%        2.97%        4.47%        5.68%        3.94%
Charge-Offs(3).......................  $   55,482   $   92,005   $  134,671   $  158,969   $   72,838
Recoveries(4)........................  $   39,125   $   41,947   $   39,997   $   31,874   $   20,489
Net Losses...........................  $   16,357   $   50,059   $   94,674   $  127,095   $   52,349
Net Losses as a Percent of Principal
  Amount Outstanding(5)..............        0.38%        1.60%        2.71%        3.88%        1.97%
Net Losses as a Percent of Average
  Principal Amount Outstanding(5)....        0.50%        1.45%        2.91%        3.99%        2.27%

-------------------------
(1) The information in the Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables
    with original maturities in excess of [     ] months. In general, NMAC has
    experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) The number of repossessions excludes accounts that have been subsequently reinstated.

(3) Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (4). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(4) Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

(5) Percentages have been annualized in order to facilitate year to year comparisons.

     NMAC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of repossessed vehicles. The losses in the year ended March 31, 1997 were higher than in previous or subsequent years due to NMAC's effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings. NMAC's management reacted to the negative trend in losses by initiating changes to its credit policy that tightened the range of available credit in order to originate an improved mix of business. These changes involved discontinuing the origination of 72-month term contracts in June 1996 and installing a new empirically derived credit score card in September 1996. In addition, NMAC tightened its credit policy by reducing advance rates for lower credit scores and implementing risked-based pricing. NMAC has recently resumed originating 72-month term contracts under certain financing programs. See "The
Receivables -- Underwriting of Motor Vehicle Loans" in the accompanying Prospectus.

                          CERTIFICATE AND POOL FACTORS

     The "Class A Certificate Factor" will be a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the last day of the related Collection Period as a fraction of the Original Class A Certificate Balance. The Class A Certificate Factor will be 1.0000000 as of the Cut-off Date. Class A Certificate Factor will decline thereafter to reflect reductions in the Class A Certificate Balance. Class A Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method. The amount of a Class A Certificateholder's pro rata share of the Class A Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the Class A Certificate Factor as of the close of business on the most recent Distribution Date. The Class A Certificate Factor will be made available through the Trustee.

     The "Class B Certificate Factor" will be a seven-digit decimal which the Servicer will compute each month indicating the Class B Certificate Balance as of the close of business on the Distribution Date in that month as a fraction of the Original Class B Certificate Balance. The Class B Certificate Factor will be
1.0000000 as of the Cut-off Date. Class B Certificate Factor will decline thereafter to reflect reductions in the Class B Certificate Balance. The amount of a Class B Certificateholder's pro rata share of the Class B Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the Class B Certificate Factor as of the close of business on the most recent Distribution Date. The Class B Certificate Factor will be made available through the Trustee.


     The "Pool Balance" as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Class A Certificateholders or Class B Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any Class A Certificate or Class B Certificate, as applicable, registered in the name of the Seller, the Servicer or any person actually known by a trustee officer to be an affiliate of the Seller or the Servicer.


     The "Class A Pool Factor" is a seven-digit decimal figure which the Servicer will compute each month and will be calculated by dividing the Class A Certificate Balance as of the last day of the related Collection Period by the Pool Balance as of the Cut-off Date.

     The "Class B Pool Factor" is a seven-digit decimal figure which the Servicer will compute each month and will be calculated by dividing the Class B Certificate Balance as of the last day of the related Collection Period by the Pool Balance as of the Cut-off Date.

     Pursuant to the Agreement, the Servicer provides the Trustee with monthly reports concerning the payments received on the Receivables, the Class A Certificate Balance, the Class A Certificate Factor, the Class A Pool Factor, the Class B Certificate Balance, the Class B Certificate Factor, the Class B Pool Factor and various other items of information. Class A Certificateowners and Class B Certificateowners may obtain copies of these monthly reports from the Trustee upon delivery of a written request to the Trustee. Class A Certificateowners and Class B Certificateowners during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders" in the accompanying Prospectus.

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                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Class A Certificates, the Class B Certificates (together with the Class A Certificates, "Offered Certificates") and the Class C Certificates (together with the Offered Certificates, the "Certificates") will be applied to purchase the Receivables from NMAC and to make the initial deposit into the Subordination Spread Account and [the initial deposit into] [a capital contribution to the Trust to fund] the Yield Supplement Account.

                          THE SELLER AND THE SERVICER

     Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying Prospectus.

FINANCIAL CONDITION OF NISSAN MOTOR CO., LTD.

     NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. ("Nissan"). Although Nissan is not guaranteeing the Trust's obligations under the Certificates, Nissan's financial condition may affect NMAC's ability to service the Receivables. [Nissan reported a consolidated operating profit of
82.6 billion Yen (US$778.9 million) for fiscal year 1999 (ended at March 31,
2000), a decrease of 31.7% compared to the previous year, with net sales of 5,977.1 billion Yen (US$56.39 billion), a decrease of 9.2% compared to the previous year. The decline in operating income is attributable to the negative impact of the appreciation of the Yen and to lower unit sales, particularly in the Japanese market. (The average exchange rate for the dollar was 112 Yen in fiscal year 1999 compared to 128 Yen in fiscal year 1998.)]

     [At March 31, 2000, Nissan announced one-time extraordinary charges totaling 711.1 billion Yen (US$6.71 billion) leading to a consolidated net loss of 684.4 billion Yen (US$6.46 billion). The one-time extraordinary charges relate to changes in the accounting of pensions and retirement benefits in Japan, to plant closures and expenses related to the Nissan Revival Plan, and to new accounting methods, including the calculations of provisions relating to product warranties, adopted in order to bring the accounts in line with internationally accepted accounting practices.]

     [The March 31, 2000 year-end results close a year of transition for Nissan. After the conclusion of an alliance with Renault in March 1999, Nissan announced a comprehensive revival plan in October 1999. The Nissan Revival Plan is targeted to restore profitability, reduce debt and improve operating margins. Nissan is cooperating with Renault in the areas of purchasing, platform co-development and international growth.]

                                THE CERTIFICATES

     The following summary describes specified terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

GENERAL

     The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Agreement will be filed with the SEC following the issuance of the Certificates. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Agreement. In general, and subject to the prior rights of any senior classes of Certificates, holders of record of the Class A Certificates (the "Class A Certificateholders") and the Class B Certificates (the "Class B Certificateholders," and together with the Class A Certificateholders, the "Certificateholders") will receive, on each Distribution Date, the related class

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Principal Distributable Amount and interest at the related pass through rate set forth in "Summary -- Terms of the Certificates -- Per Annum Pass Through Rates" (each, a "Pass Through Rate") on the Certificate Balance of that class. The "Certificate Balance" for any class of Certificates as of any Distribution Date will equal the original certificate balance of that class, reduced by all amounts distributed on or prior to that Distribution Date on that class of Certificates and allocable to principal. The "Original Class A Certificate
Balance" means $[          ], the "Original Class B Certificate Balance" means
$[          ], and the "Original Class C Certificate Balance" means
$[          ].

     The Class A Certificates will evidence in the aggregate an undivided
ownership interest of [     ]% (the "Class A Percentage") of the Trust
(initially representing $[          ]), the Class B Certificates will evidence
in the aggregate an undivided ownership interest of [     ]% (the "Class B
Percentage") of the Trust (initially representing $[          ]), and the Class
C Certificates will evidence in the aggregate an undivided ownership interest of
[     ]% (the "Class C Percentage" and each class percentage being "Class
Percentage") of the Trust (initially representing $[          ]).

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the accompanying Prospectus.

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the accompanying Prospectus, the Seller will establish and will maintain with the Trustee a Yield Supplement Account in the name of the Trustee on behalf of the Certificateholders that [will] [will not] be part of the Trust.

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the Pooling and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. See "Description of the Transfer and Servicing
Agreements -- Collections" in the accompanying Prospectus.

     "Eligible Investments" will be specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of each class of the Certificates.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late

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charges as provided in the Receivable and finally to prepay principal on the
Receivable. See "Description of the Transfer and Servicing
Agreements -- Collections" in the accompanying Prospectus.

ADVANCES

     On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to that negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advance (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receivables. See "Description of the Transfer and Servicing Agreements -- Advances" in the accompanying Prospectus.

SERVICING COMPENSATION

     The base servicing fee for the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the Pool Balance as of the Cut-off Date (the "Base Servicing Fee"). The Base Servicing Fee, together with any previously unpaid Base Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account (the "Supplemental Servicing Fee"). See "Description of the Transfer and Servicing Agreements -- Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Servicing Compensation" in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the "Total Servicing Fee") for each Collection Period on the following Distribution Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of the Offered Certificates, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Class Distributable Amounts for any class of Certificates.

YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT


     Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account (the "Yield Supplement Account") to be established by the [Seller who] [Trust in the name of the Indenture Trustee and the Trust which] will pledge the trust account to secure the Offered Certificates. The Yield Supplement Account [will] [will not] be part of the Trust property and will be funded by the Seller with [a capital contribution to the Trust by depositing an amount equal to $______] [a deposit of an amount equal to $______] [in cash]][, a transfer of retail installment sales contracts with an aggregate principal balance, as of the Cut-Off Date, of $______ to the Trust] [and a transfer of receivables or other assets (including vehicle lease contracts) in an amount, collectively, equal to $_____ to the Trust] ([the][collectively,] "Initial Yield Supplement Amount").


     The "Yield Supplement Deposit" for each Distribution Date means an aggregate amount (if positive), calculated by the Servicer, by which (1) one month's interest on the principal balance as of the first day of the related Collection Period of each Yield Supplemented Receivable (other than a Defaulted Receivable, after the Collection Period in which that Receivable became a Defaulted Receivable) at a rate equal to the Required Rate exceeds (2) one month's interest on that principal balance at that Yield Supplemented Receivable's APR. "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Distribution Date, the sum of the [Pass Through Rate on the Class B Certificates] [weighted average Pass Through Rate for the securities offered pursuant to this Prospectus Supplement] and 1.00%.

     If the Yield Supplement Amount for any Distribution Date exceed the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of (A) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (1) that payments on the Receivables are made on their scheduled due dates, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of [ ]% and (B) the Initial Yield Supplement Amount. The amount on deposit in the Yield Supplement Account may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be deposited in the Collection Account for distribution. The Yield Supplement Account [will][will not] be part of the Trust.


     Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Trustee, the Servicer and the Trust.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements -- Net Deposits" in the accompanying Prospectus.

OPTIONAL PURCHASE


     The outstanding Certificates will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cut-off Date, for the price as described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements -- Termination." The "Redemption Price" for the outstanding Certificates will equal the Certificate Balance on the date of the optional purchase plus accrued and unpaid interest on the Certificates.


REMOVAL OF SERVICER

     The Trustee or Holders of Certificates evidencing a majority of the voting interests of the Certificates, voting together as a single class, may terminate the rights and obligations of the Servicer under the Agreement upon the:

     1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Trustee for deposit in any account any required payment or to direct the Trustee to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure from the Trustee, (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the Trustee of written notice of the failure from the holders of Certificates evidencing not less than 25% in principal balance of the outstanding Certificates, acting together as the single class; or (b) discovery of that failure by any officer of the Servicer;

     2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Agreement, and that failure materially and adversely affects the rights of the Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the Trustee by the holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

     3. the occurrence of an Insolvency Event of the Servicer.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the Trustee or a successor Servicer appointed under the Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Trustee or the Certificateholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the rating agencies.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Trustee in connection with the exercise of those rights. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, other than with respect to the failure by the Seller or Servicer, as applicable, to remit payments, unless that Certificateholder has previously given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Trustee to institute that proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute that proceeding.

THE TRUSTEE

     [               ] will be the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon

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the Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as trustee under the Agreement, becomes legally unable to act, or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Seller and the Servicer will indemnify the Trustee for specified taxes that may be asserted in connection with the transaction.

NOTICES

     Certificateholders will be notified in writing by the Trustee of any Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Agreement) obtaining actual knowledge thereof. Except with respect to the monthly and annual reports to Certificateholders described in this Prospectus Supplement, the Trustee is not obligated under the Agreement to forward any other notices to the Certificateholders. There are no provisions in the Agreement for the regular or special meetings of Certificateholders.

     [If required by the Luxembourg Stock Exchange, for so long as the Class A Certificates are listed on the Luxembourg Stock Exchange, notices to holders of the Class A Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourger Wort. If required by The Stock Exchange of Hong Kong Limited, for so long as the Class A Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to holders of the Class A Certificates will be given in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders of Definitive Certificates at the addresses therefor as they appear in the register maintained by the Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.]

GOVERNING LAW

     [The Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.]

                       DISTRIBUTIONS ON THE CERTIFICATES

GENERAL

     The Trust will pay interest and principal on the Certificates on the fifteenth day of each month. If the fifteenth day of the month is not a Business Day, payments on the Certificates will be made on the next Business Day. The date that any payment is made is called a "Distribution Date." The first
distribution date will be           . A "Business Day" is any day except a
Saturday, Sunday, or a day on which banks in New York, New York, [Minneapolis, Minnesota,] or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed.

     On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day (each, a "Determination Date")), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased by the Seller or the Servicer, all with respect to the related Collection Period.

     On or prior to each Distribution Date, the Servicer will also determine the Total Available Amount, Available Interest, Available Principal, the Class A Distributable Amount, the Class B Distributable Amount, the Class C Distributable Amount and other distributions to be made on that Distribution Date, and as described below, the amount to be paid to Certificateholders of each class.

     The Trustee will make payments to the Certificateholders out of the amounts on deposit in the Collection Account. The amount to be paid to the Certificateholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

     "Total Available Amount" for a Distribution Date (being the funds available for distribution to Certificateholders of each class with respect to that Distribution Date in accordance with the priorities described below) shall be the sum of Available Interest and Available Principal.


     "Available Interest" for a Distribution Date shall be the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

     1. that portion of all collections on or in respect of the Receivables allocable to interest;

     2. all proceeds of the Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any and all amounts required by law to be remitted to the Obligor ("Net Liquidation Proceeds") to the extent allocable to interest due on a Liquidated Receivable;


     3. all Advances made by the Servicer;


     4. all payments by the Seller during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable ("Warranty Purchase Payments") to the extent attributable to interest;

     5. all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Pool and Servicing Agreement that materially and adversely affect any Receivable ("Administrative Purchase Payments") to the extent attributable to interest; and


     6. any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account.

     "Available Principal" for a Distribution Date shall be the sum of the amounts described in clauses (1), (2), (4) and (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period.

     Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

     1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

     2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

     3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

     A "Defaulted Receivable" will be a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent more than 120 days or, with respect to a Receivable that is delinquent less than 120 days, the Servicer has
(a) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (b) repossessed the Financed Vehicle.

     A "Liquidated Receivable" will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.

CALCULATION OF DISTRIBUTABLE AMOUNTS

     The "Class Distributable Amount" for each class of Certificates with respect to a Distribution Date will equal the sum of (1) the Principal Distributable Amount for that class (each amount, the "Class A Principal Distributable Amount," "Class B Principal Distributable Amount" and "Class C Principal Distributable Amount"), and (2) the Interest Distributable Amount for that class (each amount, the "Class A Interest Distributable Amount," the "Class B Interest Distributable Amount" and "Class C Interest Distributable Amount").

     The "Principal Distributable Amount" for a particular class consists of the related Class Percentage of the following items:

     1. the principal portion of all payments actually received on the Receivables during that Collection Period;

     2. the principal portion of all prepayments and partial prepayments, received during that Collection Period (to the extent those amounts are not included in clause (1) above); and

     3. the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in clauses (1) or (2) above).

     The "Interest Distributable Amount" for a particular class consists of 30 days' interest at the related Pass Through Rate on the related Certificate Balance as of close of business on the last day of the related Collection Period or, in the case of the first Distribution Date, the related Original Class Certificate Balance (each amount, the "Class A Interest Distributable Amount," the "Class B Interest Distributable Amount" and the "Class C Interest Distributable Amount").

     The "Class A Certificate Balance" will initially equal the Original Class A Certificate Balance and, on any Distribution Date, will equal the Original Class A Certificate Balance reduced by all amounts allocable to principal paid on or prior to that Distribution Date on the Class A Certificates. In addition, on each Distribution Date from and including the Distribution Date on which the Class B Certificate Balance and the Class C Certificate Balance have been reduced to zero, the Class A Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the Pool Balance as of the last day of the related Collection Period after taking into account all payments, deposits and withdrawals to be made on that Distribution Date.

     The "Class B Certificate Balance" will initially equal the Original Class B Certificate Balance and, on any Distribution Date, will equal the Original Class B Certificate Balance reduced by all amounts allocable to principal paid on or prior to that Distribution Date on the Class B Certificates. In addition, on each Distribution Date from and including the Distribution Date on which the Class C Certificate Balance has been reduced to zero, the Class B Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal to the excess, if any, of the Pool Balance as of the last day of the related Collection Period over the Class A Certificate Balance as of such date, after taking into account all payments, deposits and withdrawals to be made on that Distribution Date.

     The "Class C Certificate Balance" will initially equal the Original Class C Certificate Balance and, on any Distribution Date, will equal the amount by which the Pool Balance on the last day of the related Collection Period exceeds the sum of the Class A Certificate Balance and the Class B Certificate Balance on that date after taking into account all payments, deposits and withdrawals to be made on that Distribution Date.

PAYMENTS OF INTEREST

     On each Distribution Date, commencing [               ], the
Certificateholders will be entitled to interest payments in an amount up to the amount of interest that accrued on the related Certificate Balance for the related Interest Period at the related Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities -- Fixed Rate Securities" in the accompanying Prospectus. Interest on any class of Certificates in respect of a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments due on any class of Certificates for any Distribution Date but not paid on that Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on that amount at the related Pass Through Rate (to the extent lawful). Under some circumstances, amounts otherwise allocable to pay interest on a class of Certificates will be applied to cover shortfalls in amounts available to make payments of principal or interest on a more senior class of Certificates. In addition, interest amounts otherwise distributable to the Class C Certificateholders will be deposited by the Trustee in the Subordination Spread Account to cover any deficiency in that account before application of any Excess Amounts are deposited in that account.

PAYMENTS OF PRINCIPAL

     On each Distribution Date, commencing [               ], each class of
Certificates will be entitled to principal payments in an amount generally equal to the related Principal Distributable Amount for that class. Under some circumstances, amounts otherwise allocable to pay principal on a class of Certificates will be applied to cover shortfalls in amounts available to make payments of interest on a more senior class of Certificates.

PAYMENT OF DISTRIBUTABLE AMOUNTS

     On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Trustee to make the following payments and distributions in the following amounts and order of priority:

     1. to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

     2. to the Servicer from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

     3. to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clause (2) above); and if that Available Interest is insufficient, the Class A Certificateholders will be entitled to receive that amount first, from funds on deposit in the Subordination Spread Account, second, if those amounts are insufficient, from the Class C Percentage of Available Principal, and third, if those amounts are insufficient, from the Class B Percentage of Available Principal;

     4. to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, that amount to be paid from Available Principal (after giving effect to any reduction in Available Amounts described in clause (2) and (3) above); and if that Available Amounts is insufficient, the Class A Certificateholders will be entitled to receive that amount first, from funds on deposit in the Subordination Spread Account and second, if those amounts are insufficient, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (2) and (3) above);

     5. to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (2) through (4) above); and if that Available Interest is insufficient, the Class B Certificateholders will be entitled to receive that amount first, from funds on deposit in the Subordination Spread Account, and second, if those amounts are insufficient, from the Class C Percentage of Available Principal;

     6. to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, that amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (2) through (5) above); and if that Available Principal is insufficient, the Class B Certificateholders will be entitled to receive that amount first, from funds on deposit in the Subordination Spread Account and second, if those amounts are insufficient, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (2) through (4) above);

     7. to the Class C Certificateholders, an amount equal to the Class C Interest Distributable Amount and any unpaid Class C Interest Carryover Shortfall, that amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (2) through (6) above);

     8. to the Class C Certificateholders, an amount equal to the Class C Principal Distributable Amount and any unpaid Class C Principal Carryover Shortfall, that amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (2) through (7) above); and if that Available Principal is insufficient, the Class C Certificateholders will be entitled to receive that amount from Available Interest (after giving effect to any reduction in Available Interest described in clauses (2) through (7) above); and

     9. if necessary, to the Subordination Spread Account so that the funds on deposit in that account will be equal to the Specified Subordination Spread Account Balance; provided that if there is a deficiency in the Subordination Spread Account, amounts otherwise distributable to the Class C Certificateholders will first be deposited by the Trustee in the Subordination Spread Account to cover the deficiency.

     Notwithstanding the foregoing, no amount will be paid to the Class A Certificateholders or the Class B Certificateholders in respect of any Yield Supplement Deposit with respect to a Receivable, except to the extent of amounts withdrawn from the Yield Supplement Account, except that if the Yield Supplement Deposits exceed funds available in the Yield Supplement Account, the excess shall be withdrawn from the Subordination Spread Account.

     An "Interest Carryover Shortfall" with respect to any class of Certificates on any Distribution Date will equal the excess, if any, of (1) the related Interest Distributable Amount for that class on that Distribution Date and any outstanding related Interest Carryover Shortfall for that class from the immediately preceding Distribution Date plus interest on the outstanding Interest Carryover Shortfall, to the extent permitted by law, at the related Pass Through Rate from that immediately preceding Distribution Date through the current Distribution Date, over (2) the amount of interest paid to the related Certificateholders on that Distribution Date (each shortfall, the "Class A Interest Carryover Shortfall," "Class B Interest Carryover Shortfall" and "Class C Interest Carryover Shortfall," as applicable).

     A "Principal Carryover Shortfall" with respect to any class of Certificates on any Distribution Date will equal the excess, if any, of (1) the related Principal Distributable Amount for that class on that Distribution Date and any outstanding Principal Carryover Shortfall for that class from the immediately preceding Distribution Date over (2) the amount of principal actually paid to the related Certificateholders on that Distribution Date (each shortfall, the "Class A Principal Carryover Shortfall," "Class B Principal Carryover Shortfall" and "Class C Principal Carryover Shortfall," as applicable).

     Any amounts remaining after giving effect to the distributions described in clauses (1) through (9) of the fourth preceding paragraph on any Distribution Date ("Excess Amounts") will be distributed to the Seller.

     Notwithstanding the foregoing distribution priorities, if the Servicer fails to make an Advance, the portion of any shortfall attributable thereto shall be paid only from amounts available in the Subordination Spread Account.

     Even if the Certificate Balance of any class of Certificates is reduced to zero prior to the termination of the Trust and prior to the final payment in respect of amounts payable on the Certificates of all classes, any Interest or Principal Carryover Shortfalls with respect to that class will continue as obligations of the Trust payable from amounts on deposit in the Collection Account or Subordination Spread Account, including Excess Amounts, before any further deposit of Excess Amounts into the Subordination Spread Account or release of amounts in the Subordination Spread Account to the Seller.

PAYMENTS UNDER THE YIELD SUPPLEMENT AGREEMENT

     Each Certificateholder of the Offered Certificates should allocate a portion of its purchase price or other tax basis in the related Offered Certificates, as the case may be, to its right to receive Yield Supplement Deposits. See "Material Income Tax Consequences -- Original Issue Discount, Imputed Interest and Market Discount" in this Prospectus Supplement.

     Tax counsel is unable to opine as to the federal income tax characterization of the right to receive Yield Supplement Deposits. Arguably, the arrangement is economically analogous to a loan made by the Certificateholder of the Offered Certificates to the Seller in an amount equal to the discounted present value of the Yield Supplement Deposits, if any, which are expected to be received, resulting in original issue discount ("OID") to that Certificateholder for the amount of the discount. In that case, each Certificateholder of the Offered Certificates will accrue income in respect of its interest in that discounted present value under the rules relating to OID under a method that takes account of the compounding of interest and the holder's expected yield to maturity. Alternatively, it is possible that the entire amount of Yield Supplement Deposits should be included in income as accrued or received and not treated as interest and that any Certificateholder of the Offered Certificates should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits, possibly on a straight-line basis over the term of the related Offered Certificates. In that case, the Yield Supplement Deposits also might be unrelated taxable income for a tax-exempt investor. Although the Seller believes that these two characterizations of the Yield Supplement Agreement are the most likely characterizations, no assurance can be given, however, that either of these two characterizations will be accepted by the IRS.

                  SUBORDINATION; SUBORDINATION SPREAD ACCOUNT

SUBORDINATION

     The rights of the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under "The Certificates -- Servicing Compensation" in this Prospectus Supplement and the reimbursement of outstanding Advances.

     In addition, the rights of the Certificateholders of the Class B Certificates and the Class C Certificates to receive payments with respect to collections on the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described in this Prospectus Supplement. This subordination is intended to enhance the likelihood of timely receipt by the Class A Certificateholders, and, to a lesser extent, the Class B Certificateholders, of the full amount of interest and principal required to be paid to them, and to afford those Certificateholders limited protection against losses in respect of the Receivables.

     The Certificateholders of the Class B Certificates and the Class C Certificates will not receive any distributions of interest or principal with respect to a Distribution Date until the full amount of interest and principal relating to that Distribution Date has been distributed to the Class A Certificateholders.

     The Class C Certificateholders will not receive any distributions of interest or principal with respect to a Distribution Date until the full amount of interest and principal relating to that Distribution Date has been distributed to the Class A Certificateholders and the Class B
Certificateholders.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for that Distribution Date (after giving effect to any amounts withdrawn from the Subordination Spread Account, the Class B Distributable Amount and the Class C Distributable Amount and applied to that deficiency, as described above), the holders of the Class B Certificates and the Class C Certificates will not receive any portion of the Total Available Amount.

     If on any Distribution Date the holders of the Class B Certificates do not receive the sum of the Class B Distributable Amount, the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall for that Distribution Date (after giving effect to any amounts withdrawn from the Subordination Spread Account and the Class C Distributable Amount and applied to that deficiency, as described above), the holders of the Class C Certificates will not receive any portion of the Total Available Amount.

SUBORDINATION SPREAD ACCOUNT

     The Class A Certificateholders and the Class B Certificateholders will also have the benefit of the Subordination Spread Account. The Subordination Spread Account will be a segregated trust account held by the Trustee and will not be an asset of the Trust. Any amounts held on deposit in the Subordination Spread Account are owned by the Seller and any investment earnings on the Subordination Spread Account will be taxable to the Seller for federal income tax purposes. The Subordination Spread Account will be created with an initial deposit by the
Seller of an amount equal to $[          ] (the "Subordination Spread Account
Initial Deposit"). If on any subsequent Distribution Date the amount on deposit in the Subordination Spread Account is less than the Specified Subordination Spread Account Balance, first, the Class C Distributable Amount, and if that amount is not sufficient, Excess Amounts will be deposited in the Subordination Spread Account until the monies in the Subordination Spread Account reach an amount equal to the Specified Subordination Spread Account Balance.

     The time necessary for the Subordination Spread Account to reach and maintain the Specified Subordination Spread Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. The "Specified Subordination Spread Account Balance" with respect to any Distribution Date will be equal to
$[          ], except that in the event that on any Distribution Date:

     1. the annualized average for the preceding three Collection Periods of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Period, less any Net Liquidation Proceeds with respect to those net balances from that or prior Collection Periods) to the Pool Balance as of the first day of each that Collection Period exceeds [
        ]%, or

     2. the average for the preceding three Collection Periods of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables
        exceeds [     ]%,

then the Specified Subordination Spread Account Balance for that Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (1) and (2) above for three
successive Distribution Dates) shall be a dollar amount equal to (x) [     ]% of
the Pool Balance as of the first day of the related Collection Period minus (y) the excess of the Pool Balance over the sum of the Class A Certificate Balance and the Class B Certificate Balance as of the first day of that Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more
than $[          ], or less than $[          ].

     On any Distribution Date on which the aggregate balance of the Offered
Certificates is $[          ] or less, after giving effect to the distributions
on that Distribution Date, the Specified Subordination Spread Account Balance
shall be the greater of the balance described above or $[          ].

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency then rating the Offered Certificates to approve a different formula for determining the Specified Subordination Spread Account Balance or a change in the manner by which the Subordination Spread Account is funded, if the new formula or manner would not affect the then-current rating of the Offered Certificates.

     Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of the holders of the Offered Certificates. Funds on deposit in the Subordination Spread Account may be invested in Eligible Investments. Investment income on monies on deposit in the Subordination Spread Account will not be available for payment to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Any loss on those investments will be charged to the Subordination Spread Account.

     If on any Distribution Date the Class C Certificate Balance equals zero and amounts on deposit in the Subordination Spread Account have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders and the Class B Certificateholders by the subordination of the Class C Certificates and by the Subordination Spread Account will be exhausted and the Class B Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after that date, all those losses realized during a Collection Period will be allocated first to the Class B Certificates, resulting in the reduction of the Class B Certificate Balance on the related Distribution Date and second, if the Class B Certificate Balance is reduced to zero, to the Class A Certificates.

     If on any Distribution Date the Class B Certificate Balance equals zero and amounts on deposit in the Subordination Spread Account have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates, the Class C Certificates and by the Subordination Spread Account will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after that date, all those losses realized during a Collection Period will be allocated first to the Class A Certificates, resulting in the reduction of the Class A Certificate Balance on the related Distribution Date.

                        MATERIAL INCOME TAX CONSEQUENCES

CLASSIFICATION OF THE TRUST

     Under current law and assuming execution of, and compliance with, the Agreement, the Custody and Pledge Agreement and the Yield Supplement Agreement, the Trust will be classified for federal income tax purposes and California franchise and income tax purposes as a grantor trust and not as an association taxable as a corporation.

     For federal income tax purposes, each beneficial owner of an Offered Certificate (each a "Certificate Owner") will be considered to own an undivided interest in the Trust's assets, be required to include in its gross income, for federal income tax purposes, its share of the gross income of the Trust and be entitled to deduct (subject both to possible recharacterization of specified fees paid by the Trust to the Servicer and to any limitations generally applicable to that holder) its share of the expenses of the Trust allocable to it.

     Although each Certificate Owner will be considered, for federal income tax purposes, to own its pro rata share of the principal of the Receivables in the Trust and of the Yield Supplement Deposits, each holder's share of the right to interest on the Receivables, however, is not entirely certain. Each Certificate Owner's right to interest with respect to a particular Receivable should be limited to its pro rata share of the lesser of
(1) the interest that accrues on the principal of that Receivable at the Pass Through Rate plus its pro rata share of the Servicing and Trustee fees allocable to it (which fees will be deemed to be paid over, on behalf of the holder, to the Servicer and the Trustee, respectively) and (2) the total interest payable on that Receivable.

     For administrative convenience, however, the Trustee may report information with respect to a Certificate Owner's investment in an Offered Certificate on an aggregate basis as though that Certificate Owner's investment in the Receivables and other assets were equal to that Certificate Owner's share of the initial Class Principal Balance and on which interest and Yield Supplement Deposits are payable at a combined rate equal to the sum of the Pass Through Rate and the Servicing Rate. If the IRS were to require reporting on an asset-by-asset basis, the amount of income reportable for a period could differ from the amount reportable on an aggregate basis. In particular, as described more fully below, High Yield Receivables (as defined in the accompanying Prospectus) are subject to the "stripped bond" rules of the Code, which could result in those Receivables having OID, and Low Yield Receivables (as defined in the accompanying Prospectus) may be subject to the market discount or imputed interest rules.

PAYMENTS UNDER THE YIELD SUPPLEMENT AGREEMENT

     A Certificateholder of any Offered Certificate should allocate a portion of its purchase price or other tax basis in that Certificate to its right to receive Yield Supplement Deposits. See "-- Original Issue Discount, Imputed Interest and Market Discount -- Original Issue Discount; General."

     Tax counsel is unable to opine as to the federal income tax characterization of the right to receive Yield Supplement Deposits. The potential characterizations of the right to receive Yield Supplement Deposits are described in the accompanying Prospectus under "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts -- Yield Supplement Deposits."

ORIGINAL ISSUE DISCOUNT, IMPUTED INTEREST AND MARKET DISCOUNT

     ORIGINAL ISSUE DISCOUNT; GENERAL. The Receivables bear interest at varying rates. Because a Certificate Owner will be viewed as owning an interest in each of the Trust's assets and the right to receive Yield Supplement Deposits, a portion of the Certificate Owner's purchase price of an Offered Certificate (whether on initial sale or in a subsequent transaction) may be required to be allocated among each of the Trust's assets and the right to receive Yield Supplement Deposits, based on their respective fair market values. See discussion under "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts -- Discount and Premium" in the accompanying Prospectus.

     Because the Seller will retain the right to receive interest at a rate equal to the excess of the APR of each Receivable over the sum of the Pass Through Rate and the Servicing Rate, the issuance of an Offered Certificate will result in the separation of ownership ("stripping") of a portion of the rights to interest payments on High Yield Receivables. See discussion under "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts -- Characterization" in the accompanying Prospectus.

     PREMIUM. A Certificate Owner that purchases an Offered Certificate for an amount greater than its outstanding principal balance may elect under Section 171 of the Code to amortize premium in respect of the Receivables in order to accrue income based on the Certificate Owner's yield rather than at the Pass Through Rate. That election would apply to all of the taxable debt instruments held at or acquired after the first day of the Certificate Owner's first taxable year to which that election applies, and may be revoked only with the consent of the IRS. See discussion under "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts -- Premium" in the accompanying Prospectus.

     IMPUTED INTEREST AND MARKET DISCOUNT. Some or all of the Low Yield Receivables may have imputed interest and/or market discount. If a Low Yield Receivable did not have "adequate stated interest" (as the term is defined in Section 483 of the Code) when originated, then that Receivable would be treated as having "imputed interest." Under the imputed interest rules of the Code, a portion of the Receivable's stated principal amount equal to that total unstated interest would be recharacterized as interest and the Receivable's principal amount would be correspondingly reduced. If the imputed interest rules applied, the total unstated interest would be included in the Certificate Owner's gross income over the term of the Receivable using a constant yield-to-maturity method. It is uncertain whether the imputed interest rules would apply to a Certificate Owner. If these rules do not apply, or with respect to Low Yield Receivables which had adequate stated interest when issued, the market discount rules instead may be applicable.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Certificate by a Certificate Owner, will be treated as ordinary income to the extent of accrued market discount. Any gain recognized by a Certificate Owner upon a sale or other disposition of an Offered Certificate will be treated as capital gain to the extent the gain exceeds accrued market discount. The character of any gain from the sale of an Offered Certificate allocable to rights pursuant to the Yield Supplement Agreement as ordinary or capital gain, however, is uncertain. In addition, a portion of the interest deductions of an Offered Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Certificate Owner makes an election to include market discount in income currently as it accrues (in lieu of including accrued market discount in income at the time principal payments are received or at the time of disposition). That election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies, and may be revoked only with consent of the IRS. Taxpayers may, in general, elect to accrue market discount either (1) under a constant yield-to-maturity method or (2) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation. See discussion under "Material Income Tax Consequences -- Tax Treatment of Grantor Trusts -- Market Discount" in the accompanying Prospectus.

     ACCRUING INCOME ON A SEPARATE ASSET BASIS. Although the matter is not entirely certain, it appears that, as a technical matter, each Certificate Owner should calculate income separately for its interest in each Receivable (by first allocating to each Receivable and to each other asset in the Trust a portion of the holder's basis in the Offered Certificate). Further, in the case of any "affected investor" (as defined below), in computing yield to maturity, all interest on the Receivables allocable to the Offered Certificates, including interest effectively paid over to the Servicer and the Trustee, is taken into account. For this purpose "affected investors" are individuals, persons, including estates and trusts, that compute taxable income in the same manner as an individual and some "pass through entities." If required to report income in respect of the Offered Certificates to the IRS and/or Certificate Owners, however, the Servicer and Trustee currently intend to accrue income on an aggregate basis, based on an assumed initial offering price of the Offered Certificates and based on the net amounts distributable on the Offered Certificates. This method of reporting on a net basis may not be permitted. Furthermore, subsequent purchasers of the Offered Certificates will have to adjust the amounts reported to them based upon their basis in the Offered Certificates.

     POSSIBLE ALTERNATIVE CHARACTERIZATION. Prospective investors should be aware that the IRS could take the position that, in accruing OID, and possibly market discount, a Receivable-by-Receivable or pool-wide prepayment assumption should be used to determine yield and time to maturity. If the Certificate Owner purchased its Offered Certificate at a yield higher than the Pass Through Rate on the Offered Certificates (that is, for an amount less than the principal amount of Receivables allocable to the Offered Certificate), that assumption could accelerate income on the Offered Certificate.

     Prospective investors should also be aware that, although the Seller believes that none of:

     1. the Class A Certificateholders' right to be paid prior to payment being made on the Class B Certificates and the Class C Certificates;

     2. the Class B Certificateholders' right to be paid prior to payment being made on the Class C Certificates; or

     3. the Class A and Class B Certificateholders' right to be paid out of the Subordination Spread Account;

should be treated as an asset separate from the Class A and Class B Certificate Owners' rights in the Receivables, the IRS could take a contrary view. If any of those rights were characterized as a separate asset, a portion of that holder's basis in its Certificate could be required to be allocated to those rights or a Certificate Owner might be considered to own a greater percentage of the right to interest on the Receivables (and be deemed to pay over that additional interest as a guarantee or other fee as it is paid or accrued).

SALE OR PREPAYMENT

     Upon the sale, exchange or retirement of an Offered Certificate, a Certificate Owner will recognize taxable gain or loss in respect of its undivided interest in each asset held by the Trust. Gain or loss with respect to each undivided interest in a Trust asset is equal to the difference between the allocable portion of the amount realized and the Certificate Owners' adjusted basis in that asset. See discussion under "Material Income Tax
Consequences -- Trusts Treated as Grantor Trusts -- Sale or Exchange of a Grantor Trust Certificate" in the accompanying Prospectus.

     A disposition or retirement of an Offered Certificate for no net gain or loss may for tax purposes consist of a sale of one asset (e.g., an interest in some Receivables) for a gain and the disposition of another asset at a loss (e.g., an interest in other Receivables). Although those gains or losses generally should be treated as offsetting capital gains and losses (unless earned by a dealer), absent the making of an election to include market discount currently in income (as discussed above), gain realized on an interest in Receivables acquired with market discount may yield ordinary gain to the extent of accrued market discount, which (1) for a corporate taxpayer could not be offset by, and (2) for an individual taxpayer could only be offset by up to $3,000 of, any capital loss attributable to an interest in any other Receivables or Trust assets. See "-- Original Issue Discount, Imputed Interest and Market Discount -- Accruing Income on a Separate Asset Basis" above. The character of any gain realized allocable to the Certificate Owners' rights under the Yield Supplement Agreement as ordinary or capital also is uncertain. Any loss realized would be treated as a capital loss.

     In general, gain or loss on any sale, exchange or retirement of an Offered Certificate would be capital gain or loss. However, it is possible that the Servicer will take the position that, under the rules for accruing OID, gain on any prepayment of the Receivables will be ordinary income.

FOREIGN CERTIFICATEHOLDERS

     Interest attributable to Receivables which is received by a Certificate Owner that is not a "U.S. person" (as defined in the accompanying Prospectus under "Material Income Tax Consequences -- Tax Treatment of Owner Trusts -- Tax Consequences to Owners of the Notes -- Foreign Owners," and has no connection with the United States other than owning the Offered Certificate would generally constitute "portfolio interest" and, accordingly, not be subject to the normal 30% withholding tax imposed with respect to those payments, provided that that Certificate Owner fulfills specified certification requirements.

     Although it is not entirely clear, it is likely that payments received out of the Yield Supplement Account or in respect of the Yield Supplement Agreement generally would not be subject to withholding tax. See discussion under "Material Income Tax Consequences -- Tax Treatment as Grantor Trusts -- Foreign Persons" in the accompanying Prospectus.

MATERIAL STATE TAX CONSEQUENCES

     For California tax purposes, Certificate Owners could be considered to own either (1) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the related Pass Through Rate or (2) an interest in each of the Receivables and any other Trust assets.

     It is suggested that Certificate Owners consult their tax advisors regarding the state tax consequences associated with the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

     Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of an Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The United States Department of Labor (the "DOL") has granted to
               and                administrative exemptions (Prohibited
Transaction Exemptions           and           , as amended by Prohibited
Transaction Exemption 97-34 (the "Exemptions")) from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment obligations such as the Receivables. The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust which might otherwise constitute prohibited transactions.

     Among the conditions that must be satisfied for either of the Exemptions to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:

     1. The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for that Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

     2. The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

     3. The Class A Certificates acquired by the Benefit Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from Standard & Poor's Structured Rating Group ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (together with S&P and Moody's, the "Rating Services").

     4. The Trustee is not an affiliate of any member of the Restricted Group (as defined below).

     5. The sum of all payments made to and retained by the Underwriters in connection with the purchase of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of those Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     6. The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Trust must also meet the following requirements:

     1. The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools and permitted under the terms of the Exemptions.

     2. Certificates in other investment pools must have been rated in one of the three highest generic rating categories of any of the Rating Services for at least one year prior to the Benefit Plan's acquisition of certificates.

     3. Certificates evidencing interests in other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

     The Exemptions do not apply in all respects to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of those parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, each Exemption provides relief from specified self-dealing/conflict of interest prohibited transactions only if, among other requirements,

     1. in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of each class of Certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

     2. a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition; and

     3. immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

     The Seller believes that the Exemptions will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan and that all conditions of the Exemptions other than those within the control of investors will be met. However, there can be no assurance that the DOL or the IRS will not take a contrary position, nor that that position will be sustained. One or more alternative exemptions may be available with respect to specified prohibited transactions to which the Exemptions are not applicable, depending in part upon the type of a Benefit Plan's fiduciary making the decision to acquire the Class A Certificates and the circumstances under which that decision is made. See "ERISA Considerations" in the accompanying Prospectus. Any Benefit Plan which acquires a beneficial ownership interest in a Class A Certificates will be deemed, by virtue of the acceptance and acquisition of that ownership interest, to have represented to the Seller and the Trustee that that Benefit Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

CLASS B AND CLASS C CERTIFICATES

     Class B Certificates and Class C Certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or Section 4975(e)(1) of the Code or any person acting on behalf of such a plan or using the assets of such a plan to acquire the Class B Certificates or Class C Certificates or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, except as provided below with respect to insurance company general accounts. By its acceptance of a Class B Certificate or Class C Certificate, each holder thereof will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     In 1995, the DOL issued PTCE 95-60. Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B Certificates or Class C Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three generic highest rating categories from any of the Rating Services. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B Certificates or Class C Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

ALL CERTIFICATES

     A purchaser of the Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

     Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a Certificate.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, that governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth opposite its name below:

                                                  PRINCIPAL AMOUNT OF CLASS A   PRINCIPAL AMOUNT OF CLASS B
UNDERWRITER                                              CERTIFICATES                  CERTIFICATES
-----------                                       ---------------------------   ---------------------------
                                                           --------                      --------
Total...........................................
                                                           ========                      ========

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any of the Offered Certificates is purchased. That obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Seller has been advised by the Underwriters that they propose to offer the Offered Certificates to the public at varying prices to be determined at the time of sale and to specified dealers
at that price less a concession not in excess of [               ]% of the Class
A Certificate denominations and [               ]% of the Class B Certificate
denominations and that the Underwriters may allow and those dealers may reallow
a discount not in excess of [               ]% of the Class A Certificate
denominations and [               ]% of the Class B Certificate denominations to
specified other dealers. After the initial public offering, the public offering prices and those concessions and discounts to dealers may be changed by the Underwriters.

     The Seller and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

     The Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and that market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

     The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Offered Certificates at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Offered Certificates on behalf of the Underwriters for the purpose of fixing or maintaining the price of those Offered Certificates. A "syndicate covering transaction" is the bid for or the purchase of those Offered Certificates on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Offered Certificates originally sold by the other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other Underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Offered Certificates to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Offered Certificate to the extent that it discourages resale of that Offered Certificate. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that type of effect on the prices for the Offered Certificates. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

     Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Certificates. In addition, neither the Seller nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

     It is expected that the delivery of the Certificates will be made against payment therefor on or about the Closing Date, which is expected to be the business day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on the date hereof and for a period of days hereafter will be required, by virtue of
the fact that the Certificates initially will settle                business
days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying Prospectus, legal matters relating to the Certificates and federal income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS

accredited investor.........................................    S-38
adequate stated interest....................................    S-35
Administrative Purchase Payments............................    S-28
Advance.....................................................    S-24
affected investors..........................................    S-36
Agreement...................................................    S-14
APR.........................................................    S-15
Available Interest..........................................    S-28
Available Principal.........................................    S-28
Base Servicing Fee..........................................    S-24
Benefit Plan................................................    S-38
Business Day................................................    S-27
Certificate Balance.........................................    S-23
Certificate Owner...........................................    S-34
Certificateholders..........................................    S-22
Certificates................................................    S-22
Class A Certificate Balance.................................    S-29
Class A Certificate Factor..................................    S-21
Class A Certificateholders..................................    S-22
Class A Interest Carryover Shortfall........................    S-31
Class A Interest Distributable Amount.......................    S-29
Class A Percentage..........................................    S-23
Class A Pool Factor.........................................    S-21
Class A Principal Carryover Shortfall.......................    S-31
Class A Principal Distributable Amount......................    S-29
Class B Certificate Balance.................................    S-29
Class B Certificate Factor..................................    S-21
Class B Certificateholders..................................    S-22
Class B Interest Carryover Shortfall........................    S-31
Class B Interest Distributable Amount.......................    S-29
Class B Percentage..........................................    S-23
Class B Pool Factor.........................................    S-21
Class B Principal Carryover Shortfall.......................    S-31
Class B Principal Distributable Amount......................    S-29
Class C Certificate Balance.................................    S-29
Class C Interest Carryover Shortfall........................    S-31
Class C Interest Distributable Amount.......................    S-29
Class C Percentage..........................................    S-23
Class C Principal Carryover Shortfall.......................    S-31
Class C Principal Distributable Amount......................    S-29
Class Distributable Amount..................................    S-29
Class Percentage............................................    S-23
Clearstream Banking.........................................     A-1
Closing Date................................................    S-14
Code........................................................    S-38
Collection Period...........................................    S-24
Cut-off Date................................................    S-14
Dealer Recourse.............................................    S-14
Dealers.....................................................    S-14
Defaulted Receivable........................................    S-29
Determination Date..........................................    S-28
Distribution Date...........................................    S-27
DOL.........................................................    S-38
Eligible Investments........................................    S-23
Euroclear...................................................     A-1
Excess Amounts..............................................    S-32
Exemptions..................................................    S-38

Final Scheduled Distribution Date...........................    S-19
Financed Vehicles...........................................    S-14
Global Securities...........................................     A-1
imputed interest............................................    S-36
Initial Yield Supplement Amount.............................    S-24
Interest Carryover Shortfall................................    S-31
Interest Distributable Amount...............................    S-29
Liquidated Receivable.......................................    S-29
Moody's.....................................................    S-38
Net Liquidation Proceeds....................................    S-28
Nissan......................................................    S-22
NMAC........................................................    S-14
Non-U.S. Person.............................................     A-4
Obligors....................................................    S-14
Offered Certificates........................................    S-22
OID.........................................................    S-32
Original Class A Certificate Balance........................    S-23
Original Class B Certificate Balance........................    S-23
Original Class C Certificate Balance........................    S-23
Pass Through Rate...........................................    S-23
penalty bid.................................................    S-41
Pool Balance................................................    S-21
portfolio interest..........................................    S-31
Principal Carryover Shortfall...............................    S-31
Principal Distributable Amount..............................    S-29
Rating Services.............................................    S-38
Receivables.................................................    S-14
Redemption Price............................................    S-25
Required Rate...............................................    S-25
Required Yield Supplement Amount............................    S-25
Restricted Group............................................    S-39
S&P.........................................................    S-38
Seller......................................................    S-14
Servicer....................................................    S-14
Servicing Rate..............................................    S-24
Similar Law.................................................    S-40
Specified Subordination Spread Account Balance..............    S-33
stabilizing bid.............................................    S-41
stripping...................................................    S-35
Subordination Spread Account Initial Deposit................    S-33
Supplemental Servicing Fee..................................    S-24
syndicate covering transaction..............................    S-41
Total Available Amount......................................    S-28
Total Servicing Fee.........................................    S-24
Trust.......................................................    S-14
Trustee.....................................................    S-14
U.S. Person.................................................    S-37
Underwriting Agreement......................................    S-41
Warranty Purchase Payments..................................    S-28
Yield Supplement Account....................................    S-24
Yield Supplement Deposit....................................    S-24
Yield Supplemented Receivables..............................    S-25

               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT
                                            PAGE
                                            ----
Summary....................................  S-6
Risk Factors............................... S-11
The Trust.................................. S-14
The Trustee................................ S-14
The Receivables............................ S-14
Maturity and Prepayment
  Considerations........................... S-19
Delinquencies, Repossessions and Net
  Losses................................... S-19
Certificate and Pool Factors............... S-21
Use of Proceeds............................ S-22
The Seller and the Servicer................ S-22
The Certificates........................... S-22
Distributions on the Certificates.......... S-27
Subordination; Subordination Spread
  Account.................................. S-32
Material Income Tax Consequences........... S-34
ERISA Considerations....................... S-38
Underwriting............................... S-41
Legal Opinions............................. S-42
Index of Terms............................. S-43
Annex A Global Clearance, Settlement
  and Tax Documentation Procedures.........  A-1

                  PROSPECTUS

Summary of Terms...........................    3
Risk Factors...............................    8
Formation of the Trusts....................   14
Property of the Trusts.....................   14
The Receivables............................   15
Use of Proceeds............................   16
The Trustee................................   16
The Seller.................................   17
The Servicer...............................   17
Where You Can Find More Information About
  Your Securities..........................   17
Delinquencies, Repossessions and Net
  Losses...................................   18
Weighted Average Life of the Securities....   18
Pool Factors and Trading Information.......   18
The Notes..................................   20
The Certificates...........................   25
Material Information Regarding the
  Securities...............................   26
Description of the Transfer and Servicing
  Agreements...............................   38
Material Legal Aspects of the
  Receivables..............................   57
Material Income Tax Consequences...........   63
ERISA Considerations.......................   79
Underwriting...............................   80
Legal Opinions.............................   80
Index of Terms.............................   81

    DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL [             ,              ],
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------
------------------------------------------------
------------------------------------------------
------------------------------------------------

                                 $[           ]

                            NISSAN AUTO RECEIVABLES
                         [    ] - [    ] GRANTOR TRUST

                              $[           ] ASSET
                          BACKED CERTIFICATES, CLASS A

                              $[           ] ASSET
                          BACKED CERTIFICATES, CLASS B

                      [NISSAN AUTO RECEIVABLES CORPORATION]
                   [NISSAN AUTO RECEIVABLES CORPORATION II],
                                     SELLER

                            NISSAN MOTOR ACCEPTANCE
                                  CORPORATION,
                                    SERVICER

                                  UNDERWRITERS
                                 [UNDERWRITERS]

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking societe anonyme ("Clearstream Banking") or Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Clearstream Banking or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet the requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM BANKING AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream Banking Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM BANKING OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Banking Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM BANKING OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Banking Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Clearstream Banking or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts) in accordance with the clearing system's customary procedures;

     2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, generally unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8BEN must be filed within 30 days of that change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     The beneficial owner of a Global Security files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S.

taxpayer identification number is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States persons prior to such date also shall be U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee............................................  $2,125,014.00
Blue Sky Fees and Expenses..................................  $   15,000.00
Printing Expenses...........................................  $   50,000.00
Trustee Fees and Expenses...................................  $   15,000.00
Legal Fees and Expenses.....................................  $  250,000.00
Accounting Fees and Expenses................................  $   50,000.00
Rating Agencies' Fees.......................................  $  241,000.00
Miscellaneous...............................................  $   20,000.00
                                                              -------------
  Total.....................................................  $2,766,014.00
                                                              =============





ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Set forth below are certain provisions of law and of the Certificates of Incorporation of Nissan Auto Receivables Corporation and Nissan Auto Receivables Corporation II. The general effect of such provisions is to provide indemnification to officers and directors of such corporation for actions taken in good faith.

     Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses including attorney's fees.

     Article Five of the Restated Certificate of Incorporation of Nissan Auto Receivables Corporation provides as follows:

          "(a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Five to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

          (b) Any repeal or modification of paragraph (a) of this Article Five by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          (c)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph
     (c)(ii) of this Article Five) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article Five shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article Five or otherwise.

          (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article Five is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (iii) The provisions of this paragraph (c) of Article Five shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article Five should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Five shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article Five with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation."

     Article Eight of the Amended and Restated Certificate of Incorporation of Nissan Auto Receivables Corporation II provides as follows:



          "Section 8.01. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:


             (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

             (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

             (iii) under Section 174 of the Delaware General Corporation Law; or

             (iv) for any transaction from which the director derived an improper personal benefit.

          (b) If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (c) Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal or modification."


          (d) If the Corporation has outstanding any securities rated by any NRSRO, the Corporation's obligation to pay any amount as indemnification or as an advancement of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the rated securities and, in any case, (x) nonrecourse to any of the Corporation's assets pledged to secure the rated securities, and (y) shall not constitute a claim against the Corporation to the extent funds are insufficient to pay such amounts."

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

     a. Exhibits:


     1.1       Form of Underwriting Agreement
     1.2       Form of Underwriting Agreement
     4.1       Form of Trust Agreement between the Registrant and the Owner
               Trustee
     4.2       Form of Indenture between the Trust and the Indenture
               Trustee
     4.3       Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trust
     4.4       Form of Pooling and Servicing Agreement among the
               Registrant, the Servicer and the Trustee
     4.5       Form of Purchase Agreement between Nissan Acceptance Motor
               Corporation and the Registrant
     4.6       Form of Administration Agreement among the Trust, the
               Administrator and the Indenture Trustee
     4.7       Form of Yield Supplement Agreement among the Registrant, the
               Servicer and the Trust
     5.1(a)    Opinion of O'Melveny and Myers LLP regarding Notes
     5.1(b)    Opinion of O'Melveny and Myers LLP regarding Certificates
     8.1       Opinion of O'Melveny and Myers LLP with respect to tax
               matters
    23.1       Consent of O'Melveny and Myers LLP (included as part of
               Exhibits 5.1(a) and (b))
    23.2       Consent of O'Melveny and Myers LLP (included as part of
               Exhibit 8.1)
    25.1       Statement of Eligibility on Form T-1 of Trustee under the
               Indenture


ITEM 17. UNDERTAKINGS

     (a) As to Rule 415: The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (d) As to Rule 430A: The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) As to qualifications of trust indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 11, 2001.


                                          NISSAN AUTO RECEIVABLES TRUSTS
                                          By: Nissan Auto Receivables
                                              Corporation as
                                              originator of Nissan Auto
                                              Receivables Trusts

                                          By: /s/ Katsumi Ishii
                                             -----------------------------------
                                                       Katsumi Ishii
                                            President and Chairman of the Board

                                          NISSAN AUTO RECEIVABLES TRUSTS
                                          By: Nissan Auto Receivables
                                              Corporation II
                                              as originator of Nissan Auto
                                              Receivables Trusts

                                          By: /s/ Katsumi Ishii
                                             -----------------------------------
                                                       Katsumi Ishii
                                            President and Chairman of the Board

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ann M. Nishimura as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                           TITLE (SAME FOR BOTH CORPORATIONS)           DATE
                        ----                           ----------------------------------           ----
/s/                 Katsumi Ishii                       Chairman of the Board, President,       January 11, 2001
-----------------------------------------------------   and Principal Executive Officer
                    Katsumi Ishii

/s/                  Joji Tagawa                       Treasurer, Director, Principal           January 11, 2001
-----------------------------------------------------  Financial Officer and Principal
                     Joji Tagawa                             Accounting Officer

/s/              Joy Murakami Crose                                Director                     January 11, 2001
-----------------------------------------------------
                 Joy Murakami Crose

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 11, 2001.


                                        NISSAN AUTO RECEIVABLES CORPORATION

                                        By: /s/        Katsumi Ishii
                                           -------------------------------------
                                                       Katsumi Ishii
                                            President and Chairman of the Board

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ann M. Nishimura as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                     DATE
                        ----                                      -----                     ----
/s/                 Katsumi Ishii                         Chairman of the Board,       January 11, 2001
-----------------------------------------------------    President, and Principal
                    Katsumi Ishii                           Executive Officer

/s/                  Joji Tagawa                           Treasurer, Director,        January 11, 2001
-----------------------------------------------------  Principal Financial Officer
                     Joji Tagawa                         and Principal Accounting
                                                                 Officer

/s/              Joy Murakami Crose                              Director              January 11, 2001
-----------------------------------------------------
                 Joy Murakami Crose

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 11, 2001.


                                        NISSAN AUTO RECEIVABLES CORPORATION II

                                        By: /s/        Katsumi Ishii
                                           -------------------------------------
                                                       Katsumi Ishii
                                            President and Chairman of the Board

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ann M. Nishimura as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       NAME                                      TITLE                        DATE
                       ----                                      -----                        ----
/s/                Katsumi Ishii                         Chairman of the Board,          January 11, 2001
---------------------------------------------------     President, and Principal
                   Katsumi Ishii                           Executive Officer

/s/                 Joji Tagawa                      Treasurer, Director, Principal      January 11, 2001
---------------------------------------------------      Financial Officer and
                    Joji Tagawa                       Principal Accounting Officer

/s/             Joy Murakami Crose                               Director                January 11, 2001
---------------------------------------------------
                Joy Murakami Crose